As filed with the Securities and Exchange Commission on October 22, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

ASHFORD HOSPITALITY TRUST, INC.

(Exact name of registrant as specified in governing instruments)

14185 Dallas Parkway, Suite 1200
Dallas, Texas 75254
(972) 490-9600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alex Rose
Executive Vice President, General Counsel and Secretary
14185 Dallas Parkway, Suite 1200
Dallas, Texas 75254
(972) 490-9600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard M. Brand
Gregory P. Patti Jr.
Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, NY 10281
(212) 504-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☒
Non- accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock issuable upon the exercise of common stock warrants	1,745,260	$13.37	$23,334,126.20	$2,163.07

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover the additional securities of the same class as the securities covered by this registration statement issued or issuable prior to completion of the distribution of the securities covered by this registration statement as a result of a split of, or a stock dividend on, the registered securities.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the proposed maximum offering price per share is based on the average of the high and low sale prices of the registrant’s Common Stock on the New York Stock Exchange, Inc. on October 20, 2021.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION
PRELIMINARY PROSPECTUS DATED OCTOBER 22, 2021

PROSPECTUS

Ashford Hospitality Trust, Inc.

1,745,260 Shares
Common Stock

Ashford Hospitality Trust, Inc., together with its subsidiaries (the “Company,” “our,” “we” or “us”) is an externally-advised real estate investment trust (“REIT”). While our portfolio currently consists of upscale hotels and upper upscale full-service hotels, our investment strategy is predominantly focused on investing in upper upscale full-service hotels in the United States that have a revenue per available room (“RevPAR”) generally less than two times the U.S. national average. We were formed as a Maryland corporation in May 2003. We are advised by Ashford Hospitality Advisors LLC (“Ashford LLC”), a subsidiary of Ashford Inc. We own our lodging investments and conduct our business through Ashford Hospitality Limited Partnership (“Ashford Trust OP”), our operating partnership. Ashford OP General Partner LLC, a wholly owned subsidiary of the Company, serves as the sole general partner of our operating partnership. Our hotel properties are primarily branded under the widely recognized upscale and upper upscale brands of Marriott, Hilton, Hyatt and Intercontinental Hotel Group.

This prospectus relates to the offer and sale of up to 1,745,260 shares of common stock, par value $0.01 (“Common Stock”), of Ashford Hospitality Trust, Inc. (the “Company”), issuable upon exercise of the warrants described herein by the selling stockholders identified in this prospectus.

The selling stockholders (which term as used herein includes their pledgees, donees, transferees or other successors-in-interest) may offer the shares from time to time as they may determine through public transactions or through other means and at varying prices as determined by the prevailing market price for shares or in negotiated transactions as described in the section entitled “Plan of Distribution” beginning on page 114.

We do not know when or in what amount the selling stockholders may offer the shares for sale. We expect that the offering price for our Common Stock will be based on the prevailing market price of our Common Stock at the time of sale.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholder. Under the Credit Agreement (as defined herein) in the event that the selling stockholders elect to receive the exit fee (as defined herein) in warrants and any of such warrants are sold at a price per share of Common Stock in excess of $40.00, all obligations owed to the lenders shall be reduced by an amount equal to 25% of the amount of such excess consideration, subject to certain adjustments.

Our Common Stock is listed on the New York Stock Exchange, Inc. (the “NYSE”) under the symbol “AHT.” On October 21, 2021 the last sale price of our Common Stock, as reported on the NYSE, was $13.18 per share.

Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 16 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                           , 2021.

ABOUT THIS PROSPECTUS

This prospectus forms part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) and that includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before making your investment decision.

You should rely only on the information provided in this prospectus or in a prospectus supplement or any free writing prospectuses or amendments thereto. Neither we, nor the selling stockholder, have authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus is accurate only as of the date hereof. Our business, financial condition, results of operations and prospects may have changed since that date.

Neither we, nor the selling stockholder, are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities as to distribution of the prospectus outside of the United States.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. You should read carefully the entire prospectus, including “Risk Factors,” and the financial statements and related notes included in the documents incorporated by reference herein, before making a decision to invest in our Common Stock.

Overview

Ashford Hospitality Trust, Inc., together with its subsidiaries, is an externally-advised REIT. While our portfolio currently consists of upscale hotels and upper upscale full-service hotels, our investment strategy is predominantly focused on investing in upper upscale full-service hotels in the U.S. that have a RevPAR generally less than two times the U.S. national average. We were formed as a Maryland corporation in May 2003. We are advised by Ashford LLC, a subsidiary of Ashford Inc. We own our lodging investments and conduct our business through Ashford Trust OP, our operating partnership. Ashford OP General Partner LLC, a wholly-owned subsidiary of the Company, serves as the sole general partner of our operating partnership. Our hotel properties are primarily branded under the widely recognized upscale and upper upscale brands of Hilton, Hyatt, Marriott and Intercontinental Hotel Group. As of June 30, 2021, we owned interests in the following assets:

•	100 consolidated hotel properties, including 98 directly owned and two owned through a majority-owned investment in a consolidated entity, which represent 22,313 total rooms (or 22,286 net rooms excluding those attributable to our partner);

•	90 hotel condominium units at WorldQuest Resort in Orlando, Florida (“WorldQuest”); and

•	16.7% ownership in OpenKey with a carrying value of $2.7 million.

For U.S. federal income tax purposes, we have elected to be treated as a REIT, which subjects us to limitations related to operating hotels. As of June 30, 2021, our 100 hotel properties were leased or owned by our wholly-owned or majority-owned subsidiaries that are treated as taxable REIT subsidiaries for U.S. federal income tax purposes (collectively, these subsidiaries are referred to as “Ashford TRS”). Ashford TRS then engages Remington Hotels or third-party hotel management companies to operate the hotels under management contracts. Hotel operating results related to these properties are included in our consolidated statements of operations.

We are advised by Ashford LLC, a subsidiary of Ashford Inc., through our Advisory Agreement (as defined below). All of the hotel properties in our portfolio are currently asset-managed by Ashford LLC. We do not have any employees. All of the advisory services that might be provided by employees are provided to us by Ashford LLC.

We do not operate any of our hotel properties directly; instead we employ hotel management companies to operate them for us under management contracts. Remington Lodging & Hospitality, LLC (“Remington Hotels”), a subsidiary of Ashford Inc., manages 68 of our 100 hotel properties and WorldQuest. Third-party hotel management companies manage our remaining hotel properties.

Ashford Inc. also provides other products and services to us or our hotel properties through certain entities in which Ashford Inc. has an ownership interest. These products and services include, but are not limited to project management services, debt placement and related services, audio visual services, real estate advisory services, insurance claims services, hypoallergenic premium rooms, investment management services, broker-dealer services and mobile key technology. Effective December 31, 2020, the Investment Management Agreement with Ashford Investment Management, LLC (“AIM”) was terminated.

Mr. Monty J. Bennett is chairman and chief executive officer of Ashford Inc. and, together with Mr. Archie Bennett, Jr., as of June 30, 2021, owned approximately 608,578 shares of Ashford Inc. common stock, which represented an approximate 20.1% ownership interest in Ashford Inc., and owned 18,758,600 shares of Ashford Inc. Series D Convertible Preferred Stock, which is exercisable (at an exercise price of $117.50 per share) into an additional approximate 3,991,191 shares of Ashford Inc. common stock, which if exercised as of June 30, 2021 would have increased the Bennetts’ ownership interest in Ashford Inc. to 65.6%, provided that prior to August 8, 2023, the voting power of the holders of the Ashford Inc. Series D Convertible Preferred Stock is limited to 40% of the combined voting power of all of the outstanding voting securities of Ashford Inc. entitled to vote on any given matter. The 18,758,600 Series D Convertible Preferred Stock owned by Mr. Monty J. Bennett and Mr. Archie Bennett, Jr. include 360,000 shares owned by trusts.

Business Strategies

Based on our primary business objectives and forecasted operating conditions, our current key priorities and financial strategies include, among other things:

•	acquisition of hotel properties, in whole or in part, that we expect will be accretive to our portfolio;

•	disposition of non-core hotel properties;

•	pursuing capital market activities to enhance long-term stockholder value;

•	preserving capital, enhancing liquidity, and continuing current cost saving measures;

•	implementing selective capital improvements designed to increase profitability and to maintain the quality of our assets;

•	implementing effective asset management strategies to minimize operating costs and increase revenues;

•	financing or refinancing hotels on competitive terms;

•	utilizing hedges, derivatives and other strategies to mitigate risks;

•	accessing cost effective capital; and

•	making other investments or divestitures that our board of directors (the “Board”) deems appropriate.

Our current investment strategy is to focus on owning predominantly full-service hotels in the upper upscale segment in domestic markets that have RevPAR generally less than twice the U.S. national average. We believe that as supply, demand, and capital market cycles change, we will be able to shift our investment strategy to take advantage of new lodging-related investment opportunities as they may develop. Our investments may include: (i) direct hotel investments; (ii) mezzanine financing through origination or acquisition; (iii) first mortgage financing through origination or acquisition; (iv) sale-leaseback transactions; and (v) other hospitality transactions.

Our strategy is designed to take advantage of lodging industry conditions and adjust to changes in market circumstances over time. Our assessment of market conditions will determine asset reallocation strategies. While we seek to capitalize on favorable market fundamentals, conditions beyond our control may have an impact on overall profitability, our investment opportunities and our investment returns. We will continue to seek ways to benefit from the cyclical nature of the hotel industry.

To take full advantage of future investment opportunities in the lodging industry, we intend to seek investment opportunities according to the asset allocation strategies described below. However, due to ongoing changes in market conditions, we will continually evaluate the appropriateness of our investment strategies. The Board may change any or all of these strategies at any time without stockholder approval or notice.

Direct Hotel Investments — In selecting hotels to acquire, we target hotels that offer either a high current return or the opportunity to increase in value through repositioning, capital investments, market-based recovery, or improved management practices. Our direct hotel acquisition strategy primarily targets full-service upscale and upper upscale hotels with RevPAR less than twice the national average in primary, secondary, and resort markets, typically throughout the U.S. and will seek to achieve both current income and appreciation. In addition, we will continue to assess our existing hotel portfolio and make strategic decisions to sell certain under-performing or non-strategic hotels that no longer fit our investment strategy or criteria due to micro or macro market changes or other reasons.

Other Transactions — We may also seek investment opportunities in other lodging related assets or businesses that offer diversification, attractive risk adjusted returns, and/or capital allocation benefits, including mezzanine financing, first mortgage financing, and/or sale-leaseback transactions.

Business Segments

We currently operate in one business segment within the hotel lodging industry: direct hotel investments. A discussion of our operating segment is incorporated by reference to our consolidated financial statements which are incorporated by reference herein.

Financing Strategy

We often utilize debt to increase equity returns. When evaluating our future level of indebtedness and making decisions regarding the incurrence of indebtedness, we consider a number of factors, including:

•	our leverage levels across the portfolio;

•	the purchase price of our investments to be acquired with debt financing;

•	impact on financial covenants;

•	cost of debt;

•	loan maturity schedule;

•	the estimated market value of our investments upon refinancing;

•	the ability of particular investments, and our Company as a whole, to generate cash flow to cover expected debt service; and

•	trailing twelve months net operating income of the hotel to be financed.

We may incur debt in the form of purchase money obligations to the sellers of properties, publicly or privately placed debt instruments, or financing from banks, institutional investors, or other lenders. Any such indebtedness may be secured or unsecured by mortgages or other interests in our properties. This indebtedness may be recourse, non-recourse, or cross-collateralized. If recourse, such recourse may include our general assets or be limited to the particular investment to which the indebtedness relates. In addition, we may invest in properties or loans subject to existing loans secured by mortgages or similar liens on the properties, or we may refinance properties acquired on a leveraged basis.

We may use the proceeds from any borrowings for working capital, consistent with industry practice, to:

•	purchase interests in partnerships or joint ventures;

•	finance the origination or purchase of debt investments; or

•	finance acquisitions, expand, redevelop or improve existing properties, or develop new properties or other uses.

In addition, if we do not have sufficient cash available, we may need to borrow to meet taxable income distribution requirements under the Internal Revenue Code of 1986, as amended (the “Code”). No assurances can be given that we will obtain additional financings or, if we do, what the amount and terms will be. Our failure to obtain future financing under favorable terms could adversely impact our ability to execute our business strategy. In addition, we may selectively pursue debt financing on our individual properties and debt investments.

Distribution Policy

No dividends can be paid on the Common Stock unless and until all accumulated and unpaid dividends on our outstanding Preferred Stock (as defined below) have been declared and paid. As of October 18, 2021, the total accumulated unpaid dividend on the outstanding Preferred Stock was approximately $19.3 million. Additionally, under Maryland law and except for an ability to pay a dividend out of current earnings in certain limited circumstances, no dividend may be declared or paid by a Maryland corporation unless, after giving effect to the dividend, assets will continue to exceed liabilities and the corporation will be able to continue to pay its debts as they become due in the usual course. As of June 30, 2021, the Company had a deficit in stockholders’ equity of approximately $83.2 million and had not generated current earnings from which a dividend is potentially payable since the year ended December 31, 2015. For these and other reasons, there is no expectation that a dividend on Common Stock can or would be considered or declared at any time in the foreseeable future.

On December 8, 2020, the Board reviewed and approved our 2021 dividend policy and on December 11, 2020 announced that the Company does not anticipate paying any dividends on its outstanding Common Stock and Preferred Stock for any quarter ending during 2021. The Board will continue to review our dividend policy and make future announcements with respect thereto. We may incur indebtedness to meet distribution requirements imposed on REITs under the Code to the extent that working capital and cash flow from our investments are insufficient to fund required distributions. Alternatively, we may elect to pay dividends on our Common Stock in cash or a combination of cash and shares of securities as permitted under U.S. federal income tax laws governing REIT distribution requirements. We may pay dividends in excess of our cash flow.

Distributions are authorized by the Board and declared by us based upon a variety of factors deemed relevant by our directors. No assurance can be given that our dividend policy, including our dividend policy for 2020 and 2021, will not change in the future. The adoption of a dividend policy does not commit the Board to declare or not declare future dividends or the amount thereof. The Board will continue to review our dividend policy on at least a quarterly basis. Our ability to pay distributions to our stockholders will depend, in part, upon our receipt of distributions from our operating partnership. This, in turn, may depend upon receipt of lease payments with respect to our properties from indirect subsidiaries of our operating partnership, the management of our properties by our hotel managers and general business conditions (including the impact of the COVID-19 pandemic). Distributions to our stockholders are generally taxable to our stockholders as ordinary income. However, since a portion of our investments are equity ownership interests in hotels, which result in depreciation and non-cash charges against our income, a portion of our distributions may constitute a non-taxable return of capital, to the extent of a stockholder’s tax basis in the stock. To the extent that it is consistent with maintaining our REIT status, we may maintain accumulated earnings of Ashford TRS in that entity.

Our corporate charter (the “Charter”) allows us to issue preferred stock with a preference on distributions, such as our 8.45% Series D Cumulative Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), 7.375% Series F Cumulative Preferred Stock, par value $0.01 per share (the “Series F Preferred Stock”), 7.375% Series G Cumulative Preferred Stock, par value $0.01 per share (the “Series G Preferred Stock”), 7.50% Series H Cumulative Preferred Stock, par value $0.01 per share (the “Series H Preferred Stock”) and 7.50% Series I Cumulative Preferred Stock, par value $0.01 per share (the “Series I Preferred Stock”, and together with the Series D Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock and the Series H Preferred Stock, the “Preferred Stock”). The partnership agreement of our operating partnership also allows the operating partnership to issue units with a preference on distributions. The issuance of these series of Preferred Stock and units together with any similar issuance in the future, given the dividend preference on such stock or units, could limit our ability to make a dividend distribution to our Common Stockholders. In addition, the same factors impacting the Board’s dividend policy for 2020 and 2021 may impact our ability to pay dividends on our Preferred Stock.

Material U.S. Federal Income Tax Considerations

Please see the section titled “Material U.S. Federal Income Tax Considerations” below. You are urged to consult your own tax advisors for a full understanding of the tax considerations of participating in this offering in light of your own particular circumstances.

Competition

The hotel industry is highly competitive and the hotels in which we invest are subject to competition from other hotels for guests. Competition is based on a number of factors, most notably convenience of location, availability of rooms, brand affiliation, price, range of services, guest amenities or accommodations offered and quality of customer service. Competition is often specific to the individual markets in which our properties are located and includes competition from existing and new hotels. Increased competition could have a material adverse effect on the occupancy rate, average daily room rate and rooms revenue per available room of our hotels or may require us to make capital improvements that we otherwise would not have to make, which may result in decreases in our profitability.

Our principal competitors include other hotel operating companies, ownership companies and national and international hotel brands. We face increased competition from providers of less expensive accommodations, such as select-service hotels or independent owner-managed hotels, during periods of economic downturn when leisure and business travelers become more sensitive to room rates. We also experience competition from alternative types of accommodations such as home sharing companies and apartment operators offering short-term rentals.

Employees

We have no employees. Our appointed officers are provided by Ashford LLC, a subsidiary of Ashford Inc. (collectively, our “advisor”). Advisory services which would otherwise be provided by employees are provided by subsidiaries of Ashford Inc. and by our appointed officers. Subsidiaries of Ashford Inc. have approximately 96 full-time employees who provide advisory services to us. These employees directly or indirectly perform various acquisition, development, asset management, capital markets, accounting, tax, risk management, legal, redevelopment, and corporate management functions pursuant to the terms of our Advisory Agreement.

Governmental Regulations

Our properties are subject to various federal, state and local regulatory laws and requirements, including, but not limited to, the Americans with Disabilities Act of 1990, as amended (the “ADA”), zoning regulations, building codes and land use laws, and building, occupancy and other permit requirements. Noncompliance could result in the imposition of governmental fines or the award of damages to private litigants. While we believe that we are currently in material compliance with these regulatory requirements, the requirements may change or new requirements may be imposed that could require significant unanticipated expenditures by us. Additionally, local zoning and land use laws, environmental statutes, health and safety rules and other governmental requirements may restrict, or negatively impact, our property operations, or expansion, rehabilitation and reconstruction activities and such regulations may prevent us from taking advantage of economic opportunities. Future changes in federal, state or local tax regulations applicable to REITs, real property or income derived from our real estate could impact the financial performance, operations, and value of our properties and the Company.

Environmental Matters

Under various federal, state, and local laws and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on such property. These laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances. Furthermore, a person who arranges for the disposal of a hazardous substance or transports a hazardous substance for disposal or treatment from property owned by another may be liable for the costs of removal or remediation of hazardous substances released into the environment at that property. The costs of remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to promptly remediate such substances, may adversely affect the owner’s ability to sell the affected property or to borrow using the affected property as collateral. In connection with the ownership and operation of our properties, we, our operating partnership, or Ashford TRS may be potentially liable for any such costs. In addition, the value of any lodging property loan we originate or acquire would be adversely affected if the underlying property contained hazardous or toxic substances.

Phase I environmental assessments, which are intended to identify potential environmental contamination for which our properties may be responsible, have been obtained on substantially all of our properties. Such Phase I environmental assessments included:

•	historical reviews of the properties;

•	reviews of certain public records;

•	preliminary investigations of the sites and surrounding properties;

•	screening for the presence of hazardous substances, toxic substances, and underground storage tanks; and

•	the preparation and issuance of a written report.

Such Phase I environmental assessments did not include invasive procedures, such as soil sampling or ground water analysis. Such Phase I environmental assessments have not revealed any environmental liability that we believe would have a material adverse effect on our business, assets, results of operations, or liquidity, and we are not aware of any such liability. To the extent Phase I environmental assessments reveal facts that require further investigation, we would perform a Phase II environmental assessment. However, it is possible that these environmental assessments will not reveal all environmental liabilities. There may be material environmental liabilities of which we are unaware, including environmental liabilities that may have arisen since the environmental assessments were completed or updated. No assurances can be given that: (i) future laws, ordinances, or regulations will not impose any material environmental liability; or (ii) the current environmental condition of our properties will not be affected by the condition of properties in the vicinity (such as the presence of leaking underground storage tanks) or by third parties unrelated to us.

We believe our properties are in compliance in all material respects with all federal, state, and local ordinances and regulations regarding hazardous or toxic substances and other environmental matters. Neither we nor, to our knowledge, any of the former owners of our properties have been notified by any governmental authority of any material noncompliance, liability, or claim relating to hazardous or toxic substances or other environmental matters in connection with any of our properties.

Insurance

We maintain comprehensive insurance, including liability, property, workers’ compensation, rental loss, environmental, terrorism, cybersecurity and, when available on commercially reasonable terms, flood, wind and earthquake insurance, with policy specifications, limits, and deductibles customarily carried for similar properties. Certain types of losses (for example, matters of a catastrophic nature such as acts of war or substantial known environmental liabilities) are either uninsurable or require substantial premiums that are not economically feasible to maintain. Certain types of losses, such as those arising from subsidence activity, are insurable only to the extent that certain standard policy exceptions to insurability are waived by agreement with the insurer. We believe, however, that our properties are adequately insured, consistent with industry standards.

Franchise Licenses

We believe that the public’s perception of quality associated with a franchisor can be an important feature in the operation of a hotel. Franchisors provide a variety of benefits for franchisees, which include national advertising, publicity, and other marketing programs designed to increase brand awareness, training of personnel, continuous review of quality standards, and centralized reservation systems.

As of June 30, 2021, we owned interests in 100 hotel properties, 93 of which operated under the following franchise licenses or brand management agreements:

Embassy Suites is a registered trademark of Hilton Hospitality, Inc.

Hilton is a registered trademark of Hilton Hospitality, Inc.

Hilton Garden Inn is a registered trademark of Hilton Hospitality, Inc.

Hampton Inn is a registered trademark of Hilton Hospitality, Inc.

Marriott is a registered trademark of Marriott International, Inc.

SpringHill Suites is a registered trademark of Marriott International, Inc.

Residence Inn by Marriott is a registered trademark of Marriott International, Inc.

Courtyard by Marriott is a registered trademark of Marriott International, Inc.

Fairfield Inn by Marriott is a registered trademark of Marriott International, Inc.

TownePlace Suites is a registered trademark of Marriott International, Inc.

Renaissance is a registered trademark of Marriott International, Inc.

Ritz-Carlton is a registered trademark of Marriott International, Inc.

Hyatt Regency is a registered trademark of Hyatt Hotels Corporation.

Sheraton is a registered trademark of Marriott International, Inc.

W is a registered trademark of Marriott International, Inc.

Westin is a registered trademark of Marriott International, Inc.

Crowne Plaza is a registered trademark of InterContinental Hotels Group.

Hotel Indigo is a registered trademark of InterContinental Hotels Group.

One Ocean is a registered trademark of Remington Hotels, LLC.

Tribute Portfolio is a registered trademark of Marriott International, Inc.

Our management companies, including Remington Hotels, must operate each hotel pursuant to the terms of the related franchise or brand management agreement and must use their best efforts to maintain the right to operate each hotel pursuant to such terms. In the event of termination of a particular franchise or brand management agreement, our management companies must operate any affected hotels under another franchise or brand management agreement, if any, that we enter into. We anticipate that many of the additional hotels we acquire could be operated under franchise licenses or brand management agreements as well.

Our franchise licenses and brand management agreements generally specify certain management, operational, recordkeeping, accounting, reporting, and marketing standards and procedures with which the franchisee or brand operator must comply, including requirements related to:

•	training of operational personnel;

•	safety;

•	maintaining specified insurance;

•	types of services and products ancillary to guestroom services that may be provided;

•	display of signage; and

•	type, quality, and age of furniture, fixtures, and equipment included in guestrooms, lobbies, and other common areas.

Seasonality

Our properties’ operations historically have been seasonal as certain properties maintain higher occupancy rates during the summer months, while certain other properties maintain higher occupancy rates during the winter months. This seasonality pattern can cause fluctuations in our quarterly lease revenue under our percentage leases. Quarterly revenue also may be adversely affected by renovations and repositionings, our managers’ effectiveness in generating business and by events beyond our control, such as the COVID-19 pandemic and government-issued travel restrictions in response, extreme weather conditions, natural disasters, terrorist attacks or alerts, civil unrest, government shutdowns, airline strikes or reduced airline capacity, economic factors and other considerations affecting travel. To the extent that cash flows from operations are insufficient during any quarter to enable us to make quarterly distributions to maintain our REIT status due to temporary or seasonal fluctuations in lease revenue, we expect to utilize cash on hand, borrowings and Common Stock to fund required distributions. However, we cannot make any assurances that we will make distributions in the future.

Access Reports and Other Information

We maintain a website at www.ahtreit.com. On our website, we make available free-of-charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and other reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as reasonably practicable after we electronically file or furnish such material with the SEC. All of our filed reports can also be obtained at the SEC’s website at www.sec.gov. In addition, our Code of Business Conduct and Ethics, Code of Ethics for the Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer, Corporate Governance Guidelines, and Board Committee Charters are also available free-of-charge on our website or can be made available in print upon request.

A description of any substantive amendment or waiver of our Code of Business Conduct and Ethics or our Code of Ethics for the Executive Officer, Chief Financial Officer and Chief Accounting Officer will be disclosed on our website under the Corporate Governance section. Any such description will be located on our website for a period of 12 months following the amendment or waiver. We also use our website to distribute company information, and such information may be deemed material. Accordingly, investors should monitor our website, in addition to our press releases, SEC filings and public conference calls and webcasts. The contents of our website are not, however, a part of this prospectus.

Recent Developments

Privately Negotiated Exchange Transactions

From December 8, 2020 through October 18, 2021, the Company entered into privately negotiated exchange agreements with certain holders of its Preferred Stock in reliance on Section 3(a)(9) of the Securities Act. As of October 18, 2021, the Company agreed to exchange a total of 7,562,791 shares of Common Stock for an aggregate of 8,934,708 shares of Preferred Stock. After the close of business on July 16, 2021, the Company completed a one-for-ten reverse stock split of the outstanding shares of its Common Stock. The amounts of Common Stock reported for these privately negotiated exchange transactions have been adjusted for the reverse stock split.

Keystone Purchase Agreement

On May 17, 2021 the Company and Keystone Capital Partners, LLC (“Keystone”), entered into a purchase agreement (the “Keystone Purchase Agreement”), which provided that subject to the terms and conditions set forth therein, the Company may sell to Keystone up to 30,698,373 shares of Common Stock, from time to time, at the Company’s sole discretion, during the commencement period. Concurrently with the execution of the Keystone Purchase Agreement, on May 17, 2021, the Company and Keystone entered into a related registration rights agreement (the “Keystone Registration Rights Agreement”). Under the terms and subject to the conditions of the Keystone Purchase Agreement, the Company had the right, but not the obligation, to sell to Keystone, and Keystone was obligated to purchase up to 30,698,373 shares of Common Stock. Such sales of Common Stock by the Company, if any, was subject to certain limitations, at the Company’s sole discretion, over a 24-month period commencing May 17, 2021. In connection with this transaction and pursuant to the Keystone Registration Rights Agreement, on May 20, 2021, we filed a resale registration statement on Form S-11 (File No. 333-256326), which was declared effective by the SEC on June 1, 2021 (the “Keystone Registration Statement”). As of October 18, 2021, we had sold an aggregate of 30,698,373 shares of Common Stock to Keystone pursuant to the Keystone Purchase Agreement, which was the maximum number of shares of our Common Stock registered for resale by Keystone under the Keystone Registration Statement. Accordingly, no shares are available for sale under the Keystone Purchase Agreement.

YA Standby Equity Distribution Agreement

On June 7, 2021, the Company entered into a second Standby Equity Distribution Agreement (the “SEDA”) with YA II PN, Ltd., (“YA”), pursuant to which the Company will be able to sell up to 37,904,554 shares of its Common Stock (the “YA Commitment Amount”) at the Company’s request any time during the commitment period and terminating on the earliest of (i) the first day of the month next following the 36-month anniversary of the Second SEDA or (ii) the date on which YA shall have made payment of Advances (as defined in the SEDA) pursuant to the SEDA for common shares equal to the YA Commitment Amount. The shares would be purchased at (i) 95% of the Market Price (as defined in the SEDA) if the applicable pricing period is two consecutive trading days or (ii) 96% of the Market Price if the applicable pricing period is five consecutive trading days, and, in each case, would be subject to certain limitations including that YA could not purchase any shares that would result in it owning more than 4.99% of the Company’s Common Stock. In connection with this transaction, on June 9, 2021, we filed a resale registration statement on Form S-11 (File No. 333-256916) which was declared effective by the SEC on June 17, 2021 (the “SEDA Registration Statement”) to register for resale by YA a total of 37,904,554 shares of Common Stock that may be issued and sold by the Company to YA pursuant to the SEDA. As of October 18, 2021, we had sold an aggregate of 37,904,554 shares of Common Stock to YA pursuant to the SEDA, which was the maximum number of shares of our Common Stock registered for resale by YA under the SEDA. Accordingly, no shares are available for sale under the SEDA.

Seven Knots Purchase Agreement

On June 18, 2021, the Company and Seven Knots, LLC (“Seven Knots”), entered into a purchase agreement (the “Seven Knots Purchase Agreement”), which provided that subject to the terms and conditions set forth therein, the Company may sell to Seven Knots up to 40,093,080 shares of Common Stock, from time to time, at the Company’s sole discretion, during the investment period. Concurrently with the execution of the Seven Knots Purchase Agreement, on June 18, 2021, the Company and Seven Knots entered into a related registration rights agreement (the “Seven Knots Registration Rights Agreement”). Under the terms and subject to the conditions of the Seven Knots Purchase Agreement, the Company had the right, but not the obligation, to sell to Seven Knots, and Seven Knots was obligated to purchase up to 40,093,080 shares of Common Stock. Such sales of Common Stock by the Company, if any, is subject to certain limitations, at the Company’s sole discretion, over a 24-month period commencing June 18, 2021. In connection with this transaction and pursuant to the Seven Knots Registration Rights Agreement, on June 21, 2021, we filed a resale registration statement on Form S-11 (File No. 333-257192) (the “Seven Knots Registration Statement”). The Seven Knots Registration Statement was declared effective on July 1, 2021. As of October 18, 2021, we had sold an aggregate of 40,093,080 shares of Common Stock to Seven Knots pursuant to the Seven Knots Purchase Agreement, which was the maximum number of shares of our Common Stock registered for resale by Seven Knots under the Seven Knots Registration Statement. Accordingly, no shares are available for sale under the Seven Knots Purchase Agreement.

Reverse Stock Split

On the close of business on July 16, 2021, the Company completed a one-for-ten reverse stock split of the Company’s outstanding Common Stock. At the market opening on July 19, 2021, the Common Stock began trading on the New York Stock Exchange on a split-adjusted basis. As a result of the reverse stock split, the number of outstanding shares of Common Stock was reduced to approximately 26.5 million shares based on the shares outstanding as of July 16, 2021. The Purchase Agreement was signed after the effective time of the reverse stock split and thus no further adjustments will be required to the amount available under the Purchase Agreement. The rights and privileges of stockholders are unaffected by the reverse stock split. There will be no change to the number of authorized shares of the Common Stock as a result of the reverse stock split. Unless otherwise stated herein, historical share amounts have not been adjusted to give retroactive effect to the reverse stock split.

B. Riley Purchase Agreement

On July 2, 2021, the Company and  B. Riley Principal Capital, LLC (“B. Riley”), entered into a purchase agreement (the “B. Riley Purchase Agreement”), which provided that subject to the terms and conditions set forth therein, the Company may sell to B. Riley up to 46,227,744 shares of Common Stock, from time to time, at the Company’s sole discretion, during the commencement period. Concurrently with the execution of the B. Riley Purchase Agreement, on July 2, 2021, the Company and B. Riley entered into a related registration rights agreement (the “B. Riley Registration Rights Agreement”). Under the terms and subject to the conditions of the B. Riley Purchase Agreement, the Company had the right, but not the obligation, to sell to B. Riley, and B. Riley was obligated to purchase up to 46,227,744 shares of Common Stock. Such sales of Common Stock by the Company, if any, is subject to certain limitations, at the Company’s sole discretion, over a 24-month period commencing July 2, 2021. In connection with this transaction and pursuant to the B. Riley Registration Rights Agreement, on July 2, 2021, we filed a resale registration statement on Form S-11 (File No. 333-257669) (the “B. Riley Registration Statement”). The B. Riley Registration Statement was declared effective on July 15, 2021, but no offers to sell shares pursuant to this placement had been made prior to the effectiveness of the reverse stock split. The amount that the Company may sell to B. Riley under the B. Riley Purchase Agreement was automatically and proportionally adjusted to 4,622,774 following the effective date of the one-for-ten reverse stock split. As of October 18, 2021, we had sold an aggregate of 4,622,774 shares of Common Stock to B. Riley pursuant to the B. Riley Purchase Agreement, which was the maximum number of shares of our Common Stock registered for resale by B. Riley under the B. Riley Registration Statement. Accordingly, no shares are available for sale under the B. Riley Purchase Agreement.

M3A Purchase Agreement

On September 9, 2021, the Company and  M3A LP (“M3A”), entered into a purchase agreement (the “M3A Purchase Agreement”), which provided that subject to the terms and conditions set forth therein, the Company may sell to M3A up to 6,040,888 shares of Common Stock, from time to time, at the Company’s sole discretion, during the commencement period. Concurrently with the execution of the M3A Purchase Agreement, on September 9, 2021, the Company and M3A entered into a related registration rights agreement (the “M3A Registration Rights Agreement”). Under the terms and subject to the conditions of the M3A Purchase Agreement, the Company had the right, but not the obligation, to sell to M3A, and M3A was obligated to purchase up to 6,040,888 shares of Common Stock. Such sales of Common Stock by the Company, if any, is subject to certain limitations, at the Company’s sole discretion, over a 24-month period commencing September 9, 2021. In connection with this transaction and pursuant to the M3A Registration Rights Agreement, on September 10, 2021, we filed a resale registration statement on Form S-11 (File No. 333-259427) (the “M3A Registration Statement”). The M3A Registration Statement was declared effective on September 29, 2021. As of October 18, 2021, we have sold 300,000 shares of Common Stock pursuant to the M3A Purchase Agreement.

Summary Risk Factors

An investment in our Common Stock involves material risks. You should consider carefully the risks described below and under “Risk Factors” before purchasing shares of our Common Stock in this offering:

•	adverse effects of the COVID-19 pandemic, including a significant reduction in business and personal travel and travel restrictions in regions where our hotels are located, and one or more possible recurrences of COVID-19 cases causing a further reduction in business and personal travel and potential reinstatement of travel restrictions by state or local governments;

•	ongoing negotiations with our lenders regarding potential forbearance or the exercise by our lenders of their remedies for default under our loan agreements;

•	actions by our lenders to accelerate loan balances and foreclose on the hotel properties that are security for our loans that are in default;

•	actions by the lenders of our senior secured credit facility to foreclose on our assets which are pledged as collateral;

•	general volatility of the capital markets and the market price of our Common Stock and Preferred Stock;

•	availability, terms, and deployment of capital;

•	unanticipated increases in financing and other costs, including a rise in interest rates;

•	actual and potential conflicts of interest with Ashford Inc. and its subsidiaries (including Ashford LLC, Remington Hotels and Premier), Braemar Hotels & Resorts Inc. (“Braemar”), our executive officers and our non-independent directors;

•	the expenditures, disruptions and uncertainties associated with a potential proxy contest;

•	changes in personnel of Ashford LLC or the lack of availability of qualified personnel;

•	changes in governmental regulations, accounting rules, tax rates and similar matters;

•	our ability to implement effective internal controls to address the material weakness identified in our Annual Report on Form 10-K for the annual period ended December 31, 2020;

•	the timing or outcome of the SEC investigation;

•	legislative and regulatory changes, including changes to the Code, and related rules, regulations and interpretations governing the taxation of REITs;

•	limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes; and

•	future sales and issuances of our Common Stock or other securities, including the issuance of additional warrants to purchase shares of our Common Stock as a result of upward adjustments pursuant to the Credit Agreement and the Warrant Certificate included as Exhibit A to Amendment No. 1 to the Credit Agreement and the sale or issuance of our Common Stock under an equity line of credit and/or in any privately negotiated exchange transactions completed in reliance on Section 3(a)(9) of the Securities Act, might result in dilution and could cause the price of our Common Stock to decline.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, not more than 50% of the value of the outstanding shares of our stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made by us). In addition, if we, or one or more owners (actually or constructively) of 10% or more of us, actually or constructively owns 10% or more of a tenant of ours (or a tenant of any partnership in which we are a partner), the rent received by us (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. Our stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT has been made by us).

Our Charter contains restrictions on the ownership and transfer of our capital stock that are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our Charter provide that, subject to the exceptions described below, no person or persons acting as a group may own, or be deemed to own by virtue of the attribution provisions of the Code, more than (i) 9.8% of the lesser of the number or value of shares of our Common Stock outstanding or (ii) 9.8% of the lesser of the number or value of the issued and outstanding preferred or other shares of any class or series of our stock. We refer to this restriction as the “ownership limit.”

The ownership attribution rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our Common Stock (or the acquisition of an interest in an entity that owns, actually or constructively, our Common Stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of the outstanding Common Stock and thereby subject the Common Stock to the ownership limit.

The Board may, in its sole discretion, waive the ownership limit with respect to one or more stockholders who would not be treated as “individuals” for purposes of the Code if it determines that such ownership will not cause any “individual’s” beneficial ownership of shares of our capital stock to jeopardize our status as a REIT (for example, by causing any tenant of ours to be considered a “related party tenant” for purposes of the REIT qualification rules).

Our Corporate Information

Our principal executive offices are located at 14185 Dallas Parkway, Suite 1200, Dallas, Texas 75254. Our telephone number is (972) 490-9600. Our website is www.ahtreit.com. The information on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this prospectus or any other report or document we file with or furnish with the SEC.

The Offering

On January 15, 2021, the Company and Ashford Trust OP entered into a Credit Agreement (the “Original Credit Agreement”) with certain funds and accounts managed by Oaktree Capital Management, L.P. (“Oaktree”) and Oaktree Fund Administration, LLC, as administrative agent (the “Administrative Agent”). The Original Credit Agreement provides that, subject to the conditions set forth therein, Oaktree will make available to the Company a senior secured term loan facility comprised of (a) initial term loans (the “Initial Term Loan”) in an aggregate principal amount of $200,000,000, (b) initial delayed draw term loans in an aggregate principal amount of up to $150,000,000 (the “Initial DDTL”) and (c) additional delayed draw term loans in an aggregate principal amount of up to $100,000,000 (the “Additional DDTL,” and together with the Initial Term Loan and the Initial DDTL, collectively, the “Loans”), in each case to fund general corporate operations of the Company and its subsidiaries.

The Loans under the Original Credit Agreement will bear interest (a) with respect to the Initial Term Loan and the Initial DDTL, at an annual rate equal to 16% for the first two years, reducing to 14% thereafter and (b) with respect to the Additional DDTL, at an annual rate equal to 18.5% for the first two years, reducing to 16.5% thereafter. Interest payments on the Loans will be due and payable in arrears on the last business day of March, June, September and December of each calendar year and the Maturity Date (as defined below). For the first two years following the closing of the Original Credit Agreement, the Company will have the option to pay accrued interest “in kind” by adding such amount of accrued interest to the outstanding principal balance of the Loans (such interest, “PIK Interest”). The initial maturity date of the Original Credit Agreement (the “Maturity Date”) shall be three years from January 15, 2021, with two optional one-year extensions subject to satisfaction of certain terms and conditions. Oaktree shall, subject to certain terms, have the ability to make protective advances to the Company pursuant to the terms of the Original Credit Agreement to cure defaults with respect to mortgage and mezzanine-level indebtedness of subsidiaries of the Company having principal balances in excess of $400,000,000.

The Loans under the Original Credit Agreement are subject to prepayment with the net cash proceeds of certain events including asset sales, casualty events, excess proceeds from refinancings of property-level debt and the issuance of indebtedness that is not permitted to be incurred under the Original Credit Agreement, in certain cases subject to the right of the Company to reinvest such net cash proceeds in assets useful to the business or use a portion thereof to fund operating shortfalls at property-level subsidiaries. The Company will pay certain customary fees and expenses in connection with the funding of the Loans under the Original Credit Agreement. Certain prepayments or repayments of the Loans are subject to prepayment premiums as described in the Original Credit Agreement, including a customary make-whole premium in respect of prepayments made within the first 24 months after the closing of the Original Credit Agreement.

The Original Credit Agreement contains certain customary affirmative and negative covenants, subject to certain carve-outs and exceptions, including restrictions on the ability of the Company to incur debt and liens and make investments and dispositions, and a covenant to maintain not less than $50,000,000 in unrestricted cash. The Original Credit Agreement also contains customary events of default including (subject to customary grace periods and materiality qualifiers), among others, (a) the failure to re-pay the Loans made under the Original Credit Agreement when due, (b) the failure to perform or observe any term, covenant or agreement contained in the Original Credit Agreement and accompanying documents, (c) cross-default to indebtedness of the Company having an aggregate principal amount of more than $40,000,000, (d) cross-acceleration to indebtedness of property-level subsidiaries having an aggregate principal amount in excess of $400,000,000 and (e) the institution of insolvency proceedings.

The Company and certain of its subsidiaries that are guarantors have granted liens on substantially all of their assets to Oaktree to secure the obligations under the Original Credit Agreement, subject to certain exceptions and permitted liens.

Upon the earliest of the repayment in full of the Loans, the final maturity of the Loans under the Original Credit Agreement or the acceleration of the Loans after an event of default, Oaktree will be entitled to an exit fee (the “Exit Fee”), which, at the election of Oaktree, will be satisfied by either the payment of a cash fee equal to (1) 15% of all Loans advanced plus any outstanding capitalized PIK Interest (which may, subject to certain conditions, at the election of the company, be paid in the form of common stock of the Company) or (2) warrants for the purchase of common stock of the Company equal to 19.9% of all common stock outstanding on the closing date of the Original Credit Agreement (calculated on a pro forma basis after giving effect to the issuance of such shares of common stock upon exercise of the warrants) plus 1% multiplied by the quotient obtained by dividing the aggregate amount of all Initial DDTL advances made under the Original Credit Agreement by $10 million, subject to additional adjustments and conditions as more fully described in the Original Credit Agreement and the Warrant Certificate included as Exhibit A to Amendment No. 1 to the Credit Agreement.

Investor Agreement

In connection with the transactions contemplated by the Original Credit Agreement, on January 15, 2021, the Company entered into an Investor Agreement (the “Investor Agreement”) with Oaktree. The Investor Agreement sets forth various arrangements and restrictions with respect to the parties, including, among others, the following:

Board Observers. Until the later of (a) such time as the Loans have been repaid in full and (b) Oaktree beneficially own, in the aggregate, warrants, shares of Common Stock of the Company, or common units of limited partnership interests in the Company (“Common Partnership Units”), in each case solely to the extent issued in connection with the payment of the Exit Fee, representing (or convertible, exchangeable, redeemable or exercisable into) less than fifteen percent (15%) of the total number of shares of Common Stock on a fully diluted basis, Oaktree shall have the right to appoint two (2) observers to the Board, subject to certain limitations as more fully described in the Investor Agreement.

Standstill. The Investor Agreement includes customary standstill provisions which require that, until the later of (a) such time as the Loans have been repaid in full and the Exit Fee has been paid and (b) Oaktree beneficially owns, in the aggregate, warrants, shares of Common Stock, or Common Partnership Units, representing (or convertible, exchangeable, redeemable or exercisable into) less than ten percent (10%) of the total number of shares of Common Stock on a fully diluted basis, Oaktree will not at any time, nor will they cause or permit any of their affiliates (other than certain excluded affiliates) to (i) acquire shares of Common Stock or securities convertible, exchangeable, redeemable or exercisable into shares of Common Stock or (ii) take certain actions related to, or advise, assist or encourage others to take actions related to, mergers, tender offers, exchange offers, business combinations, restructurings or other extraordinary transactions, and will refrain from taking certain actions related to the calling of meetings, solicitation of proxies, making of proposals or director nominations and other actions of stockholders. The standstill provisions shall terminate thirty (30) days following an uncured event of default under the Original Credit Agreement or upon the occurrence of a Fundamental Change Event (as defined in the Investor Agreement).

Voting. During the period Oaktree has the right to appoint observers to the Board, they shall cause all shares of Common Stock held to be voted, or following the date Oaktree ceases having the right to appoint observers to the Board, they shall cause all shares of Common Stock that represent in excess of nine and eight-tenths percent (9.8%) of the outstanding shares of Common Stock of the Company to be voted, in each case, (x) in favor of all persons nominated to serve as directors by the Board and against all persons who have not been recommended by the Board and (y) otherwise in accordance with the recommendation of the Board with respect to all other actions, proposals or matters to be voted upon by the stockholders of the Company. The voting agreements shall terminate thirty (30) days following an uncured event of default under the Original Credit Agreement or upon the occurrence of a Fundamental Change Event.

Anti-Takeover Covenants. Until the later of (a) such time as the Loans have been repaid in full and (b) Oaktree beneficially owns, in the aggregate, warrants, shares of Common Stock, or Common Partnership Units, representing (or convertible, exchangeable, redeemable or exercisable into) less than ten percent (10%) of the total number of shares of Common Stock on a fully diluted basis, the Company will not adopt a stockholders rights plan or similar form of “poison pill” arrangement or elect or cause the Company to be subject to any applicable state anti-takeover law, in each case except to the extent Oaktree and their affiliates are expressly exempted.

Preemptive Rights. The Investor Agreement provides Oaktree with a preemptive right in the event that the Company issues and sells shares of Common Stock in certain public offerings and private placements, as more fully described in the Investor Agreement.

Subordination and Non-Disturbance Agreement

In connection with the transactions contemplated by the Original Credit Agreement, on January 15, 2021, the Company entered into a Subordination and Non-Disturbance Agreement (the “SNDA”) with Ashford Trust OP, Ashford TRS, Ashford Inc., Ashford LLC, Remington Hotels, Premier Project Management, LLC (“Premier”), Lismore and the Administrative Agent pursuant to which the applicable parties agreed to subordinate to the prior repayment in full of all obligations under the Original Credit Agreement, (1) prior to the later of (i) the second anniversary of the Original Credit Agreement and (ii) the date PIK Interest is paid in full, advisory fees (other than reimbursable expenses) in excess of 80% of such fees paid during the fiscal year ended December 31, 2019, (2) any termination fee or liquidated damages amounts under the advisory agreement, or any amount owed under any enhanced return funding program in connection with the termination of the advisory agreement or sale or foreclosure of assets financed thereunder, and (3) any payments to Lismore in connection with the transactions contemplated by the Credit Agreement.

Amendment No. 1 to the Credit Agreement

On October 12, 2021, the Company and Ashford Trust OP entered into Amendment No. 1 to the Credit Agreement (Original Credit Agreement, as amended thereby, the “Credit Agreement”) with certain funds and accounts managed by Oaktree and the Administrative Agent which, among other items, (i) extends the commitment period of the Initial DDTL and Additional DDTL from thirty months to forty-two months after the initial closing date of the Credit Agreement, if the Initial Term Loans are repaid in full prior to the expiration of such commitment period (the “DDTL Commitment Period”), (ii) suspends our obligations to comply with certain covenants during the DDTL Commitment Period if at any point there are no loans or accrued interest thereon are outstanding, (iii) suspends our obligation to subordinate fees due under the Advisory Agreement if at any point there is no accrued interest outstanding or any accrued dividends on any of our preferred stock and we have a sufficient unrestricted cash to repay in full all outstanding Loans, (iv) permits Oaktree to, at any time, elect to receive an Exit Fee in warrants for the purchase of Common Stock equal to 19.9% of all Common Stock outstanding on the closing date of the senior secured credit facility subject to certain upward or downward adjustments, and (v) provides that in the event prior to the termination of the facility, Oaktree elects to receive the Exit Fee in warrants and any of such warrants are sold at a price per share of Common Stock in excess of $40, all obligations owed to Oaktree shall be reduced by an amount equal to 25% of the amount of such excess consideration, subject to certain adjustments.

In connection with the Credit Agreement and in the event Oaktree elects to receive the Exit Fee in warrants, the Company will issue to Oaktree warrants to purchase 1,745,260 shares of our Common Stock, which represents 19.9% of all Common Stock outstanding on the closing date of the Credit Agreement (calculated on a pro forma basis after giving effect to the issuance of such shares of common stock upon exercise of the warrants). The certificate representing such warrants (the “Warrant Certificate”) agreed to by the parties provides for customary adjustments in the event of certain distributions, subdivisions, combinations and other issuances by the Company. The Warrant Certificate also provides for adjustments to the number of shares which such warrants are purchasable for, subject to the terms and conditions set forth in the Credit Agreement and Warrant Certificate, (i) downward in the event certain of the Company’s subsidiaries effect a pledge of the equity interests of certain property-level subsidiaries and (ii) upward in the event Oaktree advance additional DDTLs to the Company.

Prior to the issuance of the warrants, the Company and Oaktree will also enter into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which, among other items, the Company will agree to maintain the effectiveness of this registration statement.

Securities Offered

Common Stock to be offered by the selling stockholder:	1,745,260 shares of Common Stock

Common Stock outstanding prior to this offering	33,398,492 shares

Common Stock to be outstanding after this offering	35,143,752 shares (based on 33,398,492 shares of Common Stock outstanding as of October 18, 2021, and assuming full exercise of the shares underlying the warrants listed in this offering)

Use of proceeds	We will receive no proceeds from the sale of shares of Common Stock by Oaktree in this offering. In the event that Oaktree elects to receive the Exit Fee in warrants and any of such warrants are sold at a price per share of Common Stock in excess of $40.00, all obligations owed by us to Oaktree under the Credit Agreement shall be reduced by an amount equal to 25% of the amount of such excess consideration, subject to certain adjustments.

Risk factors	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.

Symbol on the NYSE	“AHT”

RISK FACTORS

An investment in our Common Stock involves risks. In addition to other information included or incorporated by reference in this prospectus, you should carefully consider the following risks before investing in our Common Stock. The occurrence of any of the following risks could materially and adversely affect our business, prospects, financial condition, results of operations and our ability to make cash distributions to our stockholders, which could cause you to lose all or a significant portion of your investment in our Common Stock. Some statements included or incorporated by reference in this prospectus, including statements in the following risk factors, constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to the Offering

Future sales of our Common Stock or other securities convertible into our Common Stock could cause the market value of our Common Stock to decline and could result in dilution of your shares.

Our Board is authorized, without approval of our stockholders, to cause us to issue additional shares of our stock or to raise capital through the issuance of preferred stock, options, warrants and other rights on terms and for consideration as our Board in its sole discretion may determine.

Pursuant to the Registration Rights Agreement, we will be required to, among other things, prepare and file with the SEC such amendments, post-effective amendments and supplements to this registration statement and the prospectus used in connection therewith as may be necessary to cause or maintain the effectiveness of this registration statement for so long as the Registrable Securities (as defined in the Registration Rights Agreement) remain unsold, and, upon the written request of a selling stockholder, the Company shall as soon as reasonably practicable amend or supplement the prospectus relating to this registration statement to facilitate a “take down” as may be reasonably requested by such selling stockholder.

Sales of substantial amounts of our Common Stock could dilute your ownership and could cause the market price of our Common Stock to decrease significantly. We cannot predict the effect, if any, of future sales of our Common Stock, or the availability of our Common Stock for future sales, on the value of our Common Stock. Sales of substantial amounts of our Common Stock, or the perception that such sales could occur, may adversely affect the market price of our Common Stock.

We may borrow additional amounts under the Credit Agreement which may increase the amount of the Exit Fee.

Subject to the terms and conditions of the Credit Agreement, we may, borrow additional amounts of up to $250,000,000 subject to certain conditions. See the Risk Factor entitled “We have a significant amount of debt, and our organizational documents have no limitation on the amount of additional indebtedness that we may incur in the future” for additional information on risks related to our borrowing capacity under the Credit Agreement.

Additionally, subject to the terms and conditions of the Credit Agreement, Oaktree may elect to have a future Exit Fee (as defined in the Credit Agreement) satisfied in cash. In such event, we may elect to pay all or a portion of such Exit Fee in the form of shares of our Common Stock. The aggregate size of the Exit Fee and the price per share for the shares of our Common Stock at the time payment of any such Exit Fee is required are not currently known. Accordingly, it is not currently possible to predict the number of shares that may be issued to Oaktree, if any.

The extent to which we satisfy all or any portion of a future Exit Fee in the form of shares of our Common Stock will depend on a number of factors including, the prevailing market price of our Common Stock and the extent to which we are able to secure working capital from other sources.

Future sales and issuances of our Common Stock or other securities might result in significant dilution and could cause the price of our Common Stock to decline.

To raise capital, we may sell Common Stock, convertible securities or other equity securities in one or more transactions, at prices and in a manner we determine from time to time. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We cannot predict what effect, if any, sales of shares of our Common Stock in the public market or the availability of shares for sale will have on the market price of our Common Stock. However, future sales of substantial amounts of our Common Stock in the public market, including shares issued upon exercise of outstanding options, or the perception that such sales may occur, could adversely affect the market price of our Common Stock.

Risks Related to Our Business

A financial crisis, economic slowdown, pandemic, or epidemic or other economically disruptive event may harm the operating performance of the hotel industry generally. If such events occur, we may be harmed by declines in occupancy, average daily room rates and/or other operating revenues.

The performance of the lodging industry has been closely linked with the performance of the general economy and, specifically, growth in the U.S. gross domestic product. A majority of our hotels are classified as upscale and upper upscale. In an economic downturn, these types of hotels may be more susceptible to a decrease in revenue, as compared to hotels in other categories that have lower room rates. This characteristic may result from the fact that upscale and upper upscale hotels generally target business and high-end leisure travelers. In periods of economic difficulties or concerns with respect to communicable disease, business and leisure travelers may seek to reduce travel costs and/or health risks by limiting travel or seeking to reduce costs on their trips. Any economic recession will likely have an adverse effect on us. Our business has been and will continue to be materially adversely affected by the impact of the COVID-19 pandemic, see “The outbreak of COVID-19 has and will continue to significantly reduce our occupancy rates and RevPAR.”

The hotel industry is highly competitive and the hotels in which we invest are subject to competition from other hotels for guests.

The hotel business is highly competitive. Our hotel properties will compete on the basis of location, brand, room rates, quality, amenities, reputation and reservations systems, among many factors. There are many competitors in the hotel industry, and many of these competitors may have substantially greater marketing and financial resources than we have. This competition could reduce occupancy levels and rooms revenue at our hotels. Over-building in the lodging industry may increase the number of rooms available and may decrease occupancy and room rates. In addition, in periods of weak demand, as may occur during a general economic recession, profitability is negatively affected by the fixed costs of operating hotels. We also face competition from services such as home sharing companies and apartment operators offering short-term rentals.

We have not paid dividends on our Common Stock or Preferred Stock in fiscal year 2020 or the first, second or third quarter of 2021. We do not expect to pay dividends on our Common Stock for the foreseeable future.

We have not paid dividends on our Common Stock or Preferred Stock in fiscal year 2020 or in the first, second or third quarter of 2021. We do not expect to pay dividends on our Common Stock for the foreseeable future, particularly in light of the downturn in our business occasioned by the COVID-19 pandemic and the demands of our property-level lenders, some of with whom we are currently negotiating forbearance agreements in light of our failure to make interest and principal payments starting in April 2020. The Board decides each quarter whether to pay dividends on our Preferred Stock, based on a variety of factors. On December 8, 2020, the Board reviewed and approved our 2021 dividend policy and on December 11, 2020 announced that the Company does not anticipate paying any dividends on its outstanding Common Stock and Preferred Stock for any quarter ending during 2021. The Board will continue to review our dividend policy and make future announcements with respect thereto.

No dividends can be paid on the Common Stock unless and until all accumulated and unpaid dividends on our outstanding Preferred Stock have been declared and paid. As of October 18, 2021, the total accumulated unpaid dividend on the outstanding Preferred Stock was approximately $19.3 million. Additionally, under Maryland law and except for an ability to pay a dividend out of current earnings in certain limited circumstances, no dividend may be declared or paid by a Maryland corporation unless, after giving effect to the dividend, assets will continue to exceed liabilities and the corporation will be able to continue to pay its debts as they become due in the usual course. As of June 30, 2021, the Company had a deficit in stockholders’ equity of approximately $83.2 million and had not generated current earnings from which a dividend is potentially payable since the year ended December 31, 2015. For these and other reasons, there is no expectation that a dividend on Common Stock can or would be considered or declared at any time in the foreseeable future.

We currently do not have an effective Form S-3, which may impair our capital raising activities.

As a result of our recent payment defaults under our mortgage loans with our property level lenders, which occurred beginning on April 1, 2020, and our failure to pay dividends to the holders of our Preferred Stock during the second, third and fourth quarters of 2020, we are not eligible to file a new Form S-3. Our previous Form S-3 expired in September 2020 and thus we do not have an effective Form S-3, which may impair our capital raising activities. Since we did not pay dividends that were in arrears for the first or second quarter of 2021 to our holders of Preferred Stock by June 30, 2021, we will remain ineligible to file a new Form S-3 which may impair our capital raising ability. We have relied on shelf registration statements on Form S-3 for our financings in recent years, and accordingly any such limitations may harm our ability to raise the capital we need. Under these circumstances, if we remain ineligible to use Form S-3, we will be required to use a registration statement on Form S-11 to register securities with the SEC, which would hinder our ability to act as quickly in raising capital to take advantage of market conditions in our capital raising activities and would increase our cost of raising capital.

Because we depend upon our advisor and its affiliates to conduct our operations, any adverse changes in the financial condition of our advisor or its affiliates or our relationship with them could hinder our operating performance.

We depend on our advisor or its affiliates to manage our assets and operations. Any adverse changes in the financial condition of our advisor or its affiliates or our relationship with them could hinder their ability to manage us and our operations successfully.

We depend on our advisor’s key personnel with longstanding business relationships. The loss of our advisor’s key personnel could threaten our ability to operate our business successfully.

Our future success depends, to a significant extent, upon the continued services of our advisor’s management team and the extent and nature of the relationships they have developed with hotel franchisors, operators, and owners and hotel lending and other financial institutions. The loss of services of one or more members of our advisor’s management team could harm our business and our prospects.

We do not have any employees, and rely on our hotel managers to employ the personnel required to operate the hotels we own. As a result, we have less ability in the COVID-19 environment to reduce staffing at our hotels than we would if we employed such personnel directly.

We do not have any employees. We contractually engage hotel managers, such as Marriott, Hilton, Hyatt and our affiliate, Remington Hotels, which is owned by Ashford Inc., to operate, and to employ the personnel required to operate, our hotels. The hotel manager is required under the applicable hotel management agreement to determine appropriate staffing levels; we are required to reimburse the applicable hotel manager for the cost of these employees. As a result, we are dependent and our hotel managers to make appropriate staffing decisions and to appropriately reduce staffing when market conditions are poor, and have less ability in the COVID-19 environment to reduce staffing at our hotels than we would if we employed such personnel directly. As a result, our hotels may be staffed at a level higher than we would choose if we employed the personnel required to operate the hotels. In addition, we may be less likely to take aggressive actions (such as delaying payments owed to our hotel managers) in order to influence the staffing decisions made by Remington Hotels, which is our affiliate.

We are required to make minimum base management fee payments to our advisor, Ashford Inc., under our Advisory Agreement, which must be paid even if our total market capitalization and performance decline. Similarly, we are required to make minimum base hotel management fee payments under our hotel management agreements with Remington Hotels, a subsidiary of Ashford Inc., which must be paid even if revenues at our hotels decline significantly.

Pursuant to the Advisory Agreement between us and our advisor, we must pay our advisor on a monthly basis a base management fee (based on our total market capitalization, performance and the amount of sold assets), subject to a minimum base management fee. The minimum base management fee is equal to the greater of: (i) 90% of the base fee paid for the same month in the prior fiscal year; and (ii) 1/12th of the “G&A Ratio” for the most recently completed fiscal quarter multiplied by our total market capitalization on the last balance sheet date included in the most recent quarterly report on Form 10-Q or annual report on Form 10-K that we file with the SEC. Thus, even if our total market capitalization and performance decline, including as a result of the impact of COVID-19, we will still be required to make monthly payments to our advisor equal to the minimum base management fee (which we expect will equal 90% of the base fee paid for the same month in the prior fiscal year), which could adversely impact our liquidity and financial condition. As described further in our filings with the SEC, the independent members of the board of directors of Ashford Inc. provided the Company a deferral on the payment of certain fees and expenses with respect to the months of October 2020, November 2020, December 2020 and January 2021 payable under the Advisory Agreement such that all such fees would be due and payable on the earlier of (x) January 18, 2021 and (y) immediately prior to the closing of the Credit Agreement. The foregoing payment was due and payable on January 11, 2021. Additionally, the independent members of the board of directors of Ashford Inc. waived any claim against the Company and the Company’s affiliates and each of their officers and directors for breach of the Advisory Agreement or any damages that may have arisen in absence of such fee deferral. In accordance with the terms of the previously disclosed deferrals, Ashford Trust paid Ashford Inc. $14,411,432 immediately prior to the closing of the Credit Agreement. There can be no assurances that Ashford Inc. will grant similar deferrals in the future.

Similarly, pursuant to our hotel management agreement with Remington Hotels, a subsidiary of Ashford Inc., we pay Remington Hotels monthly base hotel management fees on a per hotel basis equal to the greater of approximately $14,000 (increased annually based on consumer price index adjustments) or 3% of gross revenues. As a result, even if revenues at our hotels decline significantly, we will still be required to make minimum monthly payments to Remington Hotels equal to approximately $14,000 per hotel (increased annually based on consumer price index adjustments), which could adversely impact our liquidity and financial condition.

Our joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on a co-venturer’s financial condition and disputes between us and our co-venturers.

We have in the past and may continue to co-invest with third parties through partnerships, joint ventures or other entities, acquiring controlling or non-controlling interests in, or sharing responsibility for, managing the affairs of a property, partnership, joint venture or other entity. In such event, we may not be in a position to exercise sole decision-making authority regarding the property, partnership, joint venture or other entity. Investments in partnerships, joint ventures or other entities may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt, suffer a deterioration in their financial condition or fail to fund their share of required capital contributions. Partners or co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, budgets, or financing, if neither we nor the partner or co-venturer has full control over the partnership or joint venture. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers or directors from focusing their time and effort on our business. Consequently, actions by, or disputes with, partners or co-venturers might result in subjecting properties owned by the partnership or joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our third-party partners or co-venturers.

Our business strategy depends on our continued growth. We may fail to integrate recent and additional investments into our operations or otherwise manage our future growth, which may adversely affect our operating results.

We cannot assure you that we will be able to adapt our management, administrative, accounting, and operational systems, or our advisor will be able to hire and retain sufficient operational staff to successfully integrate and manage any future acquisitions of additional assets without operating disruptions or unanticipated costs. Acquisitions of any property or additional portfolios of properties could generate additional operating expenses for us. Any future acquisitions may also require us to enter into property improvement plans that will increase our use of cash and could disrupt performance. As we acquire additional assets, we will be subject to the operational risks associated with owning those assets. Our failure to successfully integrate any future acquisitions into our portfolio could have a material adverse effect on our results of operations and financial condition and our ability to pay dividends to our stockholders.

Because the Board and our advisor have broad discretion to make future investments, we may make investments that result in returns that are substantially below expectations or that result in net operating losses.

The Board and our advisor have broad discretion, within the investment criteria established by the Board, to make additional investments and to determine the timing of such investments. In addition, our investment policies may be revised from time to time at the discretion of the Board, without a vote of our stockholders, including with respect to our dividend policies on our Common Stock and Preferred Stock. Such discretion could result in investments with returns inconsistent with expectations.

Hotel franchise or license requirements or the loss of a franchise could adversely affect us.

We must comply with operating standards, terms, and conditions imposed by the franchisors of the hotel brands under which our hotels operate. Franchisors periodically inspect their licensed hotels to confirm adherence to their operating standards. The failure of a hotel to maintain standards could result in the loss or cancellation of a franchise license. With respect to operational standards, we rely on our hotel managers to conform to such standards. At times we may not be in compliance with such standards. Franchisors may also require us to make certain capital improvements to maintain the hotel in accordance with system standards, the cost of which can be substantial. It is possible that a franchisor could condition the continuation of a franchise based on the completion of capital improvements that our advisor or board of directors determines is not economically feasible in light of general economic conditions, the operating results or prospects of the affected hotel or other circumstances. In that event, our advisor or board of directors may elect to allow the franchise to lapse or be terminated, which could result in a termination charge as well as a change in brand franchising or operation of the hotel as an independent hotel. In addition, when the term of a franchise expires, the franchisor has no obligation to issue a new franchise.

The loss of a franchise could have a material adverse effect on the operations and/or the underlying value of the affected hotel because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

We may be unable to identify additional investments that meet our investment criteria or to acquire the properties we have under contract.

We cannot assure you that we will be able to identify real estate investments that meet our investment criteria, that we will be successful in completing any investment we identify, or that any investment we complete will produce a return on our investment. Moreover, we have broad authority to invest in any real estate investments that we may identify in the future. We also cannot assure you that we will acquire properties we currently have under firm purchase contracts, if any, or that the acquisition terms we have negotiated will not change.

Our investments are concentrated in particular segments of a single industry.

Nearly all of our business is hotel related. Our current strategy is predominantly to acquire upper upscale hotels, as well as when conditions are favorable to acquire first mortgages on hotel properties, invest in other mortgage-related instruments such as mezzanine loans to hotel owners and operators, and participate in hotel sale-leaseback transactions. Adverse conditions in the hotel industry, including as a result of COVID-19, will have a material adverse effect on our operating and investment revenues and cash available for distribution to our stockholders.

Our reliance on Remington Hotels, a subsidiary of Ashford Inc., and on third party hotel managers to operate our hotels and for a substantial majority of our cash flow may adversely affect us.

Because U.S. federal income tax laws restrict REITs and their subsidiaries from operating or managing hotels, third parties must operate our hotels. A REIT may lease its hotels to taxable REIT subsidiaries in which the REIT can own up to a 100% interest. A taxable REIT subsidiary (“TRS”) pays corporate-level income tax and may retain any after-tax income. A REIT must satisfy certain conditions to use the TRS structure. One of those conditions is that the TRS must hire, to manage the hotels, an “eligible independent contractor” (“EIC”) that is actively engaged in the trade or business of managing hotels for parties other than the REIT. An EIC cannot (i) own more than 35% of the REIT, (ii) be owned more than 35% by persons owning more than 35% of the REIT, or (iii) provide any income to the REIT (i.e., the EIC cannot pay fees to the REIT, and the REIT cannot own any debt or equity securities of the EIC). Accordingly, while we may lease hotels to a TRS that we own, the TRS must engage a third-party operator to manage the hotels. Thus, our ability to direct and control how our hotels are operated is less than if we were able to manage our hotels directly.

We have entered into management agreements with Remington Hotels, a subsidiary of Ashford Inc., to manage 68 of our 100 hotel properties and the WorldQuest condominium properties as of June 30, 2021. We have hired unaffiliated third-party hotel managers to manage our remaining properties. We do not supervise any of the hotel managers or their respective personnel on a day-to-day basis, and we cannot assure you that the hotel managers will manage our properties in a manner that is consistent with their respective obligations under the applicable management agreement or our obligations under our hotel franchise agreements. We also cannot assure you that our hotel managers will not be negligent in their performance, will not engage in criminal or fraudulent activity, or will not otherwise default on their respective management obligations to us. If any of the foregoing occurs, our relationships with any franchisors may be damaged, we may be in breach of our franchise agreement, and we could incur liabilities resulting from loss or injury to our property or to persons at our properties. In addition, from time to time, disputes may arise between us and our third-party managers regarding their performance or compliance with the terms of the hotel management agreements, which in turn could adversely affect us. We generally will attempt to resolve any such disputes through discussions and negotiations; however, if we are unable to reach satisfactory results through discussions and negotiations, we may choose to terminate our management agreement, litigate the dispute or submit the matter to third-party dispute resolution, the expense of which may be material and the outcome of which may adversely affect us.

Our cash flow from the hotels may be adversely affected if our managers fail to provide quality services and amenities or if they or their affiliates fail to maintain a quality brand name. In addition, our managers or their affiliates may manage, and in some cases may own, invest in or provide credit support or operating guarantees, to hotels that compete with hotel properties that we own or acquire, which may result in conflicts of interest and decisions regarding the operation of our hotels that are not in our best interests. Any of these circumstances could adversely affect us.

Our management agreements could adversely affect our sale or financing of hotel properties.

We have entered into management agreements, and acquired properties subject to management agreements, that do not allow us to replace hotel managers on relatively short notice or with limited cost or contain other restrictive covenants, and we may enter into additional such agreements or acquire properties subject to such agreements in the future. For example, the terms of a management agreement may restrict our ability to sell a property unless the purchaser is not a competitor of the manager, assumes the management agreement and meets other conditions. Also, the terms of a long-term management agreement encumbering our property may reduce the value of the property. When we enter into or acquire properties subject to any such management agreements, we may be precluded from taking actions in our best interest and could incur substantial expense as a result of the agreements.

If we cannot obtain additional capital, our growth will be limited.

We are required to distribute to our stockholders at least 90% of our REIT taxable income, excluding net capital gains, each year to maintain our qualification as a REIT. As a result, our retained earnings available to fund acquisitions, development, or other capital expenditures are nominal. As such, we rely upon the availability of additional debt or equity capital to fund these activities. Our long-term ability to grow through acquisitions or development, which is an important strategy for us, will be limited if we cannot obtain additional financing or equity capital. Market conditions may make it difficult to obtain financing or equity capital, and we cannot assure you that we will be able to obtain additional debt or equity financing or that we will be able to obtain it on favorable terms.

In light of the downturn of our business and Ashford Inc.’s business occasioned by COVID-19, we may not realize the anticipated benefits of the Enhanced Return Funding Program.

On June 26, 2018, we entered into the Enhanced Return Funding Program Agreement and Amendment No. 1 to the Amended and Restated Advisory Agreement (the “ERFP Agreement”) with Ashford Inc. and Ashford LLC, which generally provides that Ashford LLC will provide funding to facilitate the acquisition of properties by us that are recommended by Ashford LLC, in an aggregate amount of up to $50 million (subject to increase to up to $100 million by mutual agreement).

In light of the downturn of our business and Ashford Inc.’s business occasioned by COVID-19, we may not realize the anticipated benefits of the ERFP Agreement. On April 20, 2021, we delivered written notice of our intention not to renew the ERFP Agreement. As a result, the ERFP Agreement terminated in accordance with its terms on June 26, 2021. We continue to be entitled to receive an additional $11.4 million in payments from Ashford LLC with respect to our purchase of the Embassy Suites New York Manhattan Times Square in 2019. On March 13, 2020, an extension agreement was entered into whereby the due date for such payment was extended to December 31, 2022. Additionally, on November 25, 2020, in exchange for the waiver of certain fees and expenses under certain of the Company’s agreements with Ashford Inc. and Lismore Capital II LLC (“Lismore”), a subsidiary of Ashford Inc., the Company granted Ashford Inc. the right to set-off such payment against the fees that have been or may be deferred by Ashford Inc. It is uncertain whether Ashford LLC will be able to make this payment and, if such payment is made, the timing of such payment. Furthermore, if Ashford Inc. and Ashford LLC do not fulfill their contractual obligations pursuant to the ERFP Agreement, we may choose not to enforce, or to enforce less vigorously, our rights because of our desire to maintain our ongoing relationship with Ashford Inc. and Ashford LLC, and legal action against either party could negatively impact that relationship.

Additionally, under the terms of the Advisory Agreement, we are required on a going forward basis to pay an asset management fee to our advisor, Ashford Inc., with respect to any hotel purchased with money funded pursuant to the ERFP Agreement, even after such hotel is disposed of, including as a result of foreclosure. As a result, if any hotel purchased with funds provided pursuant to the ERFP Agreement is foreclosed upon or otherwise disposed of, including the Embassy Suites New York Manhattan Times Square or the Hilton Scotts Valley hotel in Santa Cruz, California (the property level secured debt of which is in default and has been accelerated by the lender), we will still be obligated to pay Ashford Inc. an asset management fee as if we continued to own the hotels. Additionally, we would be required to replace the furniture, fixtures and equipment (“FF&E”) we had previously sold to Ashford Inc. in any hotel that was foreclosed upon with new FF&E from a different hotel. These obligations will continue after expiration of the ERFP Agreement although additional hotels will not be purchased pursuant to the ERFP Agreement after June 26, 2021. On August 21, 2020, we announced that the Embassy Suites New York Manhattan Times Square was sold subject to the loan and the proceeds of the sale were used to repay the mezzanine loans for the properties. On November 5, 2020, the independent members of the board of directors of Ashford Inc. waived the requirement of the Company to provide replacement FF&E.

We compete with other hotels for guests and face competition for acquisitions and sales of hotel properties and of desirable debt investments.

The hotel business is competitive. Our hotels compete on the basis of location, room rates, quality, service levels, amenities, loyalty programs, reputation and reservation systems, among many other factors. New hotels may be constructed and these additions to supply create new competitors, in some cases without corresponding increases in demand for hotel rooms. The result in some cases may be lower revenue, which would result in lower cash available to meet debt service obligations, operating expenses and requisite distributions to our stockholders. We compete for hotel acquisitions with entities that have similar investment objectives as we do. This competition could limit the number of suitable investment opportunities offered to us. It may also increase the bargaining power of property owners seeking to sell to us, making it more difficult for us to acquire new properties on attractive terms or on the terms contemplated in our business plan. In addition, we compete to sell hotel properties. Availability of capital, the number of hotels available for sale and market conditions all affect prices. We may not be able to sell hotel assets at our targeted price. We may also compete for mortgage asset investments with numerous public and private real estate investment vehicles, such as mortgage banks, pension funds, other REITs, institutional investors, and individuals. Mortgages and other investments are often obtained through a competitive bidding process. In addition, competitors may seek to establish relationships with the financial institutions and other firms from which we intend to purchase such assets. Competition may result in higher prices for mortgage assets, lower yields, and a narrower spread of yields over our borrowing costs. Some of our competitors are larger than us, may have access to greater capital, marketing, and other financial resources, may have personnel with more experience than our officers, may be able to accept higher levels of debt or otherwise may tolerate more risk than us, may have better relations with hotel franchisors, sellers or lenders, and may have other advantages over us in conducting certain business and providing certain services.

We face risks related to changes in the domestic and global political and economic environment, including capital and credit markets.

Our business may be impacted by domestic and global economic conditions. Political crises in the U.S. and other international countries or regions, including sovereign risk related to a deterioration in the credit worthiness or a default by local governments, may negatively affect global economic conditions and our business. If the U.S. or global economy experiences volatility or significant disruptions, such disruptions or volatility could hurt the U.S. economy and our business could be negatively impacted by reduced demand for business and leisure travel related to a slowdown in the general economy, by disruptions resulting from credit markets, higher operating costs and by liquidity issues resulting from an inability to access credit markets to obtain cash to support operations.

We are increasingly dependent on information technology, and potential cyber-attacks, security problems or other disruption and expanding social media vehicles present new risks.

Our advisor and our various hotel managers rely on information technology networks and systems, including the Internet, to process, transmit and store electronic information, and to manage or support a variety of business processes, including financial transactions and records, personal identifying information, reservations, billing and operating data. Our advisor and our hotel managers purchase some of our information technology from vendors, on whom our systems depend, and our advisor relies on commercially available systems, software, tools and monitoring to provide security for processing, transmission and storage of confidential operator and other customer information, such as individually identifiable information, including information relating to financial accounts.

We often depend upon the secure transmission of this information over public networks. Our advisor’s and our hotel managers’ networks and storage applications may be subject to unauthorized access by hackers or others (through cyber-attacks, which are rapidly evolving and becoming increasingly sophisticated, or by other means) or may be breached due to operator error, malfeasance or other system disruptions. In some cases, it is difficult to anticipate or immediately detect such incidents and the damage caused thereby. Any significant breakdown, invasion, destruction, interruption or leakage of our advisor’s or our hotel managers’ systems could harm us.

In addition, the use of social media could cause us to suffer brand damage or information leakage. Negative posts or comments about us, our hotel managers or our hotels on any social networking website could damage our or our hotels’ reputations. In addition, employees or others might disclose non-public sensitive information relating to our business through external media channels. The continuing evolution of social media will present us with new challenges and risks.

Changes in laws, regulations, or policies may adversely affect our business.

The laws and regulations governing our business or the regulatory or enforcement environment at the federal level or in any of the states in which we operate may change at any time and may have an adverse effect on our business. We are unable to predict how this or any other future legislative or regulatory proposals or programs will be administered or implemented or in what form, or whether any additional or similar changes to statutes or regulations, including the interpretation or implementation thereof, will occur in the future. Any such action could affect us in substantial and unpredictable ways and could have an adverse effect on our results of operations and financial condition. Our inability to remain in compliance with regulatory requirements in a particular jurisdiction could have a material adverse effect on our operations in that market and on our reputation generally. No assurance can be given that applicable laws or regulations will not be amended or construed differently or that new laws and regulations will not be adopted, either of which could materially adversely affect our business, financial condition or results of operations.

We identified a material weakness in our internal controls over financial reporting that existed for the period ended September 30, 2020. The Company designed a new control whereby management will engage a third-party accounting expert to assist management in assessing the accounting for similar transactions in its consolidated financial statements. The Company entered into similarly complex transactions during the fourth quarter of 2020, and therefore it was possible for the Company to test and conclude the new control was designed and operating effectively as of December 31, 2020. As a result, the material weakness was remediated as of December 31, 2020. If we fail to properly identify or remediate any future weaknesses or deficiencies, or achieve and maintain effective internal control, our ability to produce accurate and timely financial statements or comply with applicable laws and regulations could be impaired and investors could lose confidence in our financial statements.

Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. As discussed in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2020, we became aware of a deficiency in the operating effectiveness of our controls that led to a misstatement in our consolidated financial statements related to the accounting for troubled debt restructurings. We have corrected the misstatement; however, the lack of proper controls resulted in a material weakness in internal control over financial reporting for the period ended September 30, 2020, as defined in Public Company Accounting Oversight Board Auditing Standard No. 2201.

There can be no assurance that our internal control over financial reporting will not be subject to additional material weaknesses or significant deficiencies in the future. If the remedial actions that we may take in the future are insufficient to address the material weakness or if additional material weaknesses or significant deficiencies in our internal control are discovered or occur in the future, our consolidated financial statements may contain material misstatements, we could be required to restate our financial results, our access to capital markets may be affected, we may be unable to maintain or regain compliance with applicable securities laws and NYSE listing requirements, and we may be subject to regulatory investigations and penalties. Additionally, we may encounter problems or delays in implementing any additional changes necessary for management to make a favorable assessment of our internal control over financial reporting. If we cannot favorably assess the effectiveness of our internal control over financial reporting, investors could lose confidence in our financial information and the price of our Common Stock or Preferred Stock could decline.

We may experience losses caused by severe weather conditions, natural disasters or the physical effects of climate change.

Our properties are susceptible to revenue loss, cost increase or damage caused by severe weather conditions or natural disasters such as hurricanes, earthquakes, tornadoes and floods, as well as the effects of climate change. To the extent climate change causes changes in weather patterns, we could experience increases in storm intensity and rising sea-levels. Over time, these conditions could result in declining hotel demand, significant damage to our properties or our inability to operate the affected hotels at all.

We believe that our properties are adequately insured, consistent with industry standards, to cover reasonably anticipated losses that may be caused by hurricanes, earthquakes, tornadoes, floods and other severe weather conditions and natural disasters, including the effects of climate change. Nevertheless, we are subject to the risk that such insurance will not fully cover all losses and, depending on the severity of the event and the impact on our properties, such insurance may not cover a significant portion of the losses including but not limited to the costs associated with evacuation. These losses may lead to an increase in our cost of insurance, a decrease in our anticipated revenues from an affected property or a loss of all or a portion of the capital we have invested in an affected property. In addition, we may not purchase insurance under certain circumstances if the cost of insurance exceeds, in our judgment, the value of the coverage relative to the risk of loss. Also, changes in federal and state legislation and regulation relating to climate change could result in increased capital expenditures to improve the energy efficiency and resiliency of our existing properties and could also necessitate spending more on our new development properties without a corresponding increase in revenue.

We face risks related to an ongoing SEC investigation.

In June 2020, each of the Company, Braemar, Ashford Inc. and Lismore (collectively with the Company, Braemar and Ashford Inc., the “Ashford Companies”), received an administrative subpoena from the SEC. The Company’s administrative subpoena requires the production of documents and other information since January 1, 2018 relating to, among other things, (1) related party transactions among the Ashford Companies (including the Lismore Agreement between the Company and Lismore pursuant to which the Company engaged Lismore to negotiate the refinancing, modification or forbearance of certain mortgage debt) or between any of the Ashford Companies and any officer, director or owner of the Ashford Companies or any entity controlled by any such person, and (2) the Company’s accounting policies, procedures, and internal controls related to such related party transactions. In addition, in October 2020, Mr. Monty J. Bennett, chairman of the Board, received an administrative subpoena from the SEC requiring testimony and the production of documents and other information substantially similar to the requests in the subpoenas received by the Ashford Companies.

The Company and Mr. Monty Bennett are responding to the administrative subpoenas. At this point, we are unable to predict what the timing or the outcome of the SEC investigation may be or what, if any, consequences the SEC investigation may have with respect to the Company. However, the SEC investigation could result in considerable legal expenses, divert management’s attention from other business concerns and harm our business. If the SEC were to determine that legal violations occurred, we could be required to pay significant civil and/or criminal penalties or other amounts, and remedies or conditions could be imposed as part of any resolution. We can provide no assurances as to the outcome of the SEC investigation.

Risks Related to Our Debt Financing

We have a significant amount of debt, and our organizational documents have no limitation on the amount of additional indebtedness that we may incur in the future.

On January 15, 2021, we entered into a senior secured credit facility with Oaktree, resulting in the Company’s outstanding indebtedness consisting of our $200 million senior secured credit facility and approximately $3.7 billion in property level debt, including approximately $3.5 billion of variable interest rate debt. We have an additional $250 million of capacity under our senior secured credit facility with Oaktree in the form of “delayed draw” term loan commitments. On October 12, 2021, we entered into Amendment No. 1 to the senior secured credit facility, which did not result in us incurring additional indebtedness or increasing our borrowing capacity under the facility but which, among other items, (i) suspends our obligations to comply with certain covenants under the facility if at any point there are no loans or accrued interest outstanding, (ii) suspends our obligation to subordinate fees due under the Advisory Agreement if at any point there are no loans or accrued interest outstanding or any accrued dividends on any of our preferred stock and we have a minimum level of cash, (iii) permits Oaktree to, at any time, elect to receive an Exit Fee in warrants for the purchase of Common Stock equal to 19.9% of all Common Stock outstanding on the closing date of the senior secured credit facility subject to certain upward or downward adjustments, and (iv) provides that in the event prior to the termination of the facility, Oaktree elects to receive the Exit Fee in warrants and any of such warrants are sold at a price per share of Common Stock in excess of $40, all obligations owed to Oaktree shall be reduced by an amount equal to 25% of the amount of such consideration, subject to certain adjustments. We may also incur additional variable rate debt. In the future, we may incur additional indebtedness to finance future hotel acquisitions, capital improvements and development activities and other corporate purposes. A substantial level of indebtedness could have adverse consequences for our business, results of operations and financial position because it could, among other things:

•	require us to dedicate a substantial portion of our cash flow from operations to make principal and interest payments on our indebtedness, thereby reducing our cash flow available to fund working capital, capital expenditures and other general corporate purposes, including to pay dividends on our Common Stock and our Preferred Stock as currently contemplated or necessary to satisfy the requirements for qualification as a REIT;

•	increase our vulnerability to general adverse economic and industry conditions and limit our flexibility in planning for, or reacting to, changes in our business and our industry;

•	limit our ability to borrow additional funds or refinance indebtedness on favorable terms or at all to expand our business or ease liquidity constraints; and

•	place us at a competitive disadvantage relative to competitors that have less indebtedness.

Our Charter and bylaws do not limit the amount or percentage of indebtedness that we may incur, and we are subject to risks normally associated with debt financing. Generally, our mortgage debt carries maturity dates or call dates such that the loans become due prior to their full amortization. It may be difficult to refinance or extend the maturity of such loans on terms acceptable to us, or at all, and we may not have sufficient borrowing capacity on our senior secured credit facility to repay any amounts that we are unable to refinance. Although we believe that we will be able to refinance or extend the maturity of these loans, or will have the capacity to repay them, if necessary, using draws under our senior secured credit facility, there can be no assurance that our senior secured credit facility will be available to repay such maturing debt, as draws under our senior secured credit facility are subject to limitations based upon our unencumbered assets and certain financial covenants. These conditions could adversely affect our financial position, results of operations, and cash flows or the market price of our stock.

Increases in interest rates could increase our debt payments.

On January 15, 2021, we entered into the Original Credit Agreement with Oaktree, resulting in the Company’s outstanding indebtedness consisting of our $200 million senior secured credit facility and approximately $3.7 billion in property level debt, including approximately $3.5 billion of variable interest rate debt. We have an additional $250 million of capacity under our Credit Agreement with Oaktree. On October 12, 2021, we entered into Amendment No. 1 to the Credit Agreement which did not result in us incurring additional indebtedness or increasing our borrowing capacity under the facility but which, among other items, (i) suspends our obligations to comply with certain covenants under the facility if at any point there are no loans or accrued interest outstanding, (ii) suspends our obligation to subordinate fees due under the Advisory Agreement if at any point there are no loans or accrued interest outstanding or any accrued dividends on any of our preferred stock and we have a minimum level of cash, (iii) permits Oaktree to, at any time, elect to receive an Exit Fee in warrants for the purchase of Common Stock equal to 19.9% of all Common Stock outstanding on the closing date of the senior secured credit facility subject to certain upward or downward adjustments, and (iv) provides that in the event prior to the termination of the facility, Oaktree elects to receive the Exit Fee in warrants and any of such warrants are sold at a price per share of Common Stock in excess of $40, all obligations owed to Oaktree shall be reduced by an amount equal to 25% of the amount of such consideration, subject to certain adjustments. We may also incur additional variable rate debt. Increases in interest rates increase our interest costs on our variable-rate debt and could increase interest expense on any future fixed rate debt we may incur, and interest we pay reduces our cash available for distributions, expansion, working capital and other uses. Moreover, periods of rising interest rates heighten the risks described immediately above under “We have a significant amount of debt, and our organizational documents have no limitation on the amount of additional indebtedness that we may incur in the future.”

We have defaulted on our property level secured debt and if we are unable to negotiate forbearance agreements, the lenders may foreclose on our hotels.

Nearly all of the Company’s properties are pledged as collateral for a variety of loans. On or about March 17, 2020, we sent notice to all of our lenders notifying such lenders that the spread of COVID-19 was having a significant negative impact on the travel and hospitality industry and that our hotels were experiencing a severe decrease in revenue, resulting in a negative impact on cash flow. While our loan agreements do not contain forbearance rights, we requested a modification to the terms of the loans. Specifically, we requested that for a period of time, shortfalls in debt service payments accrue without penalty and all extension options be deemed granted notwithstanding the existence of any debt service payment accruals. Beginning on April 1, 2020, we did not make principal or interest payments under nearly all of our loans, which constituted an “Event of Default” as such term is defined under the applicable loan documents. Pursuant to the terms of the applicable loan documents, such an Event of Default caused an automatic increase in the interest rate on our outstanding loan balance for the period such Event of Default remains outstanding. Following an Event of Default, our lenders can generally elect to accelerate all principal and accrued interest payments that remain outstanding under the applicable loan agreement and foreclose on the applicable hotel properties that are security for such loans.

The Company is in the process of negotiating forbearance agreements with its lenders. As of October 18, 2021, forbearance agreements have been executed on some, but not all of our loans. In the aggregate, we have entered into forbearance and other agreements with varying terms and conditions that conditionally waive or defer payment defaults for loans with a total outstanding principal balance of approximately $3.6 billion out of approximately $3.7 billion in property level debt outstanding as of the date of this filing. We cannot predict the likelihood that the remaining forbearance agreement discussions will be successful. If we are unsuccessful in negotiating these forbearance agreements, the lenders could potentially foreclose on our hotels.

Any such Event of Default, acceleration of payments, or foreclosure of our assets could have a material adverse effect on our financial condition, results of operations and cash flows and ability to continue to operate or make distributions to our stockholders in the future. In addition, an Event of Default could trigger a termination fee under the Advisory Agreement with Ashford Inc. An Event of Default could significantly limit our financing alternatives, which could cause us to curtail our investment activities and/or dispose of assets. It is also possible that we could become involved in litigation related to matters concerning the defaulted loans, and such litigation could result in significant costs to us.

In addition to losing the applicable properties, a foreclosure may result in recognition of taxable income. Under the Code, a foreclosure of property securing non-recourse debt would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure even though we did not receive any cash proceeds. As a result, we may be required to identify and utilize other sources of cash for distributions to our stockholders.

If we default on our senior secured credit facility with entities managed by Oaktree, the lenders may foreclose on our assets which are pledged as collateral.

Substantially all of our assets have been pledged as collateral in our senior secured credit facility with lending entities managed by Oaktree. If we default on our senior secured credit facility or do not meet our covenants thereunder, Oaktree will be able to foreclose on its collateral under the senior secured credit facility, which would have a material adverse effect on our business and operations. Additionally, under the senior secured credit facility, a “Change of Control” shall occur in the event, among other items, during any period of 12 consecutive months, a majority of the members of the Board ceases to be composed of individuals (i) who were members of that Board on the first day of such period, (ii) whose election or nomination to that Board was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that Board or (iii) whose election or nomination to that Board was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board. If there is a “Change of Control,” Oaktree shall have the option to cause the Company to prepay all or any portion of the outstanding loans, together with a potential premium of 1% of the principal amount. Additionally, as amended by Amendment No. 1 to the Credit Agreement, at any time Oaktree may elect to receive the Exit Fee in warrants for the purchase of Common Stock equal to 19.9% of all Common Stock outstanding on the closing date of the senior secured credit facility subject to certain upward or downward adjustments. In the event Oaktree elects to be paid an Exit Fee in cash or Common Stock, we may satisfy such Exit Fee by the issuance of warrants in an equivalent amount of Common Stock.

We may enter into other transactions which could further exacerbate the risks to our financial condition. The use of debt to finance future acquisitions could restrict operations, inhibit our ability to grow our business and revenues, and negatively affect our business and financial results.

We intend to incur additional debt in connection with future hotel acquisitions. We may, in some instances, borrow under our senior secured credit facility or borrow new funds to acquire hotels. In addition, we may incur mortgage debt by obtaining loans secured by a portfolio of some or all of the hotels that we own or acquire. If necessary or advisable, we also may borrow funds to make distributions to our stockholders to maintain our qualification as a REIT for U.S. federal income tax purposes. To the extent that we incur debt in the future and do not have sufficient funds to repay such debt at maturity, it may be necessary to refinance the debt through debt or equity financings, which may not be available on acceptable terms or at all and which could be dilutive to our stockholders. If we are unable to refinance our debt on acceptable terms or at all, we may be forced to dispose of hotels at inopportune times or on disadvantageous terms, which could result in losses. To the extent we cannot meet our future debt service obligations, we will risk losing to foreclosure some or all of our hotels that may be pledged to secure our obligation.

Covenants, “cash trap” provisions or other terms in our mortgage loans and our senior secured credit facility, as well as any future credit facility, could limit our flexibility and adversely affect our financial condition or our qualification as a REIT.

Some of our loan agreements and our senior secured credit facility contain financial and other covenants. If we violate covenants in any debt agreements, we could be required to repay all or a portion of our indebtedness before maturity at a time when we might be unable to arrange financing for such repayment on attractive terms, if at all. Violations of certain debt covenants may also prohibit us from borrowing unused amounts under our lines of credit, even if repayment of some or all the borrowings is not required. In addition, financial covenants under our current or future debt obligations could impair our planned business strategies by limiting our ability to borrow beyond certain amounts or for certain purposes.

Some of our loan agreements also contain cash trap provisions that are triggered if the performance of our hotels decline. When these provisions are triggered, substantially all of the profit generated by our hotels is deposited directly into lockbox accounts and then swept into cash management accounts for the benefit of our various lenders. Cash is not distributed to us at any time after the cash trap provisions have been triggered until we have cured performance issues. This could affect our liquidity and our ability to make distributions to our stockholders. If we are not able to make distributions to our stockholders, we may not qualify as a REIT.

There is refinancing risk associated with our debt.

We finance our long-term growth and liquidity needs with debt financings having staggered maturities, and use variable-rate debt or a mix of fixed and variable-rate debt as appropriate based on favorable interest rates, principal amortization and other terms. In the event that we do not have sufficient funds to repay the debt at the maturity of these loans, we will need to refinance this debt. If the credit environment is constrained at the time of our debt maturities (including due to adverse economic conditions related to the COVID-19 pandemic), we would have a very difficult time refinancing debt. When we refinance our debt, prevailing interest rates and other factors may result in paying a greater amount of debt service, which will adversely affect our cash flow, and, consequently, our cash available for distribution to our stockholders. If we are unable to refinance our debt on acceptable terms, we may be forced to choose from a number of unfavorable options. These options include agreeing to otherwise unfavorable financing terms on one or more of our unencumbered assets, selling one or more hotels on disadvantageous terms, including unattractive prices or defaulting on the mortgage and permitting the lender to foreclose. Any one of these options could have a material adverse effect on our business, financial condition, results of operations and our ability to make distributions to our stockholders. If we sell a hotel, the required loan repayment may exceed the sale proceeds.

Our hedging strategies may not be successful in mitigating our risks associated with interest rates and could reduce the overall returns on an investment in our Company.

We may use various financial instruments, including derivatives, to provide a level of protection against interest rate increases and other risks, but no hedging strategy can protect us completely. These instruments involve risks, such as the risk that the counterparties may fail to honor their obligations under these arrangements, that these arrangements may not be effective in reducing our exposure to interest rate changes or other risks and that a court could rule that such agreements are not legally enforceable. These instruments may also generate income that may not be treated as qualifying REIT income. In addition, the nature and timing of hedging transactions may influence the effectiveness of our hedging strategies. Poorly designed strategies or improperly executed transactions could actually increase our risk and losses. Moreover, hedging strategies involve transaction and other costs. We cannot assure you that our hedging strategy and the instruments that we use will adequately offset the risk of interest rate volatility or other risks or that our hedging transactions will not result in losses that may reduce the overall return on your investment.

We may be adversely affected by changes in LIBOR reporting practices, the method in which LIBOR is determined or the use of alternative reference rates.

As of June 30, 2021, we had approximately $3.5 billion of variable interest rate debt as well as interest rate derivatives including caps and floors that are indexed to the London Interbank Offered Rate (“LIBOR”). In July 2017, the United Kingdom regulator that regulates LIBOR announced its intention to phase out LIBOR rates by the end of 2021. The Alternative Reference Rates Committee, a steering committee comprised of large U.S. financial institutions, has proposed replacing USD-LIBOR with a new index calculated by short-term repurchase agreements, the Secured Overnight Financing Rate. At this time, no consensus exists as to what rate or rates may become accepted alternatives to LIBOR, and it is impossible to predict whether and to what extent banks will continue to provide LIBOR submissions to the administrator of LIBOR, whether LIBOR rates will cease to be published or supported before or after 2021 or whether any additional reforms to LIBOR may be enacted in the United Kingdom or elsewhere. Such developments and any other legal or regulatory changes in the method by which LIBOR is determined or the transition from LIBOR to a successor benchmark may result in, among other things, a sudden or prolonged increase or decrease in LIBOR, a delay in the publication of LIBOR, and changes in the rules or methodologies in LIBOR, which may discourage market participants from continuing to administer or to participate in LIBOR’s determination and, in certain situations, could result in LIBOR no longer being determined and published. If a published U.S. dollar LIBOR rate is unavailable after 2021, the interest rates on our debt which is indexed to LIBOR will be determined using various alternative methods, any of which may result in interest obligations which are more than or do not otherwise correlate over time with the payments that would have been made on such debt if U.S. dollar LIBOR was available in its current form. Further, the same costs and risks that may lead to the unavailability of U.S. dollar LIBOR may make one or more of the alternative methods impossible or impracticable to determine. Any of these proposals or consequences could have a material adverse effect on our financing costs, and as a result, our financial condition, operating results and cash flows.

Risks Related to Hotel Investments

We are subject to general risks associated with operating hotels.

We own hotel properties, which have different economic characteristics than many other real estate assets, and a hotel REIT is structured differently than many other types of REITs. A typical office property, for example, has long-term leases with third-party tenants, which provide a relatively stable long-term revenue stream. Hotels, on the other hand, generate revenue from guests who typically stay at the hotel for only a few nights, which causes the room rate and occupancy levels at each of our hotels to change every day, and results in earnings that can be highly volatile. In addition, our hotels are subject to various operating risks common to the hotel industry, many of which are beyond our control, and are discussed in more detail below.

These factors could adversely affect our hotel revenues and expenses, as well as the hotels underlying our mortgage and mezzanine loans, which in turn could adversely affect our financial condition, results of operations, the market price of our Common Stock and our ability to make distributions to our stockholders.

The outbreak of COVID-19 has and will continue to significantly reduce our occupancy rates and RevPAR.

Our business has been and will continue to be materially adversely affected by the impact of, and the public concern about, a pandemic disease. In December 2019, COVID-19 was identified in Wuhan, China, subsequently spread to other regions of the world, and has resulted in increased travel restrictions and extended shutdown of certain businesses, including in every state in the United States. Since late February 2020, we have experienced a significant decline in occupancy and RevPAR and we expect the significant occupancy and RevPAR reduction associated with COVID-19 to continue as we are recording significant reservation cancellations relative to prior expectations as well as a significant reduction in new reservations. The continued outbreak of the virus in the U.S. has and will continue to further reduce travel and demand at our hotels. The prolonged occurrence of the virus has resulted in health or other government authorities imposing widespread restrictions on travel or other market impacts. The hotel industry and our portfolio have and we expect will continue to experience the postponement or cancellation of a significant number of business conferences and similar events. At this time those restrictions are very fluid and evolving. We have been and will continue to be negatively impacted by those restrictions. Given that the type, degree and length of such restrictions are not known at this time, we cannot predict the overall impact of such restrictions on us or the overall economic environment. In addition, one or more possible recurrences of COVID-19 cases could result in further reductions in business and personal travel and could cause state and local governments to reinstate travel restrictions. We may also face increased risk of litigation if we have guests or employees who become ill due to COVID-19.

As such, the impact these restrictions may have on our financial position, operating results and liquidity cannot be reasonably estimated at this time, but the impact will likely be material. Additionally, the public perception of a risk of a pandemic or media coverage of these diseases, or public perception of health risks linked to perceived regional food and beverage safety has materially adversely affected us by reducing demand for our hotels. The length of time required for an effective vaccine or therapy to become widely available is uncertain. These events have resulted in a sustained, significant drop in demand for our hotels and could have a material adverse effect on us.

Declines in or disruptions to the travel industry could adversely affect our business and financial performance.

Our business and financial performance are affected by the health of the worldwide travel industry. Travel expenditures are sensitive to personal and business-related discretionary spending levels, tending to decline or grow more slowly during economic downturns, as well as to disruptions due to other factors, including those discussed below. Decreased travel expenditures could reduce the demand for our services, thereby causing a reduction in revenue. For example, during regional or global recessions, domestic and global economic conditions can deteriorate rapidly, resulting in increased unemployment and a reduction in expenditures for both business and leisure travelers. A slower spending on the services we provide could have a negative impact on our revenue growth.

Other factors that could negatively affect our business include: terrorist incidents and threats and associated heightened travel security measures; political and regional strife; acts of God such as earthquakes, hurricanes, fires, floods, volcanoes and other natural disasters; war; concerns with or threats of pandemics, contagious diseases or health epidemics, such as COVID-19, Ebola, H1N1 influenza (swine flu), MERS, SARs, avian flu, the Zika virus or similar outbreaks; environmental disasters; lengthy power outages; increased pricing, financial instability and capacity constraints of air carriers; airline job actions and strikes; fluctuations in hotel supply, occupancy and ADR; changes to visa and immigration requirements or border control policies; imposition of taxes or surcharges by regulatory authorities; and increases in gasoline and other fuel prices.

Because these events or concerns, and the full impact of their effects, are largely unpredictable, they can dramatically and suddenly affect travel behavior by consumers and decrease demand. Any decrease in demand, depending on its scope and duration, together with any future issues affecting travel safety, could significantly and adversely affect our business, working capital and financial performance over the short and long-term. In addition, the disruption of the existing travel plans of a significant number of travelers upon the occurrence of certain events, such as severe weather conditions, actual or threatened terrorist activity, war or travel-related health events, could result in significant additional costs and decrease our revenues, in each case, leading to constrained liquidity.

Some of our hotels are subject to ground leases; if we are found to be in breach of a ground lease or are unable to renew a ground lease, our business could be materially and adversely affected.

Some of our hotels are on land subject to ground leases, at least two of which cover the entire property. Accordingly, we only own a long-term leasehold rather than a fee simple interest, with respect to all or a portion of the real property at these hotels. We may not continue to make payments due on our ground leases, particularly in light of the downturn in our business occasioned by COVID-19. If we fail to make a payment on a ground lease or are otherwise found to be in breach of a ground lease, we could lose the right to use the hotel or portion of the hotel property that is subject to the ground lease. In addition, unless we can purchase the fee simple interest in the underlying land and improvements, or extend the terms of these ground leases before their expiration, we will lose our right to operate these properties and our interest in the improvements upon expiration of the ground leases. We may not be able to renew any ground lease upon its expiration, or if renewed, the terms may not be favorable. Our ability to exercise any extension options relating to our ground leases is subject to the condition that we are not in default under the terms of the ground lease at the time that we exercise such options. If we lose the right to use a hotel due to a breach or non-renewal of the ground lease, we would be unable to derive income from such hotel and would need to purchase an interest in another hotel to attempt to replace that income, which could materially and adversely affect our business, operating results and prospects. Our ability to refinance a hotel property subject to a ground lease may be negatively impacted as the ground lease expiration date approaches.

We may have to make significant capital expenditures to maintain our hotel properties, and any development activities we undertake may be more costly than we anticipate.

Our hotels have an ongoing need for renovations and other capital improvements, including replacements, from time to time, of FF&E. Managers or franchisors of our hotels also will require periodic capital improvements pursuant to the management agreements or as a condition of maintaining franchise licenses. Generally, we are responsible for the cost of these capital improvements. We may also develop hotel properties, timeshare units or other alternate uses of portions of our existing properties, including the development of retail, residential, office or apartments, including through joint ventures. Such renovation and development involves substantial risks, including:

•	construction cost overruns and delays;

•	the disruption of operations and displacement of revenue at operating hotels, including revenue lost while rooms, restaurants or meeting space under renovation are out of service;

•	the cost of funding renovations or developments and inability to obtain financing on attractive terms;

•	the return on our investment in these capital improvements or developments failing to meet expectations;

•	governmental restrictions on the nature or size of a project;

•	inability to obtain all necessary zoning, land use, building, occupancy, and construction permits;

•	loss of substantial investment in a development project if a project is abandoned before completion;

•	acts of God such as earthquakes, hurricanes, floods or fires that could adversely affect a project;

•	environmental problems; and

•	disputes with franchisors or hotel managers regarding compliance with relevant franchise agreements or management agreements.

If we have insufficient cash flow from operations to fund needed capital expenditures, then we will need to obtain additional debt or equity financing to fund future capital improvements, and we may not be able to meet the loan covenants in any financing obtained to fund the new development, creating default risks.

In addition, to the extent that developments are conducted through joint ventures, this creates additional risks, including the possibility that our partners may not meet their financial obligations or could have or develop business interests, policies or objectives that are inconsistent with ours. See “Our joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on a co-venturer’s financial condition and disputes between us and our co-venturers.”

Any of the above factors could affect adversely our and our partners’ ability to complete the developments on schedule and along the scope that currently is contemplated, or to achieve the intended value of these projects. For these reasons, there can be no assurances as to the value to be realized by the company from these transactions or any future similar transactions.

The hotel business is seasonal, which affects our results of operations from quarter to quarter.

The hotel industry is seasonal in nature. This seasonality can cause quarterly fluctuations in our financial condition and operating results, including in any distributions on our Common Stock. Our quarterly operating results may be adversely affected by factors outside our control, including weather conditions and poor economic factors in certain markets in which we operate. We can provide no assurances that our cash flows will be sufficient to offset any shortfalls that occur as a result of these fluctuations. As a result, we may have to reduce distributions or enter into short-term borrowings in certain quarters in order to make distributions to our stockholders, and we can provide no assurances that such borrowings will be available on favorable terms, if at all.

The cyclical nature of the lodging industry may cause fluctuations in our operating performance, which could have a material adverse effect on us.

The lodging industry historically has been highly cyclical in nature. Fluctuations in lodging demand and, therefore, hotel operating performance, are caused largely by general economic and local market conditions, which subsequently affect levels of business and leisure travel. In addition to general economic conditions, new hotel room supply is an important factor that can affect the lodging industry’s performance, and overbuilding has the potential to further exacerbate the negative impact of an economic recession. Room rates and occupancy, and thus RevPAR, tend to increase when demand growth exceeds supply growth. We can provide no assurances regarding whether, or the extent to which, lodging demand will exceed supply and if so, for what period of time. An adverse change in lodging fundamentals could result in returns that are substantially below our expectations or result in losses, which could have a material adverse effect on us.

Many real estate costs are fixed, even if revenue from our hotels decreases.

Many costs, such as real estate taxes, insurance premiums and maintenance costs, generally are not reduced even when a hotel is not fully occupied, room rates decrease or other circumstances cause a reduction in revenues. In addition, newly acquired or renovated hotels may not produce the revenues we anticipate immediately, or at all, and the hotel’s operating cash flow may be insufficient to pay the operating expenses and debt service associated with these new hotels. If we are unable to offset real estate costs with sufficient revenues across our portfolio, we may be adversely affected.

Our operating expenses may increase in the future which could cause us to raise our room rates, which may deplete room occupancy, or cause us to realize lower net operating income as a result of increased expenses that are not offset by increased room rates, in either case decreasing our cash flow and our operating results.

Operating expenses, such as expenses for fuel, utilities, labor and insurance, are not fixed and may increase in the future. To the extent such increases affect our room rates and therefore our room occupancy at our lodging properties, our cash flow and operating results may be negatively affected.

The increasing use of Internet travel intermediaries by consumers may adversely affect our profitability.

Some of our hotel rooms are booked through Internet travel intermediaries. As Internet bookings increase, these intermediaries may be able to obtain higher commissions, reduced room rates or other significant contract concessions from our management companies. Moreover, some of these Internet travel intermediaries are attempting to offer hotel rooms as a commodity, by increasing the importance of price and general indicators of quality at the expense of brand identification. These intermediaries may hope that consumers will eventually develop brand loyalties to their reservations system rather than to the brands under which our properties are franchised. Although most of the business for our hotels is expected to be derived from traditional channels, if the amount of sales made through Internet intermediaries increases significantly, rooms revenue may be lower than expected, and we may be adversely affected.

We may be adversely affected by increased use of business-related technology, which may reduce the need for business-related travel.

The increased use of teleconference and video-conference technology by businesses could result in decreased business travel as companies increase the use of technologies that allow multiple parties from different locations to participate at meetings without traveling to a centralized meeting location. To the extent that such technologies play an increased role in day-to-day business and the necessity for business-related travel decreases, hotel room demand may decrease and we may be adversely affected.

Our hotels may be subject to unknown or contingent liabilities which could cause us to incur substantial costs.

The hotel properties that we own or may acquire are or may be subject to unknown or contingent liabilities for which we may have no recourse, or only limited recourse, against the sellers. In general, the representations and warranties provided under the transaction agreements related to the sales of the hotel properties may not survive the closing of the transactions. While we will seek to require the sellers to indemnify us with respect to breaches of representations and warranties that survive, such indemnification may be limited and subject to various materiality thresholds, a significant deductible or an aggregate cap on losses. As a result, there is no guarantee that we will recover any amounts with respect to losses due to breaches by the sellers of their representations and warranties. In addition, the total amount of costs and expenses that may be incurred with respect to liabilities associated with these hotels may exceed our expectations, and we may experience other unanticipated adverse effects, all of which may adversely affect our financial condition, results of operations, the market price of our Common Stock and our ability to make distributions to our stockholders.

Future terrorist attacks or changes in terror alert levels could materially and adversely affect us.

Previous terrorist attacks and subsequent terrorist alerts have adversely affected the U.S. travel and hospitality industries since 2001, often disproportionately to the effect on the overall economy. The extent of the impact that actual or threatened terrorist attacks in the U.S. or elsewhere could have on domestic and international travel and our business in particular cannot be determined, but any such attacks or the threat of such attacks could have a material adverse effect on travel and hotel demand, our ability to finance our business and our ability to insure our hotels, which could materially adversely affect us.

During 2020, approximately 8% of our total hotel revenue was generated from nine hotels located in the Washington D.C. area, one of several key U.S. markets considered vulnerable to terrorist attack. Our financial and operating performance may be adversely affected by potential terrorist attacks. Terrorist attacks in the future may cause our results to differ materially from anticipated results. Hotels we own in other market locations may be subject to this risk as well.

We are subject to risks associated with the employment of hotel personnel, particularly with hotels that employ unionized labor.

Our managers, including Remington Hotels, a subsidiary of Ashford Inc., and unaffiliated third-party managers are responsible for hiring and maintaining the labor force at each of our hotels. Although we do not directly employ or manage employees at our hotels, we still are subject to many of the costs and risks generally associated with the hotel labor force, particularly at those hotels with unionized labor. From time to time, hotel operations may be disrupted as a result of strikes, lockouts, public demonstrations or other negative actions and publicity. We also may incur increased legal costs and indirect labor costs as a result of contract disputes involving our managers and their labor force or other events. The resolution of labor disputes or re-negotiated labor contracts could lead to increased labor costs, a significant component of our hotel operating costs, either by increases in wages or benefits or by changes in work rules that raise hotel operating costs. We do not have the ability to affect the outcome of these negotiations. Our third party managers may also be unable to hire quality personnel to adequately staff hotel departments, which could result in a sub-standard level of service to hotel guests and hotel operations.

Hotels where our managers have collective bargaining agreements with their employees are more highly affected by labor force activities than others. The resolution of labor disputes or re-negotiated labor contracts could lead to increased labor costs, either by increases in wages or benefits or by changes in work rules that raise hotel operating costs. Furthermore, labor agreements may limit the ability of our hotel managers to reduce the size of hotel workforces during an economic downturn because collective bargaining agreements are negotiated between the hotel managers and labor unions. Our ability, if any, to have any material impact on the outcome of these negotiations is restricted by and dependent on the individual management agreement covering a specific property, and we may have little ability to control the outcome of these negotiations.

In addition, changes in labor laws may negatively impact us. For example, the implementation of new occupational health and safety regulations, minimum wage laws, and overtime, working conditions status and citizenship requirements and the Department of Labor’s proposed regulations expanding the scope of non-exempt employees under the Fair Labor Standards Act to increase the entitlement to overtime pay could significantly increase the cost of labor in the workforce, which would increase the operating costs of our hotel properties and may have a material adverse effect on us.

Risks Related to Conflicts of Interest

Our agreements with our external advisor and its subsidiaries, as well as our mutual exclusivity agreement and management agreements with Remington Hotels and Premier, subsidiaries of Ashford Inc., were not negotiated on an arm’s-length basis, and we may pursue less vigorous enforcement of their terms because of conflicts of interest with certain of our executive officers and directors and key employees of our advisor.

Because each of our executive officers are also key employees of our advisor, Ashford LLC, a subsidiary of Ashford Inc., and have ownership interests in Ashford Inc. and because the chairman of our board has an ownership interest in Ashford Inc., our Advisory Agreement, our master hotel management agreement and hotel management mutual exclusivity agreement with Remington Hotels, a subsidiary of Ashford Inc., and our master project management agreement and project management mutual exclusivity agreement with Premier, a subsidiary of Ashford Inc., among other agreements between us and subsidiaries of Ashford Inc. were not negotiated on an arm’s-length basis, and we did not have the benefit of arm’s-length negotiations of the type normally conducted with an unaffiliated third party. As a result, the terms, including fees and other amounts payable, may not be as favorable to us as an arm’s-length agreement. Furthermore, we may choose not to enforce, or to enforce less vigorously, our rights under these agreements because of our desire to maintain our ongoing relationship with our advisor and its subsidiaries (including Ashford LLC, Remington Hotels and Premier).

The termination fee payable to our advisor significantly increases the cost to us of terminating our Advisory Agreement, thereby effectively limiting our ability to terminate our advisor without cause and could make a change of control transaction less likely or the terms thereof less attractive to us and to our stockholders.

The initial term of our Advisory Agreement with our advisor is 10 years from the effective date of the Advisory Agreement, subject to an extension by our advisor for up to 7 successive additional 10-year renewal terms thereafter. The Board will review our advisor’s performance and fees annually and, following the 10-year initial term, may elect to renegotiate the amount of fees payable under the Advisory Agreement in certain circumstances. Additionally, if we undergo a change of control transaction, we will have the right to terminate the Advisory Agreement with the payment of the termination fee described below. If we terminate the Advisory Agreement without cause or upon a change of control, we will be required to pay our advisor a termination fee equal to:

•	(A) 1.1 multiplied by the greater of (i) 12 times the net earnings of our advisor for the 12 month period preceding the termination date of the Advisory Agreement; (ii) the earnings multiple (calculated as our advisor’s total enterprise value on the trading day immediately preceding the day the termination notice is given to our advisor divided by our advisor’s most recently reported adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) for our advisor’s common stock for the 12 month period preceding the termination date of the Advisory Agreement multiplied by the net earnings of our advisor for the 12 month period preceding the termination date of the Advisory Agreement; or (iii) the simple average of the earnings multiples for each of the three fiscal years preceding the termination of the Advisory Agreement (calculated as our advisor’s total enterprise value on the last trading day of each of the three preceding fiscal years divided by, in each case, our advisor’s Adjusted EBITDA for the same periods), multiplied by the net earnings of our advisor for the 12 month period preceding the termination date of the Advisory Agreement; plus

•	(B) an additional amount such that the total net amount received by our advisor after the reduction by state and U.S. federal income taxes at an assumed combined rate of 40% on the sum of the amounts described in (A) and (B) shall equal the amount described in (A).

Any such termination fee will be payable on or before the termination date. Moreover, our advisor is entitled to set off, take and apply any of our money on deposit in any of our bank, brokerage or similar accounts (all of which are controlled by, and in the name of, our advisor) to amounts we owe to our advisor-including amounts we would owe to our advisor in respect of the termination fee, and in certain circumstances permits our advisor to escrow any money in such accounts into a termination fee escrow account (to which we would not have access) even prior to the time that the termination fee is payable. The termination fee makes it more difficult for us to terminate our Advisory Agreement. These provisions significantly increase the cost to us of terminating our Advisory Agreement, thereby limiting our ability to terminate our advisor without cause.

Our advisor has agreed that its right to receive fees payable under the Advisory Agreement, including the termination fee and liquidated damages, shall be subordinate under certain circumstances to the payment in full of obligations under our senior secured credit facility with Oaktree and has agreed to enter into documents necessary to subordinate our advisor’s interest in such fees. On January 15, 2021, in connection with our entry into the senior secured credit facility, the Company and our advisor, together with certain affiliated entities, entered into the SNDA pursuant to which our advisor agreed to subordinate to the prior repayment in full of all obligations under the senior secured credit facility with Oaktree, among other items, (1) advisory fees (other than reimbursable expenses) in excess of 80% of such fees paid during the fiscal year ended December 31, 2019, and (2) any termination fee or liquidated damages amounts under the Advisory Agreement, or any amount owed under any enhanced return funding program in connection with the termination of the Advisory Agreement or sale or foreclosure of assets financed thereunder.

On October 12, 2021, we entered into Amendment No. 1 to the senior secured credit facility which, among other items, suspends our obligation to subordinate fees due under the Advisory Agreement if at any point there is no accrued interest outstanding or any accrued dividends on any of the Company’s preferred stock and the Company has sufficient unrestricted cash to repay in full all outstanding Loans.

Our advisor manages other entities and may direct attractive investment opportunities away from us. If we change our investment guidelines, our advisor is not restricted from advising clients with similar investment guidelines.

Our executive officers also serve as key employees and as officers of our advisor and Braemar, and will continue to do so. Furthermore, Mr. Monty J. Bennett, our chairman, is also the chief executive officer, chairman and a significant stockholder of our advisor and the chairman of Braemar. Our Advisory Agreement requires our advisor to present investments that satisfy our investment guidelines to us before presenting them to Braemar or any future client of our advisor. Additionally, in the future our advisor may advise other clients, some of which may have investment guidelines substantially similar to ours.

Some portfolio investment opportunities may include hotels that satisfy our investment objectives as well as hotels that satisfy the investment objectives of Braemar or other entities advised by our advisor. If the portfolio cannot be equitably divided, our advisor will necessarily have to make a determination as to which entity will be presented with the opportunity. In such a circumstance, our Advisory Agreement requires our advisor to allocate portfolio investment opportunities between us, Braemar or other entities advised by our advisor in a fair and equitable manner, consistent with our, Braemar’s and such other entities’ investment objectives. In making this determination, our advisor, using substantial discretion, will consider the investment strategy and guidelines of each entity with respect to acquisition of properties, portfolio concentrations, tax consequences, regulatory restrictions, liquidity requirements and other factors deemed appropriate. In making the allocation determination, our advisor has no obligation to make any such investment opportunity available to us. Further, our advisor and Braemar have agreed that any new investment opportunities that satisfy our investment guidelines will be presented to the Board; however, our board will have only ten business days to make a determination with respect to such opportunity prior to it being available to Braemar. The above mentioned dual responsibilities may create conflicts of interest for our officers which could result in decisions or allocations of investments that may benefit one entity more than the other.

Our advisor and its key employees, most of whom are Braemar’s, Ashford Inc.’s and our executive officers, face competing demands relating to their time and this may adversely affect our operations.

We rely on our advisor and its employees for the day-to-day operation of our business. Certain key employees of our advisor are executive officers of Braemar and Ashford Inc. Because our advisor’s key employees have duties to Braemar and Ashford Inc., as well as to our company, we do not have their undivided attention and they face conflicts in allocating their time and resources between our company, Braemar and Ashford Inc. Our advisor may also manage other entities in the future. During turbulent market conditions or other times when we need focused support and assistance from our advisor, other entities for which our advisor also acts as an external advisor will likewise require greater focus and attention as well, placing competing high levels of demand on the limited time and resources of our advisor’s key employees. Additionally, activist investors have, and in the future, may commence campaigns seeking to influence other entities advised by our advisor to take particular actions favored by the activist or gain representation on the board of directors of such entities, which could result in additional disruption and diversion of management’s attention. We may not receive the necessary support and assistance we require or would otherwise receive if we were internally managed by persons working exclusively for us.

Conflicts of interest could result in our management acting other than in our stockholders’ best interest.

Conflicts of interest in general and specifically relating to Ashford Inc. and its subsidiaries (including Ashford LLC, Remington Hotels and Premier) may lead to management decisions that are not in the stockholders’ best interest. The chairman of our Board, Mr. Monty J. Bennett, is the chairman, chief executive officer and a significant stockholder of Ashford Inc. and Mr. Archie Bennett, Jr., who is our chairman emeritus, is a significant stockholder of Ashford Inc. Prior to its acquisition by Ashford Inc. on November 6, 2019, Messrs. Archie Bennett, Jr. and Monty J. Bennett beneficially owned 100% of Remington Hotels. As of June 30, 2021, Remington Hotels managed 68 of our 100 hotel properties and the WorldQuest condominium properties and provides other services.

Mr. Monty J. Bennett is chairman and chief executive officer of Ashford Inc. and, together with Mr. Archie Bennett, Jr., as of June 30, 2021, owned approximately 608,578 shares of Ashford Inc. common stock, which represented an approximate 20.1% ownership interest in Ashford Inc., and owned 18,758,600 shares of Ashford Inc. Series D Convertible Preferred Stock, which is exercisable (at an exercise price of $117.50 per share) into an additional approximate 3,991,191 shares of Ashford Inc. common stock, which if exercised as of June 30, 2021 would have increased the Bennetts’ ownership interest in Ashford Inc. to 65.6%, provided that prior to August 8, 2023, the voting power of the holders of the Ashford Inc. Series D Convertible Preferred Stock is limited to 40% of the combined voting power of all of the outstanding voting securities of Ashford Inc. entitled to vote on any given matter. The 18,758,600 Series D Convertible Preferred Stock owned by Mr. Monty J. Bennett and Mr. Archie Bennett, Jr. include 360,000 shares owned by trusts.

Messrs. Archie Bennett, Jr. and Monty J. Bennett’s ownership interests in, and Mr. Monty J. Bennett’s management obligations to, Ashford Inc. present them with conflicts of interest in making management decisions related to the commercial arrangements between us and Ashford Inc. Mr. Monty J. Bennett’s management obligations to Ashford Inc. (and his obligations to Braemar, where he also serves as chairman of the board of directors) reduce the time and effort he spends on us. Our Board has adopted a policy that requires all material approvals, actions or decisions to which we have the right to make under the master hotel management agreement with Remington Hotels and the master project management agreement with Premier be approved by a majority or, in certain circumstances, all of our independent directors. However, given the authority and/or operational latitude provided to Remington Hotels under the master hotel management agreement and to Premier under the master project management agreement, and Mr. Monty J. Bennett as the chairman and chief executive officer of Ashford Inc., could take actions or make decisions that are not in our stockholders’ best interest or that are otherwise inconsistent with the obligations to us under the master hotel management agreement or master project management agreement.

Holders of units in our operating partnership, including members of our management team, may suffer adverse tax consequences upon our sale of certain properties. Therefore, holders of units, either directly or indirectly, including Messrs. Archie Bennett, Jr. and Monty J. Bennett, or Mr. Mark Nunneley, our Chief Accounting Officer, may have different objectives regarding the appropriate pricing and timing of a particular property’s sale. These officers and directors of ours may influence us to sell, not sell, or refinance certain properties, even if such actions or inactions might be financially advantageous to our stockholders, or to enter into tax deferred exchanges with the proceeds of such sales when such a reinvestment might not otherwise be in our best interest.

We are a party to a master hotel management agreement and a hotel management exclusivity agreement with Remington Hotels and a master project management agreement and a project management exclusivity agreement with Premier, which describes the terms of Remington Hotels’ and Premier’s, respectively, services to our hotels, as well as any future hotels we may acquire that may or may not be property managed by Remington Hotels or project managed by Premier. The exclusivity agreements requires us to engage Remington Hotels for hotel management and Premier for project management, respectively, unless, in each case, our independent directors either: (i) unanimously vote to hire a different manager or developer; or (ii) by a majority vote, elect not to engage Remington Hotels or Premier, as the case may be, because they have determined that special circumstances exist or that, based on Remington Hotels’ or Premier’s prior performance, another manager or developer could perform the duties materially better. As significant owners of Ashford Inc., which would receive any development, management, and management termination fees payable by us under the management agreements, Mr. Monty J. Bennett, and to a lesser extent, Mr. Archie Bennett, Jr., in his role as chairman emeritus, may influence our decisions to sell, acquire, or develop hotels when it is not in the best interests of our stockholders to do so.

Ashford Inc.’s ability to exercise significant influence over the determination of the competitive set for any hotels managed by Remington Hotels could artificially enhance the perception of the performance of a hotel, making it more difficult to use managers other than Remington Hotels for future properties.

Our hotel management mutual exclusivity agreement with Remington requires us to engage Remington Hotels to manage all future properties that we acquire, to the extent we have the right or control the right to direct such matters, unless our independent directors either: (i) unanimously vote not to hire Remington Hotels or (ii) based on special circumstances or past performance, by a majority vote, elect not to engage Remington Hotels because they have determined, in their reasonable business judgment, that it would be in our best interest not to engage Remington Hotels or that another manager or developer could perform the duties materially better. Under our master hotel management agreement with Remington Hotels, we have the right to terminate Remington Hotels based on the performance of the applicable hotel, subject to the payment of a termination fee. The determination of performance is based on the applicable hotel’s gross operating profit margin and its RevPAR penetration index, which provides the relative revenue per room generated by a specified property as compared to its competitive set. For each hotel managed by Remington Hotels, its competitive set will consist of a small group of hotels in the relevant market that we and Remington Hotels believe are comparable for purposes of benchmarking the performance of such hotel. Remington Hotels will have significant influence over the determination of the competitive set for any of our hotels managed by Remington Hotels, and as such could artificially enhance the perception of the performance of a hotel by selecting a competitive set that is not performing well or is not comparable to the Remington Hotels-managed hotel, thereby making it more difficult for us to elect not to use Remington Hotels for future hotel management.

Under the terms of our hotel management mutual exclusivity agreement with Remington Hotels, Remington Hotels may be able to pursue lodging investment opportunities that compete with us.

Pursuant to the terms of our hotel management mutual exclusivity agreement with Remington Hotels, if investment opportunities that satisfy our investment criteria are identified by Remington Hotels or its affiliates, Remington Hotels will give us a written notice and description of the investment opportunity. We will have 10 business days to either accept or reject the investment opportunity. If we reject the opportunity, Remington Hotels may then pursue such investment opportunity, subject to a right of first refusal in favor of Braemar, pursuant to an existing agreement between Braemar and Remington Hotels, on materially the same terms and conditions as offered to us. If we were to reject such an investment opportunity, either Braemar or Remington Hotels could pursue the opportunity and compete with us. In such a case, Mr. Monty J. Bennett, our chairman, in his capacity as chairman of Braemar or chief executive officer of Ashford Inc. could be in a position of directly competing with us.

Our fiduciary duties as the general partner of our operating partnership could create conflicts of interest, which may impede business decisions that could benefit our stockholders.

We, as the general partner of our operating partnership, have fiduciary duties to the other limited partners in our operating partnership, the discharge of which may conflict with the interests of our stockholders. The limited partners of our operating partnership have agreed that, in the event of a conflict in the fiduciary duties owed by us to our stockholders and, in our capacity as general partner of our operating partnership, to such limited partners, we are under no obligation to give priority to the interests of such limited partners. In addition, those persons holding common units will have the right to vote on certain amendments to the operating partnership agreement (which require approval by a majority in interest of the limited partners, including us) and individually to approve certain amendments that would adversely affect their rights. These voting rights may be exercised in a manner that conflicts with the interests of our stockholders. For example, we are unable to modify the rights of limited partners to receive distributions as set forth in the operating partnership agreement in a manner that adversely affects their rights without their consent, even though such modification might be in the best interest of our stockholders.

In addition, conflicts may arise when the interests of our stockholders and the limited partners of our operating partnership diverge, particularly in circumstances in which there may be an adverse tax consequence to the limited partners. Tax consequences to holders of common units upon a sale or refinancing of our properties may cause the interests of the key employees of our advisor (who are also our executive officers and have ownership interests in our operating partnership) to differ from our stockholders.

Our conflicts of interest policy may not adequately address all of the conflicts of interest that may arise with respect to our activities.

In order to avoid any actual or perceived conflicts of interest with our directors or officers or our advisor’s employees, we adopted a conflicts of interest policy to address specifically some of the conflicts relating to our activities. Although under this policy the approval of a majority of our disinterested directors is required to approve any transaction, agreement or relationship in which any of our directors or officers or our advisor or it has an interest, there is no assurance that this policy will be adequate to address all of the conflicts that may arise or will resolve such conflicts in a manner that is favorable to us.

Risks Related to Derivative Transactions

We have engaged in and may continue to engage in derivative transactions, which can limit our gains and expose us to losses.

We have entered into and may continue to enter into hedging transactions to: (i) attempt to take advantage of changes in prevailing interest rates; (ii) protect our portfolio of mortgage assets from interest rate fluctuations; (iii) protect us from the effects of interest rate fluctuations on floating-rate debt; (iv) protect us from the risk of fluctuations in the financial and capital markets; or (v) preserve net cash in the event of a major downturn in the economy. Our hedging transactions may include entering into interest rate swap agreements, interest rate cap or floor agreements or flooridor and corridor agreements, credit default swaps and purchasing or selling futures contracts, purchasing or selling put and call options on securities or securities underlying futures contracts, or entering into forward rate agreements. Hedging activities may not have the desired beneficial impact on our results of operations or financial condition. Volatile fluctuations in market conditions could cause these instruments to become ineffective. Any gains or losses associated with these instruments are reported in our earnings each period. No hedging activity can completely insulate us from the risks inherent in our business.

Credit default hedging could fail to protect us or adversely affect us because if a swap counterparty cannot perform under the terms of our credit default swap, we may not receive payments due under such agreement and, thus, we may lose any potential benefit associated with such credit default swap. Additionally, we may also risk the loss of any cash collateral we have pledged to secure our obligations under such credit default swaps if the counterparty becomes insolvent or files for bankruptcy.

Moreover, interest rate hedging could fail to protect us or adversely affect us because, among other things:

•	available interest rate hedging may not correspond directly with the interest rate risk for which protections is sought;

•	the duration of the hedge may not match the duration of the related liability;

•	the party owing money in the hedging transaction may default on its obligation to pay;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

•	the value of derivatives used for hedging may be adjusted from time to time in accordance with generally accepted accounting principles (“GAAP”) to reflect changes in fair value and such downward adjustments, or “market-to-market loss,” would reduce our stockholders’ equity.

Hedging involves both risks and costs, including transaction costs, which may reduce our overall returns on our investments. These costs increase as the period covered by the hedging relationship increases and during periods of rising and volatile interest rates. These costs will also limit the amount of cash available for distributions to stockholders. We generally intend to hedge to the extent management determines it is in our best interest given the cost of such hedging transactions as compared to the potential economic returns or protections offered. The REIT qualification rules may limit our ability to enter into hedging transactions by requiring us to limit our income and assets from hedges. If we are unable to hedge effectively because of the REIT rules, we will face greater interest rate exposure than may be commercially prudent.

We are subject to the risk of default or insolvency by the hospitality entities underlying our investments.

The leveraged capital structure of the hospitality entities underlying our investments will increase their exposure to adverse economic factors (such as rising interest rates, competitive pressures, downturns in the economy or deterioration in the condition of the real estate industry) and to the risk of unforeseen events. If an underlying entity cannot generate adequate cash flow to meet such entity’s debt obligations (which may include leveraged obligations in excess of its aggregate assets), it may default on its loan agreements or be forced into bankruptcy. As a result, we may suffer a partial or total loss of the capital we have invested in the securities and other investments of such entity.

The derivatives provisions of the Dodd-Frank Act and related rules could have an adverse effect on our ability to use derivative instruments to reduce the negative effect of interest rate fluctuations on our results of operations and liquidity, credit default risks and other risks associated with our business.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) establishes federal oversight and regulation of the over-the-counter derivatives market and entities, including us, that participate in that market. As required by the Dodd-Frank Act, the Commodities Futures Trading Commission (the “CFTC”), the SEC and other regulators have adopted certain rules implementing the swaps regulatory provisions of the Dodd-Frank Act and are in the process of adopting other rules to implement those provisions. Numerous provisions of the Dodd-Frank Act and the CFTC’s rules relating to derivatives that qualify as “swaps” thereunder apply or may apply to the derivatives to which we are or may become a counterparty. Under such statutory provisions and the CFTC’s rules, we must clear on a derivatives clearing organization any over-the- counter swap we enter into that is within a class of swaps designated for clearing by CFTC rule and execute trades in such cleared swap on an exchange if the swap is accepted for trading on the exchange unless such swap is exempt from such mandatory clearing and trade execution requirements. We may qualify for and intend to elect the end-user exception from those requirements for swaps we enter to hedge our commercial risks and that are subject to the mandatory clearing and trade execution requirements. If we are required to clear or voluntarily elect to clear any swaps we enter into, those swaps will be governed by standardized agreements and we will have to post margin with respect to such swaps. To date, the CFTC has designated only certain types of interest rate swaps and credit default swaps for clearing and trade execution. Although we believe that none of the interest rate swaps and credit default swaps to which we are currently party fall within those designated types of swaps, we may enter into swaps in the future that will be subject to the mandatory clearing and trade execution requirements and subject to the risks described.

Rules recently adopted by banking regulators and the CFTC in accordance with a requirement of the Dodd-Frank Act require regulated financial institutions and swap dealers and major swap participants that are not regulated financial institutions to collect margin with respect to uncleared swaps to which they are parties and to which financial end users, among others, are their counterparties. We will qualify as a financial end user for purposes of such margin rules. We will not have to post initial margin with respect to our uncleared swaps under the new rules because we do not have material swaps exposure as defined in the new rules. However, we will be required to post variation margin (most likely in the form of cash collateral) with respect to each of our uncleared swaps subject to the new margin rules in an amount equal to the cumulative decrease in the market-to-market value of such swap to our counterparty as of any date of determination from the value of such swap as of the date of the swap’s execution. The SEC has proposed margin rules for security-based swaps to which regulated financial institutions are not counterparties. Those proposed rules differ from the CFTC’s margin rules, but the final form that those rules will take and their effect is uncertain at this time.

The Dodd-Frank Act has caused certain market participants, and may cause other market participants, including the counterparties to our derivative instruments, to spin off some of their derivatives activities to separate entities. Those entities may not be as creditworthy as the historical counterparties to our derivatives.

Some of the rules required to implement the swaps-related provisions of the Dodd-Frank Act remain to be adopted, and the CFTC has, from time to time, issued and may in the future issue interpretations and no-action letters interpreting, and clarifying the application of, those provisions and the related rules or delaying compliance with those provisions and rules. As a result, it is not possible at this time to predict with certainty the full effects of the Dodd-Frank Act, the CFTC’s rules and the SEC’s rules on us and the timing of such effects.

The Dodd-Frank Act and the rules adopted thereunder could significantly increase the cost of derivative contracts (including from swap recordkeeping and reporting requirements and through requirements to post margin with respect to our swaps, which could adversely affect our available liquidity), materially alter the terms of derivative contracts, reduce the availability of derivatives to protect against risks we encounter, reduce our ability to monetize or restructure our existing derivative contracts, and increase our exposure to less creditworthy counterparties. If we reduce our use of derivatives as a result of the Dodd-Frank Act and the related rules, our results of operations may become more volatile and our cash flows may be less predictable, which could adversely affect our ability to plan for and fund capital expenditures and to pay dividends to our stockholders. Any of these consequences could have a material adverse effect on our consolidated financial position, results of operations and cash flows.

Risks Related to Investments in Securities, Mortgages and Mezzanine Loans

Our earnings are dependent, in part, upon the performance of our investment portfolio.

To the extent permitted by the Code, we may invest in and own securities of other public companies and REITs (including Braemar). To the extent that the value of those investments declines or those investments do not provide an attractive return, our earnings and cash flow could be adversely affected.

Debt investments that are not United States government insured involve risk of loss.

As part of our business strategy, we may originate or acquire lodging-related uninsured and mortgage assets, including mezzanine loans. While holding these interests, we are subject to risks of borrower defaults, bankruptcies, fraud and related losses, and special hazard losses that are not covered by standard hazard insurance. Also, costs of financing the mortgage loans could exceed returns on the mortgage loans. In the event of any default under mortgage loans held by us, we will bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the mortgage loan. We suffered significant impairment charges with respect to our investments in mortgage loans in 2009 and 2010. The value and the price of our securities may be adversely affected.

We may invest in non-recourse loans, which will limit our recovery to the value of the mortgaged property.

Our mortgage and mezzanine loan assets have typically been non-recourse. With respect to non-recourse mortgage loan assets, in the event of a borrower default, the specific mortgaged property and other assets, if any, pledged to secure the relevant mortgage loan, may be less than the amount owed under the mortgage loan. As to those mortgage loan assets that provide for recourse against the borrower and its assets generally, we cannot assure you that the recourse will provide a recovery in respect of a defaulted mortgage loan greater than the liquidation value of the mortgaged property securing that mortgage loan.

Investment yields affect our decision whether to originate or purchase investments and the price offered for such investments.

In making any investment, we consider the expected yield of the investment and the factors that may influence the yield actually obtained on such investment. These considerations affect our decision whether to originate or purchase an investment and the price offered for that investment. No assurances can be given that we can make an accurate assessment of the yield to be produced by an investment. Many factors beyond our control are likely to influence the yield on the investments, including, but not limited to, competitive conditions in the local real estate market, local and general economic conditions, and the quality of management of the underlying property. Our inability to accurately assess investment yields may result in our purchasing assets that do not perform as well as expected, which may adversely affect the price of our securities.

Volatility of values of mortgaged properties may adversely affect our mortgage loans.

Lodging property values and net operating income derived from lodging properties are subject to volatility and may be affected adversely by a number of factors, including the risk factors described herein relating to general economic conditions, operating lodging properties, and owning real estate investments. In the event its net operating income decreases, one of our borrowers may have difficulty paying our mortgage loan, which could result in losses to us. In addition, decreases in property values will reduce the value of the collateral and the potential proceeds available to our borrowers to repay our mortgage loans, which could also cause us to suffer losses.

We may not be able to raise capital through financing activities and may have difficulties negotiating with lenders in times of distress due to our complex structure and property-level indebtedness.

Substantially all of our assets are encumbered by property-level indebtedness; therefore, we may be limited in our ability to raise additional capital through property level or other financings. In addition, our ability to raise additional capital could be limited to refinancing existing secured mortgages before their maturity date which may result in yield maintenance or other prepayment penalties to the extent that the mortgage is not open for prepayment at par. Due to these limitations on our ability to raise additional capital, we may face difficulties obtaining liquidity and negotiating with lenders in times of distress.

Mezzanine loans involve greater risks of loss than senior loans secured by income-producing properties.

We may make and acquire mezzanine loans. These types of loans are considered to involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property due to a variety of factors, including the loan being entirely unsecured or, if secured, becoming unsecured as a result of foreclosure by the senior lender. We may not recover some or all of our investment in these loans. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans resulting in less equity in the property and increasing the risk of loss of principal.

The assets associated with certain of our derivative transactions do not constitute qualified REIT assets and the related income will not constitute qualified REIT income. Significant fluctuations in the value of such assets or the related income could jeopardize our REIT status or result in additional tax liabilities.

We have entered into certain derivative transactions to protect against interest rate risks and credit default risks not specifically associated with debt incurred to acquire qualified REIT assets. The REIT provisions of the Code limit our income and assets in each year from such derivative transactions. Failure to comply with the asset or income limitation within the REIT provisions of the Code could result in penalty taxes or loss of our REIT status. If we elect to contribute the non-qualifying derivatives into a TRS to preserve our REIT status, such an action would result in any income from such transactions being subject to U.S. federal income taxation.

Our prior investment performance is not indicative of future results.

The performance of our prior investments is not necessarily indicative of the results that can be expected for the investments to be made by our subsidiaries. On any given investment, total loss of the investment is possible. Although our management team has experience and has had success in making investments in real estate-related lodging debt and hotel assets, the past performance of these investments is not necessarily indicative of the results of our future investments.

Our investment portfolio will contain investments concentrated in a single industry and will not be fully diversified.

We have formed subsidiaries for the primary purpose of acquiring securities and other investments of lodging-related entities. As such, our investment portfolio will contain investments concentrated in a single industry and may not be fully diversified by asset class, geographic region or other criteria, which will expose us to significant loss due to concentration risk. Investors have no assurance that the degree of diversification in our investment portfolio will increase at any time in the future.

The values of our investments are affected by the U.S. credit and financial markets and, as such, may fluctuate.

The U.S. credit and financial markets may experience severe dislocations and liquidity disruptions. The values of our investments are likely to be sensitive to the volatility of the U.S. credit and financial markets, and, to the extent that turmoil in the U.S. credit and financial markets occurs, such volatility has the potential to materially affect the value of our investment portfolio.

We may invest in securities for which there is no liquid market, and we may be unable to dispose of such securities at the time or in the manner that may be most favorable to us, which may adversely affect our business.

We may invest in securities for which there is no liquid market or which may be subject to legal and other restrictions on resale or otherwise be less liquid than publicly traded securities generally. The relative illiquidity of these investments may make it difficult for us to sell these investments when desired. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we had previously recorded these investments. Our investments may occasionally be subject to contractual or legal restrictions on resale or will be otherwise illiquid due to the fact that there is no established trading market for such securities, or such trading market is thinly traded. The relative illiquidity of such investments may make it difficult for us to dispose of them at a favorable price, and, as a result, we may suffer losses.

Risks Related to the Real Estate Industry

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our hotel properties and harm our financial condition.

Because real estate investments are relatively illiquid, our ability to sell promptly one or more hotel properties or mortgage loans in our portfolio for reasonable prices in response to changing economic, financial, and investment conditions is limited.

We may decide to sell hotel properties or loans in the future. We cannot predict whether we will be able to sell any hotel property or loan for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We may sell a property at a loss as compared to carrying value. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a hotel property or loan. We may offer more flexible terms on our mortgage loans than some providers of commercial mortgage loans, and as a result, we may have more difficulty selling or participating our loans to secondary purchasers than would these more traditional lenders.

We may be required to expend funds to correct defects or to make improvements before a property can be sold. We cannot assure you that we will have funds available to correct those defects or to make those improvements. In acquiring a hotel property, we may agree to lock-out provisions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of debt that can be placed or repaid on that property. These and other factors could impede our ability to respond to adverse changes in the performance of our hotel properties or a need for liquidity.

Increases in property taxes would increase our operating costs, reduce our income and adversely affect our ability to make distributions to our stockholders.

Each of our hotel properties will be subject to real and personal property taxes. These taxes may increase as tax rates change and as the properties are assessed or reassessed by taxing authorities. If property taxes increase, our financial condition, results of operations and our ability to make distributions to our stockholders could be materially and adversely affected and the market price of our Common Stock and/or Preferred Stock could decline.

The costs of compliance with or liabilities under environmental laws may harm our operating results.

Operating expenses at our hotels could be higher than anticipated due to the cost of complying with existing or future environmental laws and regulations. In addition, our hotel properties and properties underlying our loan assets may be subject to environmental liabilities. An owner of real property, or a lender with respect to a party that exercises control over the property, can face liability for environmental contamination created by the presence or discharge of hazardous substances on the property. We may face liability regardless of:

•	our knowledge of the contamination;

•	the timing of the contamination;

•	the cause of the contamination; or

•	the party responsible for the contamination.

There may be environmental problems associated with our hotel properties or properties underlying our loan assets of which we are unaware. Some of our hotel properties or the properties underlying our loan assets use, or may have used in the past, underground tanks for the storage of petroleum-based or waste products that could create a potential for release of hazardous substances. If environmental contamination exists on a hotel property, we could become subject to strict, joint and several liabilities for the contamination if we own the property or if we foreclose on the property or otherwise have control over the property.

The presence of hazardous substances on a property we own or have made a loan with respect to may adversely affect our ability to sell, on favorable terms or at all, or foreclose on the property, and we may incur substantial remediation costs. The discovery of material environmental liabilities at our properties or properties underlying our loan assets could subject us to unanticipated significant costs.

We generally have environmental insurance policies on each of our owned properties, and we intend to obtain environmental insurance for any other properties that we may acquire. However, if environmental liabilities are discovered during the underwriting of the insurance policies for any property that we may acquire in the future, we may be unable to obtain insurance coverage for the liabilities at commercially reasonable rates or at all, and we may experience losses. In addition, we generally do not require our borrowers to obtain environmental insurance on the properties they own that secure their loans from us.

Numerous treaties, laws and regulations have been enacted to regulate or limit carbon emissions. Changes in the regulations and legislation relating to climate change, and complying with such laws and regulations, may require us to make significant investments in our hotels and could result in increased energy costs at our properties.

Our properties and the properties underlying our mortgage loans may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.

When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. Some of the properties in our portfolio may contain microbial matter such as mold and mildew. As a result, the presence of significant mold at any of our properties or the properties underlying our loan assets could require us or our borrowers to undertake a costly remediation program to contain or remove the mold from the affected property. In addition, the presence of significant mold could expose us or our borrowers to liability from hotel guests, hotel employees, and others if property damage or health concerns arise.

Compliance with the ADA and fire, safety, and other regulations may require us or our borrowers to incur substantial costs.

All of our properties and properties underlying our mortgage loans are required to comply with the ADA. The ADA requires that “public accommodations” such as hotels be made accessible to people with disabilities. Compliance with the ADA’s requirements could require removal of access barriers and non-compliance could result in imposition of fines by the U.S. government or an award of damages to private litigants, or both. In addition, we and our borrowers are required to operate our properties in compliance with fire and safety regulations, building codes, and other land use regulations as they may be adopted by governmental agencies and bodies and become applicable to our properties. Any requirement to make substantial modifications to our hotel properties, whether to comply with the ADA or other changes in governmental rules and regulations, could be costly.

We may obtain only limited warranties when we purchase a property and would have only limited recourse if our due diligence did not identify any issues that lower the value of our property, which could adversely affect our financial condition and ability to make distributions to our stockholders.

We may acquire a hotel property in its “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing, or provide a cap on the amount of damages we can recover. The purchase of properties with limited warranties increases the risk that we may lose some or all our invested capital in the property as well as the loss of income from that property.

We may experience uninsured or underinsured losses.

We have property and casualty insurance with respect to our hotel properties and other insurance, in each case, with loss limits and coverage thresholds deemed reasonable by our management team (and with the intent to satisfy the requirements of lenders and franchisors). In doing so, we have made decisions with respect to what deductibles, policy limits, and terms are reasonable based on management’s experience, our risk profile, the loss history of our hotel managers and our properties, the nature of our properties and our businesses, our loss prevention efforts, the cost of insurance and other factors.

Various types of catastrophic losses may not be insurable or may not be economically insurable. In the event of a substantial loss, our insurance coverage may not cover the full current market value or replacement cost of our lost investment, including losses incurred in relation to the COVID-19 pandemic. Inflation, changes in building codes and ordinances, environmental considerations, and other factors might cause insurance proceeds to be insufficient to fully replace or renovate a hotel after it has been damaged or destroyed. Accordingly, there can be no assurance that:

•	the insurance coverage thresholds that we have obtained will fully protect us against insurable losses (i.e., losses may exceed coverage limits);

•	we will not incur large deductibles that will adversely affect our earnings;

•	we will not incur losses from risks that are not insurable or that are not economically insurable; or

•	current coverage thresholds will continue to be available at reasonable rates.

In the future, we may choose not to maintain terrorism or other insurance policies on any of our properties. As a result, one or more large uninsured or underinsured losses could have a material adverse effect on us.

Each of our current lenders requires us to maintain certain insurance coverage thresholds, and we anticipate that future lenders will have similar requirements. We believe that we have complied with the insurance maintenance requirements under the current governing loan documents and we intend to comply with any such requirements in any future loan documents. However, a lender may disagree, in which case the lender could obtain additional coverage thresholds and seek payment from us, or declare us in default under the loan documents. In the former case, we could spend more for insurance than we otherwise deem reasonable or necessary or, in the latter case, subject us to a foreclosure on hotels securing one or more loans.

In addition, a material casualty to one or more hotels securing loans may result in the insurance company applying to the outstanding loan balance insurance proceeds that otherwise would be available to repair the damage caused by the casualty, which would require us to fund the repairs through other sources, or the lender foreclosing on the hotels if there is a material loss that is not insured.

Risks Related to Our Status as a REIT

If we do not qualify as a REIT, we will be subject to tax as a regular corporation and could face substantial tax liability.

We conduct operations so as to qualify as a REIT under the Code. However, qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial or administrative interpretations exist. Even a technical or inadvertent mistake could jeopardize our REIT status or we may be required to rely on a REIT “savings clause.” If we were to rely on a REIT “savings clause,” we would have to pay a penalty tax, which could be material. Due to the gain we recognized as a result of the spin-off of Braemar, if Braemar were to fail to qualify as a REIT for 2013, we may have failed to qualify as a REIT for 2013 and subsequent taxable years. Furthermore, new tax legislation, administrative guidance, or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to qualify as a REIT.

If we fail to qualify as a REIT in any tax year, then:

•	we would be taxed as a regular domestic corporation, which, among other things, means being unable to deduct distributions to our stockholders in computing taxable income and being subject to U.S. federal income tax on our taxable income at regular corporate rates;

•	we would also be subject to federal alternative minimum tax for taxable years beginning before January 1, 2018, and, possibly, increased state and local income taxes;

•	any resulting tax liability could be substantial and would reduce the amount of cash available for distribution to stockholders; and

•	unless we were entitled to relief under applicable statutory provisions, we would be disqualified from treatment as a REIT for the subsequent four taxable years following the year that we lost our qualification, and, thus, our cash available for distribution to stockholders could be reduced for each of the years during which we did not qualify as a REIT.

If, as a result of covenants applicable to our future debt, we are restricted from making distributions to our stockholders, we may be unable to make distributions necessary for us to avoid U.S. federal corporate income and excise taxes and to qualify and maintain our qualification as a REIT, which could materially and adversely affect us. In addition, if we fail to qualify as a REIT, we will not be required to make distributions to stockholders to maintain our tax status. As a result of all of these factors, our failure to qualify as a REIT could impair our ability to raise capital, expand our business, and make distributions to our stockholders and could adversely affect the value of our securities.

Even if we qualify and remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow.

Even if we qualify and remain qualified for taxation as a REIT, we may be subject to certain federal, state, and local taxes on our income and assets. For example:

•	We will be required to pay tax on undistributed REIT taxable income.

•	If we have net income from the disposition of foreclosure property held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we must pay tax on that income at the highest corporate rate.

•	If we sell a property in a “prohibited transaction,” our gain from the sale would be subject to a 100% penalty tax.

•	Each of our TRSs is a fully taxable corporation and will be subject to federal and state taxes on its income.

•	We may continue to experience increases in our state and local income tax burden. Over the past several years, certain state and local taxing authorities have significantly changed their income tax regimes in order to raise revenues. The changes enacted that have increased our state and local income tax burden include the taxation of modified gross receipts (as opposed to net taxable income), the suspension of and/or limitation on the use of net operating loss deductions, increases in tax rates and fees, the addition of surcharges, and the taxation of our partnership income at the entity level. Facing mounting budget deficits, more state and local taxing authorities have indicated that they are going to revise their income tax regimes in this fashion and/or eliminate certain federally allowed tax deductions such as the REIT dividends paid deduction.

Failure to make required distributions would subject us to U.S. federal corporate income tax.

We intend to operate in a manner that allows us to continue to qualify as a REIT for U.S. federal income tax purposes. In order to continue to qualify as a REIT, we generally are required to distribute at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain, each year to our stockholders. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income.

In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under the Code.

Our TRS lessee structure increases our overall tax liability.

Our TRS lessees are subject to federal, state and local income tax on their taxable income, which consists of the revenues from the hotel properties leased by our TRS lessees, net of the operating expenses for such hotel properties and rent payments to us. Accordingly, although our ownership of our TRS lessees allows us to participate in the operating income from our hotel properties in addition to receiving fixed rent, the net operating income is fully subject to income tax. The after-tax net income of our TRS lessees is available for distribution to us.

If our leases with our TRS lessees are not respected as true leases for U.S. federal income tax purposes, we would fail to qualify as a REIT.

To qualify as a REIT, we are required to satisfy two gross income tests, pursuant to which specified percentages of our gross income must be passive income, such as rent. For the rent paid pursuant to the hotel leases with our TRS lessees, which constitutes substantially all of our gross income, to qualify for purposes of the gross income tests, the leases must be respected as true leases for U.S. federal income tax purposes and must not be treated as service contracts, joint ventures or some other type of arrangement. We have structured our leases, and intend to structure any future leases, so that the leases will be respected as true leases for U.S. federal income tax purposes, but the IRS may not agree with this characterization. If the leases were not respected as true leases for U.S. federal income tax purposes, we would not be able to satisfy either of the two gross income tests applicable to REITs and likely would fail to qualify as a REIT.

Our ownership of TRSs is limited and our transactions with our TRSs will cause us to be subject to a 100% penalty tax on certain income or deductions if those transactions are not conducted on arm’s-length terms.

A REIT may own up to 100% of the stock of one or more TRSs. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT, including gross operating income from hotels that are operated by eligible independent contractors pursuant to hotel management agreements. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis. Finally, the 100% excise tax also applies to the underpricing of services by a TRS to its parent REIT in contexts where the services are unrelated to services for REIT tenants.

Our TRSs are subject to federal, foreign, state and local income tax on their taxable income, and their after-tax net income is available for distribution to us but is not required to be distributed to us. We believe that the aggregate value of the stock and securities of our TRSs is less than 20% of the value of our total assets (including our TRS stock and securities).

We monitor the value of our respective investments in our TRSs for the purpose of ensuring compliance with TRS ownership limitations. In addition, we scrutinize all of our transactions with our TRSs to ensure that they are entered into on arm’s-length terms to avoid incurring the 100% excise tax described above. For example, in determining the amounts payable by our TRSs under our leases, we engaged a third party to prepare transfer pricing studies to ascertain whether the lease terms we established are on an arm’s-length basis as required by applicable Treasury Regulations. However the receipt of a transfer pricing study does not prevent the IRS from challenging the arm’s length nature of the lease terms between a REIT and its TRS lessees. Consequently, there can be no assurance that we will be able to avoid application of the 100% excise tax discussed above.

If our hotel managers, including Ashford Hospitality Services, LLC and its subsidiaries (including Remington Hotels) do not qualify as “eligible independent contractors,” we would fail to qualify as a REIT.

Rent paid by a lessee that is a “related party tenant” of ours is not qualifying income for purposes of the two gross income tests applicable to REITs. We lease all of our hotels to our TRS lessees. A TRS lessee will not be treated as a “related party tenant,” and will not be treated as directly operating a lodging facility, which is prohibited, to the extent the TRS lessee leases properties from us that are managed by an “eligible independent contractor.”

We believe that the rent paid by our TRS lessees is qualifying income for purposes of the REIT gross income tests and that our TRSs qualify to be treated as TRSs for U.S. federal income tax purposes, but there can be no assurance that the IRS will not challenge this treatment or that a court would not sustain such a challenge. If we failed to meet either the asset or gross income tests, we would likely lose our REIT qualification for U.S. federal income tax purposes, unless certain of the REIT “savings clauses” applied.

If our hotel managers, including Ashford Hospitality Services, LLC (“AHS”) and its subsidiaries (including Remington Hotels), do not qualify as “eligible independent contractors,” we would fail to qualify as a REIT. Each of the hotel management companies that enters into a management contract with our TRS lessees must qualify as an “eligible independent contractor” under the REIT rules in order for the rent paid to us by our TRS lessees to be qualifying income for our REIT income test requirements. Among other requirements, in order to qualify as an eligible independent contractor a manager must not own more than 35% of our outstanding shares (by value) and no person or group of persons can own more than 35% of our outstanding shares and the ownership interests of the manager, taking into account only owners of more than 5% of our shares and, with respect to ownership interests in such managers that are publicly-traded, only holders of more than 5% of such ownership interests. Complex ownership attribution rules apply for purposes of these 35% thresholds. Although we intend to monitor ownership of our shares by our hotel managers and their owners, there can be no assurance that these ownership levels will not be exceeded. Additionally, we and AHS and its subsidiaries, including Remington Hotels, must comply with the provisions of the private letter ruling we obtained from the IRS in connection with Ashford Inc.’s acquisition of Remington Hotels to ensure that AHS and its subsidiaries, including Remington Hotels, continue to qualify as “eligible independent contractors.”

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends.

The maximum U.S. federal income tax rate applicable to “qualified dividend income” payable to U.S. stockholders that are taxed at individual rates is 20%. Dividends payable by REITs, however, generally are not eligible for this reduced maximum rate on qualified dividend income. However, under the Tax Cuts and Jobs Act a non-corporate taxpayer may deduct 20% of ordinary REIT dividends that are not “capital gain dividends” or “qualified dividend income” resulting in an effective maximum U.S. federal income tax rate of 29.6% (based on the current maximum U.S. federal income tax rate for individuals of 37%). Individuals, trusts and estates whose income exceeds certain thresholds are also subject to a 3.8% Medicare tax on dividends received from us. The more favorable rates applicable to regular corporate qualified dividends could cause investors who are taxed at individual rates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our stock.

If our operating partnership failed to qualify as a partnership for U.S. federal income tax purposes, we would cease to qualify as a REIT and would be subject to higher taxes and have less cash available for distribution to our stockholders and suffer other adverse consequences.

We believe that our operating partnership qualifies to be treated as a partnership for U.S. federal income tax purposes. As a partnership, our operating partnership is not subject to U.S. federal income tax on its income. Instead, each of its partners, including us, is required to include in income its allocable share of the operating partnership’s income. No assurance can be provided, however, that the IRS will not challenge its status as a partnership for U.S. federal income tax purposes, or that a court would not sustain such a challenge. If the IRS were successful in treating our operating partnership as a corporation for tax purposes, we would fail to meet the gross income tests and certain of the asset tests applicable to REITs and, accordingly, cease to qualify as a REIT. Also, the failure of our operating partnership to qualify as a partnership would cause it to become subject to federal and state corporate income tax, which would reduce significantly the amount of cash available for debt service and for distribution to its partners, including us.

Note that although partnerships have traditionally not been subject to U.S. federal income tax at the entity level as described above, new audit rules, will generally apply to the partnership. Under the new rules, unless an entity elects otherwise, taxes arising from audit adjustments are required to be paid by the entity rather than by its partners or members. We may utilize exceptions available under the new provisions (including any changes) and Treasury Regulations so that the partners, to the fullest extent possible, rather than the partnership itself, will be liable for any taxes arising from audit adjustments to the issuing entity’s taxable income. One such exception is to apply an elective alternative method under which the additional taxes resulting from the adjustment are assessed from the affected partners (often referred to as a “push-out election”), subject to a higher rate of interest than otherwise would apply. When a push-out election causes a partner that is itself a partnership to be assessed with its share of such additional taxes from the adjustment, such partnership may cause such additional taxes to be pushed out to its own partners. In addition, Treasury Regulations provide that a partner that is a REIT may be able to use deficiency dividend procedures with respect to such adjustments. Many questions remain as to how the partnership audit rules will apply, and it is not clear at this time what effect these rules will have on us. However, it is possible that these changes could increase the U.S. federal income tax, interest, and/or penalties otherwise borne by us in the event of a U.S. federal income tax audit of a subsidiary partnership (such as our operating partnership).

Complying with REIT requirements may cause us to forgo otherwise attractive opportunities.

To qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders, and the ownership of our stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. We may elect to pay dividends on our Common Stock in cash or a combination of cash and shares of securities as permitted under U.S. federal income tax laws governing REIT distribution requirements. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Code may limit our ability to hedge mortgage securities and related borrowings by requiring us to limit our income and assets in each year from certain hedges, together with any other income not generated from qualified real estate assets, to no more than 25% of our gross income. In addition, we must limit our aggregate income from nonqualified hedging transactions, from our provision of services, and from other non-qualifying sources to no more than 5% of our annual gross income. As a result, we may have to limit our use of advantageous hedging techniques. This could result in greater risks associated with changes in interest rates than we would otherwise want to incur. However, for transactions that we enter into to protect against interest rate risks on debt incurred to acquire qualified REIT assets and for which we identify as hedges for tax purposes, any associated hedging income is excluded from the 95% income test and the 75% income test applicable to a REIT. In addition, similar rules apply to income from positions that primarily manage risk with respect to a prior hedge entered into by a REIT in connection with the extinguishment or disposal (in whole or in part) of the liability or asset related to such prior hedge, to the extent the new position qualifies as a hedge or would so qualify if the hedged position were ordinary property. If we were to violate the 25% or 5% limitations, we may have to pay a penalty tax equal to the amount of income in excess of those limitations multiplied by a fraction intended to reflect our profitability. If we fail to satisfy the REIT gross income tests, unless our failure was due to reasonable cause and not due to willful neglect such that a REIT “savings clause” applied, we could lose our REIT status for U.S. federal income tax purposes.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must also ensure that at the end of each calendar quarter at least 75% of the value of our assets consists of cash, cash items, government securities, and qualified REIT real estate assets. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 20% of the value of our total assets can be represented by securities of one or more TRSs, and no more than 25% of the value of our total assets can be represented by certain publicly offered REIT debt instruments.

If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments.

Complying with REIT requirements may force us to borrow to make distributions to our stockholders.

As a REIT, we must distribute at least 90% of our annual REIT taxable income, excluding net capital gains, (subject to certain adjustments) to our stockholders. To the extent that we satisfy the distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws.

From time to time, we may generate taxable income greater than our net income for financial reporting purposes or our taxable income may be greater than our cash flow available for distribution to our stockholders. If we do not have other funds available in these situations, we could be required to borrow funds, sell investments at disadvantageous prices, or find another alternative source of funds to make distributions sufficient to enable us to pay out enough of our taxable income to satisfy the distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce the value of our equity. We may elect to pay dividends on our Common Stock in cash or a combination of cash and shares of securities as permitted under U.S. federal income tax laws governing REIT distribution requirements. To the extent that we make distributions in excess of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), such distributions would generally be considered a return of capital for U.S. federal income tax purposes to the extent of the holder’s adjusted tax basis in its shares. A return of capital is not taxable, but it has the effect of reducing the holder’s adjusted tax basis in its investment. To the extent that distributions exceed the adjusted tax basis of a holder’s shares, they will be treated as gain from the sale or exchange of such stock.

We may in the future choose to pay taxable dividends in our shares of our Common Stock instead of cash, in which case stockholders may be required to pay income taxes in excess of the cash dividends they receive.

We may distribute taxable dividends that are payable in cash and Common Stock at the election of each stockholder, subject to certain limitations, including that the cash portion be at least 20% of the total distribution.

If we make a taxable dividend payable in cash and Common Stock, taxable stockholders receiving such dividends will be required to include the full amount of the dividend as ordinary income to the extent of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. As a result, stockholders may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a U.S. stockholder sells the shares of Common Stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our Common Stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. federal income tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in shares of Common Stock. In addition, if we made a taxable dividend payable in cash and our Common Stock and a significant number of our stockholders determine to sell shares of our Common Stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our Common Stock. We do not currently intend to pay taxable dividends of our Common Stock and cash, although we may choose to do so in the future.

The prohibited transactions tax may limit our ability to dispose of our properties.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. We may be subject to the prohibited transaction tax equal to 100% of net gain upon a disposition of real property. Although a safe harbor to the characterization of the sale of real property by a REIT as a prohibited transaction is available, we cannot assure you that we can comply with the safe harbor or that we will avoid owning property that may be characterized as held primarily for sale to customers in the ordinary course of business.

Consequently, we may choose not to engage in certain sales of our properties or may conduct such sales through our TRS, which would be subject to federal and state income taxation.

The ability of the Board to revoke our REIT qualification without stockholder approval may cause adverse consequences to our stockholders.

Our Charter provides that the Board may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to qualify as a REIT, we would become subject to U.S. federal and state and local income taxes on our taxable income and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on the total stockholder return received by our stockholders.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our securities.

At any time, the U.S. federal income tax laws governing REITs or the administrative interpretations of those laws may be amended. We cannot predict when or if any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation, or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in the U.S. federal income tax laws, regulations or administrative interpretations. It is possible that future legislation would result in a REIT having fewer advantages, and it could become more advantageous for a company that invests in real estate to be treated, for U.S. federal income tax purposes, as a corporation.

If Braemar failed to qualify as a REIT for 2013, it would significantly affect our ability to maintain our REIT status.

For U.S. federal income tax purposes, we recorded a gain of approximately $145.7 million as a result of the spin-off of Braemar in November 2013. If Braemar qualified for taxation as a REIT for 2013, that gain was qualifying income for purposes of our 2013 REIT income tests. If, however, Braemar failed to qualify as a REIT for 2013, that gain would be non-qualifying income for purposes of the 75% gross income test. Although Braemar covenanted in the Separation and Distribution Agreement to use reasonable best efforts to qualify as a REIT in 2013, no assurance can be given that it so qualified. If Braemar failed to qualify, we would have failed our 2013 REIT income tests, which would either result in our loss of our REIT status for 2013 and the following four taxable years or result in a significant tax in 2013 that has not been accrued or paid and thereby would materially negatively impact our business, financial condition and potentially impair our ability to continue operating in the future.

Your investment in our securities has various federal, state, and local income tax risks that could affect the value of your investment.

We strongly urge you to consult your own tax advisor concerning the effects of federal, state, and local income tax law on an investment in our securities because of the complex nature of the tax rules applicable to REITs and their stockholders.

Our failure to qualify as a REIT would potentially give rise to a claim for damages from Braemar.

In connection with the spin-off of Braemar, which was completed in November 2013, we represented in the Separation and Distribution Agreement with Braemar that we have no knowledge of any fact or circumstance that would cause us to fail to qualify as a REIT. In the event of a breach of this representation, Braemar may be able to seek damages from us, which could have a significantly negative effect on our liquidity and results of operations.

Declines in the values of our investments may make it more difficult for us to maintain our qualification as a REIT or exemption from the Investment Company Act.

If the market value or income potential of real estate-related investments declines as a result of increased interest rates or other factors, we may need to increase our real estate-related investments and income or liquidate our non- qualifying assets in order to maintain our REIT qualification or exemption from the Investment Company Act of 1940 (the “Investment Company Act”). If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-qualifying assets that we may own. We may have to make investment decisions that we otherwise would not make absent the REIT and Investment Company Act considerations.

Risks Related to Our Corporate Structure

Our Charter, the partnership agreement of our operating partnership and Maryland law contain provisions that may delay or prevent a change of control transaction.

Our Charter contains 9.8% ownership limits. For the purpose of preserving our REIT qualification, our Charter prohibits direct or constructive ownership by any person of more than (i) 9.8% of the lesser of the total number or value (whichever is more restrictive) of the outstanding shares of our Common Stock or (ii) 9.8% of the total number or value (whichever is more restrictive) of the outstanding shares of any class or series of our Preferred Stock or any other stock of our company, unless the Board grants a waiver.

Our Charter’s constructive ownership rules are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be deemed to be constructively owned by one individual or entity. As a result, the acquisition of less than 9.8% of any class or series of our stock by an individual or entity could nevertheless cause that individual or entity to own constructively in excess of 9.8% of a class or series of outstanding stock, and thus be subject to our Charter’s ownership limit. Any attempt to own or transfer shares of our stock in excess of the ownership limit without the consent of the Board will be void, and could result in the shares being automatically transferred to a charitable trust.

The Board may create and issue a class or series of common stock or preferred stock without stockholder approval.

Our Charter authorizes the Board to issue common stock or preferred stock in one or more classes and to establish the preferences and rights of any class of common stock or preferred stock issued. These actions can be taken without obtaining stockholder approval. Our issuance of additional classes of common stock or preferred stock could substantially dilute the interests of the holders of our common stock. Such issuances could also have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders’ best interests.

Certain provisions in the partnership agreement of our operating partnership may delay or prevent unsolicited acquisitions of us.

Provisions in the partnership agreement of our operating partnership may delay or make more difficult unsolicited acquisitions of us or changes in our control. These provisions could discourage third parties from making proposals involving us or change of our control, although some stockholders might consider such proposals, if made, desirable. These provisions include, among others:

•	redemption rights of qualifying parties;

•	transfer restrictions on our common units;

•	the ability of the general partner in some cases to amend the partnership agreement without the consent of the limited partners; and

•	the right of the limited partners to consent to transfers of the general partnership interest and mergers under specified circumstances.

Because provisions contained in Maryland law and our Charter may have an anti-takeover effect, investors may be prevented from receiving a “control premium” for their shares.

Provisions contained in our Charter and the Maryland General Corporation Law (the “MGCL”) may have effects that delay, defer, or prevent a takeover attempt, which may prevent stockholders from receiving a “control premium” for their shares. For example, these provisions may defer or prevent tender offers for our Common Stock or purchases of large blocks of our Common Stock, thereby limiting the opportunities for our stockholders to receive a premium for their Common Stock over then-prevailing market prices.

These provisions include the following:

•	The ownership limit in our Charter limits related investors, including, among other things, any voting group, from acquiring over 9.8% of our Common Stock or any class of our Preferred Stock without our permission.

•	Our Charter authorizes the Board to issue common stock or preferred stock in one or more classes and to establish the preferences and rights of any class of common stock or preferred stock issued. These actions can be taken without soliciting stockholder approval. Our common stock and preferred stock issuances could have the effect of delaying or preventing someone from taking control of us, even if a change in control were in our stockholders’ best interests.

Maryland statutory law provides that an act of a director relating to or affecting an acquisition or a potential acquisition of control of a corporation may not be subject to a higher duty or greater scrutiny than is applied to any other act of a director. Hence, directors of a Maryland corporation by statute are not required to act in certain takeover situations under the same standards of care, and are not subject to the same standards of review, as apply in Delaware and other corporate jurisdictions.

Certain other provisions of Maryland law, if they became applicable to us, could inhibit changes in control.

Certain provisions of the MGCL may have the effect of inhibiting a third party from making a proposal to acquire us under circumstances that otherwise could provide our stockholders with the opportunity to realize a premium over the then-prevailing market price of our Common Stock or a “control premium” for their shares or inhibit a transaction that might otherwise be viewed as being in the best interest of our stockholders. These provisions include:

•	“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our shares or an affiliate thereof) for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter impose special stockholder voting requirements on these business combinations, unless certain fair price requirements set forth in the MGCL are satisfied; and

•	“control share” provisions that provide that “control shares” of our company (defined as shares which, when aggregated with other shares controlled by the stockholder, entitle the stockholder to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of outstanding “control shares”) have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

In addition, Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, notwithstanding any contrary provision in the Charter or bylaws, to any or all of the following five provisions: a classified board; a two-thirds stockholder vote requirement for removal of a director; a requirement that the number of directors be fixed only by vote of the directors; a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and a requirement that the holders of at least a majority of all votes entitled to be cast request a special meeting of stockholders.

Our Charter opts out of the business combination/moratorium provisions and control share provisions of the MGCL and prevents us from making any elections under Subtitle 8 of the MGCL. Because these provisions are contained in our Charter, they cannot be amended unless the Board recommends the amendment and the stockholders approve the amendment. Any such amendment would require the affirmative vote of two-thirds of the outstanding voting power of our Common Stock. Additionally, pursuant to the Investor Agreement, we are not permitted to elect to be subject to, or publicly recommend any Charter amendment to our stockholders that would permit the Board to elect to be subject to, the business combination/moratorium provisions or share control provisions of Maryland law or any similar state anti-takeover law, except to the extent Oaktree and its affiliates are expressly exempted.

We depend on our operating partnership and its subsidiaries for cash flow and are effectively structurally subordinated in right of payment to the obligations of our operating partnership and its subsidiaries, which could adversely affect our ability to make distributions to our stockholders.

We have no business operations of our own. Our only significant asset is and will be the general and limited partnership interests of our operating partnership. We conduct, and intend to continue to conduct, all of our business operations through our operating partnership. Accordingly, our only source of cash to pay our obligations is distributions from our operating partnership and its subsidiaries of their net earnings and cash flows. We cannot assure our stockholders that our operating partnership or its subsidiaries will be able to, or be permitted to, make distributions to us that will enable us to make distributions to our stockholders from cash flows from operations. Each of our operating partnership’s subsidiaries is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from such entities. Therefore, in the event of our bankruptcy, liquidation or reorganization, our assets and those of our operating partnership and its subsidiaries will be able to satisfy the claims of our stockholders only after all of our and our operating partnership and its subsidiaries liabilities and obligations have been paid in full.

Offerings of debt securities, which would be senior to our Common Stock and any Preferred Stock upon liquidation, or equity securities, which would dilute our existing stockholders’ holdings and could be senior to our Common Stock for the purposes of dividend distributions, may adversely affect the market price of our Common Stock and any Preferred Stock.

We may attempt to increase our capital resources by making additional offerings of debt or equity securities, including commercial paper, medium-term notes, senior or subordinated notes, convertible securities, and classes of Preferred Stock or Common Stock or classes of preferred units. Upon liquidation, holders of our debt securities or preferred units and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of shares of Preferred Stock or Common Stock. Furthermore, holders of our debt securities and Preferred Stock or preferred units and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our Common Stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our Common Stock or Preferred Stock or both. Our Preferred Stock or preferred units could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our Common Stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our securities and diluting their securities holdings in us.

Securities eligible for future sale may have adverse effects on the market price of our securities.

We cannot predict the effect, if any, of future sales of securities, or the availability of securities for future sales, on the market price of our outstanding securities. Sales of substantial amounts of Common Stock, or the perception that these sales could occur, may adversely affect prevailing market prices for our securities.

We also may issue from time to time additional shares of our securities or units of our operating partnership in connection with the acquisition of properties and we may grant additional demand or piggyback registration rights in connection with these issuances. Sales of substantial amounts of our securities or the perception that such sales could occur may adversely affect the prevailing market price for our securities or may impair our ability to raise capital through a sale of additional debt or equity securities.

An increase in market interest rates may have an adverse effect on the market price of our securities.

A factor investors may consider in deciding whether to buy or sell our securities is our dividend rate as a percentage of our share or unit price relative to market interest rates. If market interest rates increase, prospective investors may desire a higher dividend or interest rate on our securities or seek securities paying higher dividends or interest. The market price of our securities is likely based on the earnings and return that we derive from our investments, income with respect to our properties, and our related distributions to stockholders and not necessarily from the market value or underlying appraised value of the properties or investments themselves. As a result, interest rate fluctuations and capital market conditions can affect the market price of our securities. For instance, if interest rates rise without an increase in our dividend rate, the market price of our Common Stock or Preferred Stock could decrease because potential investors may require a higher dividend yield on our Common Stock or Preferred Stock as market rates on interest-bearing securities, such as bonds, rise. In addition, rising interest rates would result in increased interest expense on our variable-rate debt, thereby adversely affecting cash flow and our ability to service our indebtedness and pay dividends.

Our Board can take many actions without stockholder approval.

Our Board has overall authority to oversee our operations and determine our major corporate policies. This authority includes significant flexibility. For example, our Board can do the following:

•	amend or revise at any time our dividend policy with respect to our Common Stock or Preferred Stock (including by eliminating, failing to declare, or significantly reducing dividends on these securities);

•	terminate our advisor under certain conditions pursuant to the Advisory Agreement, subject to the payment of a termination fee;

•	amend or revise at any time and from time to time our investment, financing, borrowing and dividend policies and our policies with respect to all other activities, including growth, debt, capitalization and operations, subject to the limitations and restrictions provided in our Advisory Agreement and mutual exclusivity agreement;

•	amend our policies with respect to conflicts of interest provided that such changes are consistent with applicable legal requirements;

•	subject to the terms of our Charter, prevent the ownership, transfer and/or accumulation of shares in order to protect our status as a REIT or for any other reason deemed to be in the best interests of us and our stockholders;

•	issue additional shares without obtaining stockholder approval, which could dilute the ownership of our then-current stockholders;

•	amend our Charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series, without obtaining stockholder approval;

•	classify or reclassify any unissued shares of our Common Stock or Preferred Stock and set the preferences, rights and other terms of such classified or reclassified shares, without obtaining stockholder approval;

•	employ and compensate affiliates (subject to disinterested director approval);

•	direct our resources toward investments that do not ultimately appreciate over time; and

•	determine that it is not in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Any of these actions could increase our operating expenses, impact our ability to make distributions or reduce the value of our assets without giving you, as a stockholder, the right to vote.

The ability of our Board to change our major policies without the consent of stockholders may not be in our stockholders’ interest.

Our Board determines our major policies, including policies and guidelines relating to our acquisitions, leverage, financing, growth, operations and distributions to stockholders. Our Board may amend or revise these and other policies and guidelines from time to time without the vote or consent of our stockholders, subject to certain limitations and restrictions provided in our Advisory Agreement. Accordingly, our stockholders will have limited control over changes in our policies and those changes could adversely affect our financial condition, results of operations, the market price of our stock and our ability to make distributions to our stockholders.

Our rights and the rights of our stockholders to take action against our directors and officers are limited.

Maryland law provides that a director or officer has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our Charter eliminates our directors’ and officers’ liability to us and our stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment to have been material to the cause of action. Our Charter requires us to indemnify our directors and officers and to advance expenses prior to the final disposition of a proceeding to the maximum extent permitted by Maryland law for liability actually incurred in connection with any proceeding to which they may be made, or threatened to be made, a party, except to the extent that the act or omission of the director or officer was material to the matter giving rise to the proceeding and was either committed in bad faith or was the result of active and deliberate dishonesty, the director or officer actually received an improper personal benefit in money, property or services, or, in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. As a result, we and our stockholders may have more limited rights against our directors and officers than might otherwise exist under common law. In addition, we are generally obligated to fund the defense costs incurred by our directors and officers.

Future issuances of securities, including our Common Stock and Preferred Stock, could reduce existing investors’ relative voting power and percentage of ownership and may dilute our share value.

Our Charter authorizes the issuance of up to 400,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock. As of October 18, 2021, we had 33,398,492 shares of our Common Stock issued and outstanding, 1,174,427 shares of our Series D Preferred Stock, 1,319,044 shares of our Series F Preferred Stock, 1,681,170 shares of our Series G Preferred Stock, 1,338,415 shares of our Series H Preferred Stock, and 1,261,923 shares of our Series I Preferred Stock. Accordingly, we may issue up to an additional 366,601,508 shares of Common Stock and 43,225,021 shares of Preferred Stock.

Future issuances of Common Stock or Preferred Stock could decrease the relative voting power of our Common Stock or Preferred Stock and may cause substantial dilution in the ownership percentage of our then-existing holders of Common Stock or Preferred Stock. Future issuances may have the effect of reducing investors’ relative voting power and/or diluting the net tangible book value of the shares held by our stockholders, and might have an adverse effect on any trading market for our securities. Our Board may designate the rights, terms and preferences of our authorized but unissued shares of Common Stock or Preferred Stock at its discretion, including conversion and voting preferences without stockholder approval.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Throughout this prospectus, we make forward-looking statements that are subject to risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Additionally, statements regarding the following subjects are forward-looking by their nature:

•	the impact of COVID-19 and numerous governmental travel restrictions and other orders on our business including one or more possible recurrences of COVID-19 cases causing state and local governments to reinstate travel restrictions;

•	our business and investment strategy;

•	anticipated or expected purchases or sales of assets;

•	our projected operating results;

•	completion of any pending transactions;

•	our ability to restructure existing property level indebtedness;

•	our ability to secure additional financing to enable us to operate our business during the pendency of COVID-related business weakness, which has materially impacted our operating cash flows and cash balances;

•	our understanding of our competition;

•	market trends;

•	projected capital expenditures; and

•	the impact of technology on our operations and business.

Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Additionally, the following factors could cause actual results to vary from our forward-looking statements:

•	the factors discussed in our Form 10-K for the year ended December 31, 2020, as filed with the SEC on March 16, 2021, including those set forth under the sections titled “Risk Factors,” “Legal Proceedings,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” and “Properties,” as updated in our subsequent Quarterly Reports on Form 10-Q and other filings under the Exchange Act;

•	adverse effects of the COVID-19 pandemic, including a significant reduction in business and personal travel and travel restrictions in regions where our hotels are located, and one or more possible recurrences of COVID-19 cases causing a further reduction in business and personal travel and potential reinstatement of travel restrictions by state or local governments;

•	ongoing negotiations with our lenders regarding potential forbearance or the exercise by our lenders of their remedies for default under our loan agreements;

•	actions by our lenders to accelerate loan balances and foreclose on the hotel properties that are security for our loans that are in default;

•	actions by the lenders of our senior secured credit facility to foreclose on our assets which are pledged as collateral;

•	general volatility of the capital markets and the market price of our Common Stock and Preferred Stock;

•	general and economic business conditions affecting the lodging and travel industry;

•	changes in our business or investment strategy;

•	availability, terms, and deployment of capital;

•	unanticipated increases in financing and other costs, including a rise in interest rates;

•	changes in our industry and the market in which we operate, interest rates, or local economic conditions;

•	the degree and nature of our competition;

•	actual and potential conflicts of interest with Ashford Inc. and its subsidiaries (including Ashford LLC, Remington Hotels and Premier), Braemar, our executive officers and our non-independent directors;

•	the expenditures, disruptions and uncertainties associated with a potential proxy contest;

•	changes in personnel of Ashford LLC or the lack of availability of qualified personnel;

•	changes in governmental regulations, accounting rules, tax rates and similar matters;

•	our ability to implement effective internal controls to address the material weakness identified in our Annual Report on Form 10-K for the annual period ended December 31, 2020;

•	the timing or outcome of the SEC investigation;

•	legislative and regulatory changes, including changes to the Code, and related rules, regulations and interpretations governing the taxation of REITs;

•	limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes; and

•	future sales and issuances of our Common Stock or other securities, including the issuance of additional warrants to purchase shares of our Common Stock as a result of upward adjustments pursuant to the Credit Agreement and the Warrant Certificate included as Exhibit A to Amendment No. 1 to the Credit Agreement and the sale or issuance of our Common Stock under an equity line of credit and/or in any privately negotiated exchange transactions completed in reliance on Section 3(a)(9) of the Securities Act, might result in dilution and could cause the price of our Common Stock to decline.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this prospectus could cause our actual results and performance to differ significantly from those contained in our forward-looking statements. Additionally, many of these risks and uncertainties are currently amplified by and will continue to be amplified by, or in the future may be amplified by, the COVID-19 outbreak and the numerous government travel restrictions imposed in response thereto. The extent to which the COVID-19 pandemic impacts us will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Accordingly, we cannot guarantee future results or performance. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this prospectus. Furthermore, we do not intend to update any of our forward-looking statements after the date of this prospectus to conform these statements to actual results and performance, except as may be required by applicable law.

THE CREDIT AGREEMENT WITH OAKTREE

On January 15, 2021, the Company and Ashford Trust OP entered into the Original Credit Agreement with certain funds and accounts managed by Oaktree and the Administrative Agent. The Original Credit Agreement provides that, subject to the conditions set forth therein, Oaktree will make available to the Company a senior secured term loan facility comprised of (a) the Initial Term Loan in an aggregate principal amount of $200,000,000, (b) the Initial DDTL in an aggregate principal amount of up to $150,000,000 and (c) the Additional DDTL in an aggregate principal amount of up to $100,000,000, in each case to fund general corporate operations of the Company and its subsidiaries.

The Loans under the Original Credit Agreement will bear interest (a) with respect to the Initial Term Loan and the Initial DDTL, at an annual rate equal to 16% for the first two years, reducing to 14% thereafter and (b) with respect to the Additional DDTL, at an annual rate equal to 18.5% for the first two years, reducing to 16.5% thereafter. Interest payments on the Loans will be due and payable in arrears on the last business day of March, June, September and December of each calendar year and the Maturity Date. For the first two years following the closing of the Original Credit Agreement, the Company will have the option to pay the PIK Interest “in kind” by adding such amount of PIK Interest to the outstanding principal balance of the Loans. The initial Maturity Date of the Original Credit Agreement shall be three years from January 15, 2021, with two optional one-year extensions subject to satisfaction of certain terms and conditions. Oaktree shall, subject to certain terms, have the ability to make protective advances to the Company pursuant to the terms of the Original Credit Agreement to cure defaults with respect to mortgage and mezzanine-level indebtedness of subsidiaries of the Company having principal balances in excess of $400,000,000.

The Loans under the Original Credit Agreement are subject to prepayment with the net cash proceeds of certain events including asset sales, casualty events, excess proceeds from refinancings of property-level debt and the issuance of indebtedness that is not permitted to be incurred under the Original Credit Agreement, in certain cases subject to the right of the Company to reinvest such net cash proceeds in assets useful to the business or use a portion thereof to fund operating shortfalls at property-level subsidiaries. The Company will pay certain customary fees and expenses in connection with the funding of the Loans under the Original Credit Agreement. Certain prepayments or repayments of the Loans are subject to prepayment premiums as described in the Original Credit Agreement, including a customary make-whole premium in respect of prepayments made within the first 24 months after the closing of the Original Credit Agreement.

The Original Credit Agreement contains certain customary affirmative and negative covenants, subject to certain carve-outs and exceptions, including restrictions on the ability of the Company to incur debt and liens and make investments and dispositions, and a covenant to maintain not less than $50,000,000 in unrestricted cash. The Original Credit Agreement also contains customary events of default including (subject to customary grace periods and materiality qualifiers), among others, (a) the failure to re-pay the Loans made under the Original Credit Agreement when due, (b) the failure to perform or observe any term, covenant or agreement contained in the Original Credit Agreement and accompanying documents, (c) cross-default to indebtedness of the Company having an aggregate principal amount of more than $40,000,000, (d) cross-acceleration to indebtedness of property-level subsidiaries having an aggregate principal amount in excess of $400,000,000 and (e) the institution of insolvency proceedings.

The Company and certain of its subsidiaries that are guarantors have granted liens on substantially all of their assets to Oaktree to secure the obligations under the Original Credit Agreement, subject to certain exceptions and permitted liens.

Upon the earliest of the repayment in full of the Loans, the final maturity of the Loans under the Original Credit Agreement or the acceleration of the Loans after an event of default, Oaktree will be entitled to the Exit Fee, which, at the election of Oaktree, will be satisfied by either the payment of a cash fee equal to (1) 15% of all Loans advanced plus any outstanding capitalized PIK Interest (which may, subject to certain conditions, at the election of the company, be paid in the form of common stock of the Company) or (2) warrants for the purchase of common stock of the Company equal to 19.9% of all common stock outstanding on the closing date of the Original Credit Agreement plus 1% multiplied by the quotient obtained by dividing the aggregate amount of all Initial DDTL advances made under the Original Credit Agreement by $10 million, subject to additional adjustments and conditions as more fully described in the Original Credit Agreement and the Warrant Certificate included as Exhibit A to Amendment No. 1 to the Credit Agreement.

Investor Agreement

In connection with the transactions contemplated by the Original Credit Agreement, on January 15, 2021, the Company entered into the Investor Agreement with Oaktree. The Investor Agreement sets forth various arrangements and restrictions with respect to the parties, including, among others, the following:

Board Observers. Until the later of (a) such time as the Loans have been repaid in full and (b) Oaktree beneficially own, in the aggregate, warrants, shares of Common Stock of the Company, or Common Partnership Units, in each case solely to the extent issued in connection with the payment of the Exit Fee, representing (or convertible, exchangeable, redeemable or exercisable into) less than fifteen percent (15%) of the total number of shares of Common Stock on a fully diluted basis, Oaktree shall have the right to appoint two (2) observers to the Board, subject to certain limitations as more fully described in the Investor Agreement.

Standstill. The Investor Agreement includes customary standstill provisions which require that, until the later of (a) such time as the Loans have been repaid in full and the Exit Fee has been paid and (b) Oaktree beneficially owns, in the aggregate, warrants, shares of Common Stock, or Common Partnership Units, representing (or convertible, exchangeable, redeemable or exercisable into) less than ten percent (10%) of the total number of shares of Common Stock on a fully diluted basis, Oaktree will not at any time, nor will they cause or permit any of their affiliates (other than certain excluded affiliates) to (i) acquire shares of Common Stock or securities convertible, exchangeable, redeemable or exercisable into shares of Common Stock or (ii) take certain actions related to, or advise, assist or encourage others to take actions related to, mergers, tender offers, exchange offers, business combinations, restructurings or other extraordinary transactions, and will refrain from taking certain actions related to the calling of meetings, solicitation of proxies, making of proposals or director nominations and other actions of stockholders. The standstill provisions shall terminate thirty (30) days following an uncured event of default under the Original Credit Agreement or upon the occurrence of a Fundamental Change Event (as defined in the Investor Agreement).

Voting. During the period Oaktree has the right to appoint observers to the Board, they shall cause all shares of Common Stock held to be voted, or following the date Oaktree ceases having the right to appoint observers to the Board, they shall cause all shares of Common Stock that represent in excess of nine and eight-tenths percent (9.8%) of the outstanding shares of Common Stock of the Company to be voted, in each case, (x) in favor of all persons nominated to serve as directors by the Board and against all persons who have not been recommended by the Board and (y) otherwise in accordance with the recommendation of the Board with respect to all other actions, proposals or matters to be voted upon by the stockholders of the Company. The voting agreements shall terminate thirty (30) days following an uncured event of default under the Original Credit Agreement or upon the occurrence of a Fundamental Change Event.

Anti-Takeover Covenants. Until the later of (a) such time as the Loans have been repaid in full and (b) Oaktree beneficially owns, in the aggregate, warrants, shares of Common Stock, or Common Partnership Units, representing (or convertible, exchangeable, redeemable or exercisable into) less than ten percent (10%) of the total number of shares of Common Stock on a fully diluted basis, the Company will not adopt a stockholders rights plan or similar form of “poison pill” arrangement or elect or cause the Company to be subject to any applicable state anti-takeover law, in each case except to the extent Oaktree and their affiliates are expressly exempted.

Preemptive Rights. The Investor Agreement provides Oaktree with a preemptive right in the event that the Company issues and sells shares of Common Stock in certain public offerings and private placements, as more fully described in the Investor Agreement.

Subordination and Non-Disturbance Agreement

In connection with the transactions contemplated by the Original Credit Agreement, on January 15, 2021, the Company entered into the SNDA with Ashford Trust OP, Ashford TRS, Ashford Inc., Ashford LLC, Remington Hotels, Premier, Lismore and the Administrative Agent pursuant to which the applicable parties agreed to subordinate to the prior repayment in full of all obligations under the Original Credit Agreement, (1) prior to the later of (i) the second anniversary of the Original Credit Agreement and (ii) the date PIK Interest is paid in full, advisory fees (other than reimbursable expenses) in excess of 80% of such fees paid during the fiscal year ended December 31, 2019, (2) any termination fee or liquidated damages amounts under the advisory agreement, or any amount owed under any enhanced return funding program in connection with the termination of the advisory agreement or sale or foreclosure of assets financed thereunder, and (3) any payments to Lismore in connection with the transactions contemplated by the Original Credit Agreement.

Amendment No. 1 to the Credit Agreement

On October 12, 2021, the Company and Ashford Trust OP entered into Amendment No. 1 to the Credit Agreement with certain funds and accounts managed by Oaktree and the Administrative Agent which, among other items, (i) extends the commitment period of the Initial DDTL and Additional DDTL from thirty months to forty-two months after the initial closing date of the Credit Agreement, if the Initial Term Loans are repaid in full prior to the expiration of the DDTL Commitment Period, (ii) suspends our obligations to comply with certain covenants during the DDTL Commitment Period if at any point there are no loans or accrued interest thereon are outstanding, (iii) suspends our obligation to subordinate fees due under the Advisory Agreement if at any point there is no accrued interest outstanding or any accrued dividends on any of our preferred stock and we have a sufficient unrestricted cash to repay in full all outstanding Loans, (iv) permits Oaktree to, at any time, elect to receive an Exit Fee in warrants for the purchase of Common Stock equal to 19.9% of all Common Stock outstanding on the closing date of the senior secured credit facility subject to certain upward or downward adjustments, and (v) provides that in the event prior to the termination of the facility, Oaktree elects to receive the Exit Fee in warrants and any of such warrants are sold at a price per share of Common Stock in excess of $40, all obligations owed to Oaktree shall be reduced by an amount equal to 25% of the amount of such excess consideration, subject to certain adjustments.

In connection with the Credit Agreement and in the event Oaktree elects to receive the Exit Fee in warrants, the Company will issue to Oaktree warrants to purchase 1,745,260 shares of our Common Stock, which represents 19.9% of all Common Stock outstanding on the closing date of the Credit Agreement (calculated on a pro forma basis after giving effect to the issuance of such shares of common stock upon exercise of the warrants). The Warrant Certificate agreed to by the parties provides for customary adjustments in the event of certain distributions, subdivisions, combinations and other issuances by the Company. The Warrant Certificate also provides for adjustments to the number of shares which such warrants are purchasable for, subject to the terms and conditions set forth in the Credit Agreement and Warrant Certificate, (i) downward in the event certain of the Company’s subsidiaries effect a pledge of the equity interests of certain property-level subsidiaries and (ii) upward in the event Oaktree advance additional DDTLs to the Company.

Prior to the issuance of the warrants, the Company and Oaktree will also enter into the Registration Rights Agreement pursuant to which, among other items, the Company will agree to maintain the effectiveness of this registration statement.

USE OF PROCEEDS

We are registering these shares of our Common Stock for the benefit of the selling stockholders. We will not receive any proceeds from the resale of our Common Stock under this offering. In the event that Oaktree elects to receive the Exit Fee in warrants and any of such warrants are sold at a price per share of Common Stock in excess of $40.00, all obligations owed by us to Oaktree under the Credit Agreement shall be reduced by an amount equal to 25% of the amount of such excess consideration, subject to certain adjustments.

SELLING STOCKHOLDERS

References to “selling stockholders” in this prospectus means the persons listed in the table below, and the pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interests in shares of our Common Stock other than through a public sale. Except as noted in this prospectus, none of the selling stockholders have, or within the past three years have had, any material relationship with us or any of our predecessors or affiliates and the selling stockholders are not or were not affiliated with registered broker dealers.

The shares of Common Stock being registered for resale hereby consist of shares that have been issued or are issuable upon exercise of the warrants that may be issued to the selling stockholders in the event Oaktree elects to receive the Exit Fee in warrants for the purchase of our Common Stock under the Credit Agreement. We are registering the shares of Common Stock pursuant to the provisions of the Registration Rights Agreement we entered into with Oaktree prior to the closing of this offering in order to permit the selling stockholder to offer the shares for resale from time to time.

The table below presents information regarding the selling stockholder and the shares of Common Stock that they may offer from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholders, and reflects holdings as of October 18, 2021. The selling stockholders may sell some, all or none of their shares in this offering. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of Common Stock with respect to which the selling stockholders have voting and investment power. The percentage of shares of Common Stock beneficially owned by the selling stockholders prior to the offering shown in the table below is based on an aggregate of 33,398,492 shares of our Common Stock outstanding on October 18, 2021. However, each selling stockholder may sell all, some or none of the shares offered pursuant to this prospectus and may sell other shares of our Common Stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144. The fourth column assumes the sale of all of the shares offered by the selling stockholder pursuant to this prospectus.

	Shares Beneficially Owned Prior to Offering		Shares to be Beneficially Owned After Offering
Name of Selling Stockholder	Number.	Percentage. (1)	Number. (2)	Percentage. (1)
OCM AHT Holdings, LLC (3) (6)	860,064	2.6%	—	*
ROF8 AHT PT, LLC(4) (6)	860,064	2.6%	—	*
Oaktree Phoenix Investment Fund AIF (Delaware), L.P. (5) (6)	25,132	*	—	*

*	Less than one percent.

(1)	Applicable percentage ownership is based on 33,398,492 shares of our Common Stock outstanding as of October 18, 2021, and assuming an Exit Fee of 1,745,260 as described in “Prospectus Summary — The Offering.”

(2)	Assumes the sale of all shares being offered pursuant to this prospectus.

(3)	The manager of OCM AHT Holdings, LLC is Oaktree Fund GP, LLC. The managing member of Oaktree Fund GP, LLC is Oaktree Fund GP I, L.P. The general partner of Oaktree Fund GP I, L.P. is Oaktree Capital I, L.P. The general partner of Oaktree Capital I, L.P. is OCM Holdings I, LLC. The managing member of OCM Holdings I, LLC is Oaktree Holdings, LLC. The managing member of Oaktree Holdings, LLC is Oaktree Capital Group, LLC. Oaktree Capital Group, LLC is governed and controlled by its eleven-member board of directors. Each of the general partners, managing members, managers and directors listed above in this note disclaims beneficial ownership of the securities set forth in the table above as being beneficially owned by OCM AHT Holdings, LLC, except to the extent of their respective pecuniary interest therein, if any.

(4)	The managing member of ROF8 AHT PT, LLC is Oaktree Real Estate Opportunities Fund VIII GP, L.P. The general partner of Oaktree Real Estate Opportunities Fund VIII GP, L.P. is Oaktree Real Estate Opportunities Fund VIII GP Ltd. The sole director of Oaktree Real Estate Opportunities Fund VIII GP Ltd. is Oaktree Capital Management, L.P. The general partner of Oaktree Capital Management, L.P. is Oaktree Capital Management GP, LLC. The sole managing member of Oaktree Capital Management GP, LLC is Atlas OCM Holdings, LLC. Atlas OCM Holdings, LLC is governed and controlled by its eleven-member board of directors. Each of the general partners, managing members, and directors listed above in this note disclaims beneficial ownership of the securities set forth in the table above as being beneficially owned by ROF8 AHT PT, LLC, except to the extent of their respective pecuniary interest therein, if any.

(5)	The general partner of Oaktree Phoenix Investment Fund AIF (Delaware), L.P. is Oaktree Fund AIF Series, L.P. The general partner of Oaktree Fund AIF Series, L.P. is Oaktree Fund GP AIF, LLC. The managing member of Oaktree Fund GP AIF, LLC is Oaktree Fund GP III, L.P. The general partner of Oaktree Fund GP III, L.P. is Oaktree AIF Investments, L.P. The general partner of Oaktree AIF Investments, L.P. is Oaktree AIF Investment GP, LLC. The sole member of Oaktree AIF Investment GP, LLC is Atlas OCM Holdings, LLC. Atlas OCM Holdings, LLC is governed and controlled by its eleven-member board of directors. Each of the general partners, managing members, sole members, and directors listed above in this note expressly disclaims beneficial ownership of the securities set forth in the table above as being beneficially owned by Oaktree Phoenix Investment Fund AIF (Delaware), L.P., except to the extent of their respective pecuniary interest therein, if any.

(6)	OCM AHT Holdings, LLC, ROF8 AHT PT, LLC and Oaktree Phoenix Investment Fund AIF (Delaware), L.P. may be deemed to be a “group” for purposes of Rule 13d-3 under the Securities Exchange Act of 1934. Each such entity and each of the general partners, managing members, sole members, and directors thereof expressly disclaims beneficial ownership of the securities of each of the other such entities, except to the extent of their pecuniary interest therein, if any.

POLICIES AND OBJECTIVES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of our policies with respect to certain activities, including financing matters and conflicts of interest. These policies may be amended or revised from time to time at the discretion of the Board, without a vote of our stockholders. Any change to any of these policies by the Board, however, would be made only after a review and analysis of that change, in light of then-existing business and other circumstances, and then only if, in the exercise of its business judgment, the Board believes that it is advisable to do so in our and our stockholders’ best interests.

Disposition Policy

We will evaluate our asset portfolio on a regular basis to determine if it continues to satisfy our investment criteria. Subject to certain restrictions applicable to REITs, we may sell investments opportunistically and use the proceeds of any such sale for debt reduction or additional acquisitions. We will utilize several criteria to determine the long-term potential of our investments. Investments will be identified for sale based upon management’s forecast of the strength of the related cash flows as well as their value to our overall portfolio. Our decision to sell an investment often will be predicated upon the projected cash flow, size of the hotel, strength of the franchise, property condition and related costs to renovate the property, strength of market demand, projected supply of hotel rooms in the market, probability of increased valuation and geographic profile of the hotel. We may also acquire and sell other lodging-related assets opportunistically based upon management’s forecast and review of the performance of our overall portfolio and management’s assessment of changing conditions in the investment and capital markets. If we sell a property, other than a foreclosure property, held for sale to customers in the ordinary course of business, our gain from the sale will be subject to a 100% penalty tax.

Financing Policies

We utilize debt to increase equity returns. When evaluating our future level of indebtedness and making decisions regarding the incurrence of indebtedness, the Board considers a number of factors, including:

•	our leverage levels across the portfolio;

•	the purchase price of our investments to be acquired with debt financing;

•	impact on financial covenants;

•	cost of debt;

•	loan maturity schedule;

•	the estimated market value of our investments upon refinancing;

•	the ability of particular investments, and our Company as a whole, to generate cash flow to cover expected debt service; and

•	trailing twelve months net operating income of the hotel to be financed.

We may incur debt in the form of purchase money obligations to the sellers of properties, publicly or privately placed debt instruments, or financing from banks, institutional investors, or other lenders. Any such indebtedness may be secured or unsecured by mortgages or other interests in our properties. This indebtedness may be recourse, non-recourse, or cross-collateralized. If recourse, such recourse may include our general assets or be limited to the particular investment to which the indebtedness relates. In addition, we may invest in properties or loans subject to existing loans secured by mortgages or similar liens on the properties, or we may refinance properties acquired on a leveraged basis.

We may use the proceeds from any borrowings for working capital, consistent with industry practice, to:

•	purchase interests in partnerships or joint ventures;

•	finance the origination or purchase of debt investments; or

•	finance acquisitions, expand, redevelop or improve existing properties, or develop new properties or other uses.

In addition, if we do not have sufficient cash available, we may need to borrow to meet taxable income distribution requirements under the Internal Revenue Code of 1986, as amended (the “Code”). No assurances can be given that we will obtain additional financings or, if we do, what the amount and terms will be. Our failure to obtain future financing under favorable terms could adversely impact our ability to execute our business strategy. In addition, we may selectively pursue debt financing on our individual properties and debt investments.

Equity Capital Policies

Subject to applicable law and the requirements for listed companies on the New York Stock Exchange, the Board has the authority, without further stockholder approval, to issue additional authorized Common Stock and Preferred Stock or otherwise raise capital, including through the issuance of senior securities, in any manner and on the terms and for the consideration it deems appropriate, including in exchange for property. Existing stockholders will have no preemptive right to additional shares issued in any offering, and any offering might cause a dilution of investment. See “Description of Capital Stock.” We may in the future issue Common Stock in connection with acquisitions. We also may issue units of partnership interest in our operating partnership in connection with acquisitions of property.

We may, under certain circumstances, purchase Common Stock in the open market or in private transactions with our stockholders, if those purchases are approved by the Board. The Board has no present intention of causing us to repurchase any shares, and any action would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualifying as a REIT, for so long as the Board concludes that we should remain a REIT.

In the future we may institute a dividend reinvestment plan, or DRIP, and a related stock purchase plan which would allow our stockholders to acquire additional Common Stock by automatically reinvesting their cash dividends. Shares would be acquired pursuant to the plan at a price equal to the then prevailing market price, without payment of brokerage commissions or service charges. Stockholders who do not participate in the plan will continue to receive cash dividends as declared.

See “Prospectus Summary — Recent Developments” for a summary of the Exchange Offers that have been commenced.

Conflict of Interest Policy

We take conflicts of interest seriously and aim to ensure that transactions involving conflicts or potential conflicts are thoroughly examined and only approved by independent board members.

Because we could be subject to various conflicts of interest arising from our relationships with Braemar and Ashford Inc., including its subsidiaries, their respective affiliates and other parties, to mitigate any potential conflicts of interest, we have adopted a number of policies governing conflicts of interest. Our bylaws require that, at all times, a majority of the Board be independent directors, and our Corporate Governance Guidelines require that two-thirds of the Board be independent directors at all times that we do not have an independent chairman.

Our Corporate Governance Guidelines provide that, in order to mitigate potential conflicts of interest, any waiver, consent, approval, modification, enforcement, or elections which the Company may make pursuant to any agreement between the Company, on the one hand, and any of the following entities, on the other hand, shall be within the exclusive discretion and control of a majority of the independent directors: (a) Braemar or any of its subsidiaries; (b) Ashford Inc. or any of its subsidiaries; (c) any entity controlled by Mr. Monty J. Bennett and/or Mr. Archie Bennett, Jr.; and (d) any other entity advised by Ashford Inc. or its subsidiaries.

Additionally, the Board has adopted our Code of Business Conduct and Ethics, which includes a policy for review of any transactions in which an individual’s private interests may interfere or conflict in any way with the interests of the Company. Pursuant to the Code of Business Conduct and Ethics, employees must report any actual or potential conflict of interest involving themselves or others to our Executive Vice President, General Counsel and Secretary. Directors must make such report to our Executive Vice President, General Counsel and Secretary or the Chairman of the Nominating and Corporate Governance Committee. Officers must make such report to the Chairman of the Nominating and Corporate Governance Committee.

Our Related Party Transactions Committee is a committee composed of three independent directors and is tasked with reviewing any transaction in which our officers, directors, Ashford Inc. or Braemar or their officers, directors or respective affiliates have an interest, including our advisor or any other related party and their respective affiliates, before recommending approval by a majority of our independent directors. The Related Party Transactions Committee can deny a new proposed transaction or recommend for approval to the independent directors. Also, the Related Party Transactions Committee periodically reviews and reports to independent directors on past approved related party transactions. Finally, our directors also are subject to provisions of Maryland law that address transactions between Maryland corporations and our directors or other entities in which our directors have a material financial interest. Such transactions may be voidable under Maryland law, unless certain safe harbors are met. Our Charter contains a requirement, consistent with one such safe harbor, that any transaction or agreement involving us, any of our wholly owned subsidiaries or our operating partnership and a director or officer or an affiliate or associate of any director or officer requires the approval of a majority of disinterested directors.

Reporting Policies

Generally speaking, we will make available to our stockholders certified annual financial statements and annual reports. We are subject to the information reporting requirements of the Exchange Act. Pursuant to these requirements, we will file periodic reports, proxy statements and other information, including audited financial statements, with the SEC.

OUR COMPANY

Overview

Ashford Hospitality Trust, Inc., together with its subsidiaries, is an externally-advised REIT. While our portfolio currently consists of upscale hotels and upper upscale full-service hotels, our investment strategy is predominantly focused on investing in upper upscale full-service hotels in the U.S. that have a RevPAR generally less than twice the U.S. national average, and in all methods including direct real estate, equity, and debt. Future investments will predominately be in upper upscale hotels. We own our lodging investments and conduct our business through Ashford Trust OP, our operating partnership. Ashford OP General Partner LLC, a wholly-owned subsidiary of the Company, serves as the sole general partner of our operating partnership. Our hotel properties are primarily branded under the widely recognized upscale and upper upscale brands of Hilton, Hyatt, Marriott and Intercontinental Hotel Group. As of June 30, 2021, we owned interests in the following assets:

•	100 consolidated hotel properties, including 98 directly owned and two owned through a majority-owned investment in a consolidated entity, which represent 22,313 total rooms (or 22,286 net rooms excluding those attributable to our partner);

•	90 hotel condominium units at WorldQuest; and

•	16.7% ownership in OpenKey with a carrying value of $2.5 million.

For U.S. federal income tax purposes, we have elected to be treated as a REIT, which subjects us to limitations related to operating hotels. As of June 30, 2021, our 100 hotel properties were leased or owned by Ashford TRS. Ashford TRS then engages Remington Hotels or third-party hotel management companies to operate the hotels under management contracts. Hotel operating results related to these properties are included in our consolidated statements of operations.

We are advised by Ashford LLC, a subsidiary of Ashford Inc., through our Advisory Agreement. All of the hotel properties in our portfolio are currently asset-managed by Ashford LLC. We do not have any employees. All of the advisory services that might be provided by employees are provided to us by Ashford LLC.

We do not operate any of our hotel properties directly; instead we employ hotel management companies to operate them for us under management contracts. Remington Hotels, a subsidiary of Ashford Inc., manages 68 of our 100 hotel properties and WorldQuest. Third-party hotel management companies manage our remaining hotel properties.

Ashford Inc. also provides other products and services to us or our hotel properties through certain entities in which Ashford Inc. has an ownership interest. These products and services include, but are not limited to project management services, debt placement and related services, audio visual services, real estate advisory services, insurance claims services, hypoallergenic premium rooms, investment management services, broker-dealer and distribution services and mobile key technology. Effective December 31, 2020, the Investment Management Agreement with AIM was terminated.

Mr. Monty J. Bennett is chairman and chief executive officer of Ashford Inc. and, together with Mr. Archie Bennett, Jr., as of June 30, 2021, owned approximately 608,578 shares of Ashford Inc. common stock, which represented an approximate 20.1% ownership interest in Ashford Inc., and owned 18,758,600 shares of Ashford Inc. Series D Convertible Preferred Stock, which is exercisable (at an exercise price of $117.50 per share) into an additional approximate 3,991,191 shares of Ashford Inc. common stock, which if exercised as of June 30, 2021 would have increased the Bennetts’ ownership interest in Ashford Inc. to 65.6%, provided that prior to August 8, 2023, the voting power of the holders of the Ashford Inc. Series D Convertible Preferred Stock is limited to 40% of the combined voting power of all of the outstanding voting securities of Ashford Inc. entitled to vote on any given matter. The 18,758,600 Series D Convertible Preferred Stock owned by Mr. Monty J. Bennett and Mr. Archie Bennett, Jr. include 360,000 shares owned by trusts.

Business Strategies

Based on our primary business objectives and forecasted operating conditions, our current key priorities and financial strategies include, among other things:

•	acquisition of hotel properties, in whole or in part, that we expect will be accretive to our portfolio;

•	disposition of non-core hotel properties;

•	pursuing capital market activities to enhance long-term stockholder value;

•	preserving capital, enhancing liquidity, and continuing current cost saving measures;

•	implementing selective capital improvements designed to increase profitability and to maintain the quality of our assets;

•	implementing effective asset management strategies to minimize operating costs and increase revenues;

•	financing or refinancing hotels on competitive terms;

•	utilizing hedges, derivatives and other strategies to mitigate risks;

•	accessing cost effective capital; and

•	making other investments or divestitures that the Board deems appropriate.

Our current investment strategy is to focus on owning predominantly full-service hotels in the upper upscale segment in domestic markets that have RevPAR generally less than twice the U.S. national average. We believe that as supply, demand, and capital market cycles change, we will be able to shift our investment strategy to take advantage of new lodging-related investment opportunities as they may develop. Our investments may include: (i) direct hotel investments; (ii) mezzanine financing through origination or acquisition; (iii) first mortgage financing through origination or acquisition; (iv) sale-leaseback transactions; and (v) other hospitality transactions.

Our strategy is designed to take advantage of lodging industry conditions and adjust to changes in market circumstances over time. Our assessment of market conditions will determine asset reallocation strategies. While we seek to capitalize on favorable market fundamentals, conditions beyond our control may have an impact on overall profitability, our investment opportunities and our investment returns. We will continue to seek ways to benefit from the cyclical nature of the hotel industry.

To take full advantage of future investment opportunities in the lodging industry, we intend to seek investment opportunities according to the asset allocation strategies described below. However, due to ongoing changes in market conditions, we will continually evaluate the appropriateness of our investment strategies. The Board may change any or all of these strategies at any time without stockholder approval or notice.

Direct Hotel Investments — In selecting hotels to acquire, we target hotels that offer either a high current return or the opportunity to increase in value through repositioning, capital investments, market-based recovery, or improved management practices. Our direct hotel acquisition strategy primarily targets full-service upscale and upper upscale hotels with RevPAR less than twice the national average in primary, secondary, and resort markets, typically throughout the U.S. and will seek to achieve both current income and appreciation. In addition, we will continue to assess our existing hotel portfolio and make strategic decisions to sell certain under-performing or non-strategic hotels that no longer fit our investment strategy or criteria due to micro or macro market changes or other reasons.

Other Transactions — We may also seek investment opportunities in other lodging related assets or businesses that offer diversification, attractive risk adjusted returns, and/or capital allocation benefits, including mezzanine financing, first mortgage financing, and/or sale-leaseback transactions.

Business Segments

We currently operate in one business segment within the hotel lodging industry: direct hotel investments. A discussion of our operating segment is incorporated by reference to our consolidated financial statements which are incorporated by reference herein.

Financing Strategy

We often utilize debt to increase equity returns. When evaluating our future level of indebtedness and making decisions regarding the incurrence of indebtedness, we consider a number of factors, including:

•	our leverage levels across the portfolio;

•	the purchase price of our investments to be acquired with debt financing;

•	impact on financial covenants;

•	cost of debt;

•	loan maturity schedule;

•	the estimated market value of our investments upon refinancing;

•	the ability of particular investments, and our Company as a whole, to generate cash flow to cover expected debt service; and

•	trailing twelve months net operating income of the hotel to be financed.

We may incur debt in the form of purchase money obligations to the sellers of properties, publicly or privately placed debt instruments, or financing from banks, institutional investors, or other lenders. Any such indebtedness may be secured or unsecured by mortgages or other interests in our properties. This indebtedness may be recourse, non-recourse, or cross-collateralized. If recourse, such recourse may include our general assets or be limited to the particular investment to which the indebtedness relates. In addition, we may invest in properties or loans subject to existing loans secured by mortgages or similar liens on the properties, or we may refinance properties acquired on a leveraged basis.

We may use the proceeds from any borrowings for working capital, consistent with industry practice, to:

•	purchase interests in partnerships or joint ventures;

•	finance the origination or purchase of debt investments; or

•	finance acquisitions, expand, redevelop or improve existing properties, or develop new properties or other uses.

In addition, if we do not have sufficient cash available, we may need to borrow to meet taxable income distribution requirements under the Code. No assurances can be given that we will obtain additional financings or, if we do, what the amount and terms will be. Our failure to obtain future financing under favorable terms could adversely impact our ability to execute our business strategy. In addition, we may selectively pursue debt financing on our individual properties and debt investments.

Competition

The hotel industry is highly competitive and the hotels in which we invest are subject to competition from other hotels for guests. Competition is based on a number of factors, most notably convenience of location, availability of rooms, brand affiliation, price, range of services, guest amenities or accommodations offered and quality of customer service. Competition is often specific to the individual markets in which our properties are located and includes competition from existing and new hotels. Increased competition could have a material adverse effect on the occupancy rate, average daily room rate and rooms revenue per available room of our hotels or may require us to make capital improvements that we otherwise would not have to make, which may result in decreases in our profitability.

Our principal competitors include other hotel operating companies, ownership companies and national and international hotel brands. We face increased competition from providers of less expensive accommodations, such as select-service hotels or independent owner-managed hotels, during periods of economic downturn when leisure and business travelers become more sensitive to room rates. We also experience competition from alternative types of accommodations such as home sharing companies and apartment operators offering short-term rentals.

Employees

We have no employees. Our appointed officers are provided by Ashford LLC, a subsidiary of Ashford Inc. Advisory services which would otherwise be provided by employees are provided by subsidiaries of Ashford Inc. and by our appointed officers. Subsidiaries of Ashford Inc. have approximately 96 full-time employees who provide advisory services to us. These employees directly or indirectly perform various acquisition, development, asset management, capital markets, accounting, tax, risk management, legal, redevelopment, and corporate management functions pursuant to the terms of our Advisory Agreement.

Governmental Regulations

Our properties are subject to various federal, state and local regulatory laws and requirements, including, but not limited to, the ADA, zoning regulations, building codes and land use laws, and building, occupancy and other permit requirements. Noncompliance could result in the imposition of governmental fines or the award of damages to private litigants. While we believe that we are currently in material compliance with these regulatory requirements, the requirements may change or new requirements may be imposed that could require significant unanticipated expenditures by us. Additionally, local zoning and land use laws, environmental statutes, health and safety rules and other governmental requirements may restrict, or negatively impact, our property operations, or expansion, rehabilitation and reconstruction activities and such regulations may prevent us from taking advantage of economic opportunities. Future changes in federal, state or local tax regulations applicable to REITs, real property or income derived from our real estate could impact the financial performance, operations, and value of our properties and the Company.

Environmental Matters

Under various federal, state, and local laws and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on such property. These laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances. Furthermore, a person who arranges for the disposal of a hazardous substance or transports a hazardous substance for disposal or treatment from property owned by another may be liable for the costs of removal or remediation of hazardous substances released into the environment at that property. The costs of remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to promptly remediate such substances, may adversely affect the owner’s ability to sell the affected property or to borrow using the affected property as collateral. In connection with the ownership and operation of our properties, we, our operating partnership, or Ashford TRS may be potentially liable for any such costs. In addition, the value of any lodging property loan we originate or acquire would be adversely affected if the underlying property contained hazardous or toxic substances.

Phase I environmental assessments, which are intended to identify potential environmental contamination for which our properties may be responsible, have been obtained on substantially all of our properties. Such Phase I environmental assessments included:

•	historical reviews of the properties;

•	reviews of certain public records;

•	preliminary investigations of the sites and surrounding properties;

•	screening for the presence of hazardous substances, toxic substances, and underground storage tanks; and

•	the preparation and issuance of a written report.

Such Phase I environmental assessments did not include invasive procedures, such as soil sampling or ground water analysis. Such Phase I environmental assessments have not revealed any environmental liability that we believe would have a material adverse effect on our business, assets, results of operations, or liquidity, and we are not aware of any such liability. To the extent Phase I environmental assessments reveal facts that require further investigation, we would perform a Phase II environmental assessment. However, it is possible that these environmental assessments will not reveal all environmental liabilities. There may be material environmental liabilities of which we are unaware, including environmental liabilities that may have arisen since the environmental assessments were completed or updated. No assurances can be given that: (i) future laws, ordinances, or regulations will not impose any material environmental liability; or (ii) the current environmental condition of our properties will not be affected by the condition of properties in the vicinity (such as the presence of leaking underground storage tanks) or by third parties unrelated to us.

We believe our properties are in compliance in all material respects with all federal, state, and local ordinances and regulations regarding hazardous or toxic substances and other environmental matters. Neither we nor, to our knowledge, any of the former owners of our properties have been notified by any governmental authority of any material noncompliance, liability, or claim relating to hazardous or toxic substances or other environmental matters in connection with any of our properties.

Insurance

We maintain comprehensive insurance, including liability, property, workers’ compensation, rental loss, environmental, terrorism, cybersecurity and, when available on commercially reasonable terms, flood, wind and earthquake insurance, with policy specifications, limits, and deductibles customarily carried for similar properties.

Certain types of losses (for example, matters of a catastrophic nature such as acts of war or substantial known environmental liabilities) are either uninsurable or require substantial premiums that are not economically feasible to maintain. Certain types of losses, such as those arising from subsidence activity, are insurable only to the extent that certain standard policy exceptions to insurability are waived by agreement with the insurer. We believe, however, that our properties are adequately insured, consistent with industry standards.

Franchise Licenses

We believe that the public’s perception of quality associated with a franchisor can be an important feature in the operation of a hotel. Franchisors provide a variety of benefits for franchisees, which include national advertising, publicity, and other marketing programs designed to increase brand awareness, training of personnel, continuous review of quality standards, and centralized reservation systems.

As of June 30, 2021, we owned interests in 100 hotel properties, 93 of which operated under the following franchise licenses or brand management agreements:

Embassy Suites is a registered trademark of Hilton Hospitality, Inc.

Hilton is a registered trademark of Hilton Hospitality, Inc.

Hilton Garden Inn is a registered trademark of Hilton Hospitality, Inc.

Hampton Inn is a registered trademark of Hilton Hospitality, Inc.

Marriott is a registered trademark of Marriott International, Inc.

SpringHill Suites is a registered trademark of Marriott International, Inc.

Residence Inn by Marriott is a registered trademark of Marriott International, Inc.

Courtyard by Marriott is a registered trademark of Marriott International, Inc.

Fairfield Inn by Marriott is a registered trademark of Marriott International, Inc.

TownePlace Suites is a registered trademark of Marriott International, Inc.

Renaissance is a registered trademark of Marriott International, Inc.

Ritz-Carlton is a registered trademark of Marriott International, Inc.

Hyatt Regency is a registered trademark of Hyatt Hotels Corporation.

Sheraton is a registered trademark of Marriott International, Inc.

W is a registered trademark of Marriott International, Inc.

Westin is a registered trademark of Marriott International, Inc.

Crowne Plaza is a registered trademark of InterContinental Hotels Group.

Hotel Indigo is a registered trademark of InterContinental Hotels Group.

One Ocean is a registered trademark of Remington Hotels, LLC.

Tribute Portfolio is a registered trademark of Marriott International, Inc.

Our management companies, including Remington Hotels, must operate each hotel pursuant to the terms of the related franchise or brand management agreement and must use their best efforts to maintain the right to operate each hotel pursuant to such terms. In the event of termination of a particular franchise or brand management agreement, our management companies must operate any affected hotels under another franchise or brand management agreement, if any, that we enter into. We anticipate that many of the additional hotels we acquire could be operated under franchise licenses or brand management agreements as well.

Our franchise licenses and brand management agreements generally specify certain management, operational, recordkeeping, accounting, reporting, and marketing standards and procedures with which the franchisee or brand operator must comply, including requirements related to:

•	training of operational personnel;

•	safety;

•	maintaining specified insurance;

•	types of services and products ancillary to guestroom services that may be provided;

•	display of signage; and

•	type, quality, and age of furniture, fixtures, and equipment included in guestrooms, lobbies, and other common areas.

Seasonality

Our properties’ operations historically have been seasonal as certain properties maintain higher occupancy rates during the summer months, while certain other properties maintain higher occupancy rates during the winter months. This seasonality pattern can cause fluctuations in our quarterly revenue. Quarterly revenue also may be adversely affected by renovations and repositionings, our managers’ effectiveness in generating business and by events beyond our control, such as the COVID-19 pandemic and government-issued travel restrictions in response, extreme weather conditions, natural disasters, terrorist attacks or alerts, civil unrest, government shutdowns, airline strikes or reduced airline capacity, economic factors and other considerations affecting travel. To the extent that cash flows from operations are insufficient during any quarter to enable us to make quarterly distributions to maintain our REIT status due to temporary or seasonal fluctuations in lease revenue, we expect to utilize cash on hand, cash generated through borrowings and issuances of common stock to fund required distributions. However, we cannot make any assurances that we will make distributions in the future.

Investments in Real Estate or Interests in Real Estate

Direct Hotel Investments.   In selecting hotels to acquire, we target hotels that offer either a high current return or the opportunity to increase in value through repositioning, capital investments, market-based recovery, or improved management practices. Our direct hotel acquisition strategy primarily targets full-service upscale and upper upscale hotels with RevPAR less than twice the national average in primary, secondary, and resort markets, typically throughout the U.S. and will seek to achieve both current income and appreciation. In addition, we will continue to assess our existing hotel portfolio and make strategic decisions to sell certain under-performing or non-strategic hotels that do not fit our investment strategy or criteria due to micro or macro market changes or other reasons.

Operating Procedures

In implementing our business strategy through investments that satisfy the applicable investment policies described above, we consider each of the following:

Asset Review.   In making future hotel investment decisions, we will consider several criteria, including:

•	Number of Rooms — We anticipate acquiring or investing in hotels with at least 75 rooms.

•	Ownership Structure — We prefer properties with a fee simple title.

•	Management — We prefer that the property is unencumbered by long-term management contracts.

•	Franchise Affiliations — We will consider both major franchises as well as independents.

•	Competition — We intend to seek properties in areas that lack a substantial new supply of hotel rooms, appear resilient to down markets and either have an existing broad demand or a growing demand base.

•	Physical Condition — The condition of the property that is acceptable to us will depend on the pricing structure. Major product improvement plans or renovations are acceptable if the pricing adequately reflects such renovations.

•	Available Financing — To the extent we utilize financing in our investments, we will seek non-recourse financing.

•	Amenities — We prefer properties that have amenities (food and beverage, meeting space, fitness equipment, parking, etc.) consistent with the needs of its targeted customer.

•	Operating Performance — We intend to seek hotels that have shown a solid operating performance or alternatively seek assets where strategic changes in operations or its market positioning will generate improved revenue and operating margins.

•	New Supply — We invest in markets where the effects of future growth in new rooms are understood and factored in value considerations.

•	Room Demand Generators — We will seek hotels that have a diversified base of room demand generators or alternatively seek to reposition hotels to capitalize on shifting the hotel’s guest mix in ways to improve operating performance.

However, none of these criteria alone is considered determinative.

Underwriting Review.   After we identify a potential investment, a due diligence team, consisting of in-house and third parties, will conduct detailed due diligence to assess the potential investment. This due diligence team will follow underwriting guidelines and review a list of property-level issues, including, but not limited to:

•	property financials;

•	property condition;

•	environmental issues;

•	ADA compliance;

•	title surveys;

•	competitive position;

•	brand;

•	market assessment;

•	advance booking reports; and

•	marketing plans.

Market Assessments.   Our market assessment analysis will entail in-depth evaluation of macro and micro market forces affecting the lodging industry in a given market and the specific sub-market. We usually process data obtained from numerous industry sources that focus on new supply, changes in demand patterns, brand expansion plans, performance of key corporations, government initiatives and essential hotel performance data (e.g., average daily rate, or ADR, occupancy and RevPAR). We will analyze this information to make near-term and long-term investment and sales decisions within each market and further within specific sub-markets.

Capital Markets Evaluation.   We monitor the capital markets to determine trends in lodging investment patterns and debt-to-equity pricing. We typically maintain a debt and equity transaction database encompassing recently closed transactions and suggested pricing for new transactions. This information will assist us in the formulation of competitive pricing trends and may serve as a good indicator of when liquidity gaps or pricing inefficiencies may exist in the market. We intend to use this pricing knowledge to optimally allocate our assets across our four targeted lodging-related investment classes to maximize our risk-adjusted returns.

Value Optimization Strategies.   We intend to regularly evaluate the incremental performance and resulting investment actions for each asset in our portfolio as part of our budget review process. Because of our fluid asset allocation strategy, it will be imperative that the relative merits of holding a particular property or investment demonstrate benefits in terms of accretion and portfolio diversification. Our objective in such an evaluation is to confirm that an existing asset adds to stockholder value. The methodology consists of a “re-buy” analysis that determines if continuing to hold a particular investment, using forward-looking market growth assumptions, is a valid strategy. By consistently applying this policy across all investments, we seek to maximize our investment returns by reallocating funds into more productive asset classes.

DISTRIBUTION POLICY

No dividends can be paid on the Common Stock unless and until all accumulated and unpaid dividends on our outstanding Preferred Stock have been declared and paid. As of October 18, 2021, the total accumulated unpaid dividend on the outstanding Preferred Stock was approximately $19.3 million. Additionally, under Maryland law and except for an ability to pay a dividend out of current earnings in certain limited circumstances, no dividend may be declared or paid by a Maryland corporation if, after giving effect to the dividend, assets will continue to exceed liabilities and the corporation will be able to continue to pay its debts as they become due in the usual course. As of June 30, 2021, the Company had a deficit in stockholders’ equity of approximately $83.2 million and had not generated current earnings from which a dividend is potentially payable since the year ended December 31, 2015. For these and other reasons, there is no expectation that a dividend on Common Stock can or would be considered or declared at any time in the foreseeable future.

On December 8, 2020, the Board reviewed and approved our 2021 dividend policy and on December 11, 2020 announced that the Company does not anticipate paying any dividends on its outstanding Common Stock and Preferred Stock for any quarter ending during 2021. The Board will continue to review our dividend policy and make future announcements with respect thereto. We may incur indebtedness to meet distribution requirements imposed on REITs under the Code to the extent that working capital and cash flow from our investments are insufficient to fund required distributions. Alternatively, we may elect to pay dividends on our Common Stock in cash or a combination of cash and shares of securities as permitted under U.S. federal income tax laws governing REIT distribution requirements. We may pay dividends in excess of our cash flow.

Distributions are authorized by the Board and declared by us based upon a variety of factors deemed relevant by our directors. No assurance can be given that our dividend policy, including our dividend policy for 2020 and 2021, will not change in the future. The adoption of a dividend policy does not commit the Board to declare or not declare future dividends or the amount thereof. The Board will continue to review our dividend policy on at least a quarterly basis. Our ability to pay distributions to our stockholders will depend, in part, upon our receipt of distributions from our operating partnership. This, in turn, may depend upon receipt of lease payments with respect to our properties from indirect subsidiaries of our operating partnership, the management of our properties by our hotel managers and general business conditions (including the impact of COVID-19). Distributions to our stockholders are generally taxable to our stockholders as ordinary income. However, since a portion of our investments are equity ownership interests in hotels, which result in depreciation and non-cash charges against our income, a portion of our distributions may constitute a non-taxable return of capital, to the extent of a stockholder’s tax basis in the stock. To the extent that it is consistent with maintaining our REIT status, we may maintain accumulated earnings of Ashford TRS in that entity.

Our Charter allows us to issue preferred stock with a preference on distributions, such as our Series D Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and Series I Preferred Stock. The partnership agreement of our operating partnership also allows the operating partnership to issue units with a preference on distributions. The issuance of these series of Preferred Stock and units together with any similar issuance in the future, given the dividend preference on such stock or units, could limit our ability to make a dividend distribution to our Common Stockholders. In addition, the same factors impacting the Board’s dividend policy for 2020 and 2021 may impact our ability to pay dividends on our Preferred Stock.

DESCRIPTION OF CAPITAL STOCK

The following is a brief description of the material terms of our securities that may be offered under this prospectus. This description does not purport to be complete and is subject in all respects to applicable Maryland law and to the provisions of our Charter and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and any applicable amendments or supplements thereto, copies of which are on file with the SEC as described under “How to Obtain Additional Information.”

General

We may offer under this prospectus shares of Common Stock, par value $0.01 per share. Our Charter provides that we have authority to issue up to 450,000,000 shares of capital stock, consisting of (a) 400,000,000 shares of Common Stock and (b) 50,000,000 shares of Preferred Stock, par value $0.01 per share.

Common Stock

As of October 18, 2021, and after the reverse stock split that was effective after the close of business on July 16, 2021, we had 33,398,492 shares of Common Stock outstanding. The following is a summary of the material terms and provisions of our Common Stock.

Authorized Capital Shares

Our authorized capital shares consist of 400,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock, par value $0.01 per share. All outstanding shares of our Common Stock are fully paid and nonassessable. There was no change to the number of authorized Common Stock as a result of the reverse stock split that was effective after the close of business on July 16, 2021.

Voting Rights

Subject to the provisions of our Charter regarding the restrictions on transfer of stock, each outstanding share of our Common Stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. Director nominees in an uncontested election are elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (with abstentions and broker non-votes not counted as a vote cast either “for” or “against” that director’s election). In the event of a contested election, as defined in our Charter, a plurality voting standard will apply.

Dividend Rights

Subject to the preferential rights of any other class or series of stock and to the provisions of the Charter regarding the restrictions on transfer of stock, holders of shares of our Common Stock are entitled to receive dividends on such stock when, as and if authorized by the Board out of funds legally available therefor.

Liquidation Rights

Subject to the preferential rights of any other class or series of stock, holders of shares of our Common Stock are entitled to share ratably in the assets of our Company legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of our Company, including the preferential rights on dissolution of any class or classes of Preferred Stock.

Other Rights and Preferences

Holders of shares of our Common Stock have no preference, conversion, exchange, sinking fund, or redemption and have no preemptive rights to subscribe for any securities of our Company, and generally have no appraisal rights so long as our Common Stock is listed on a national securities exchange and except in very limited circumstances involving a merger where our stock is converted into any consideration other than stock of the successor in the merger and in which our directors, officers, and 5% or greater stockholders receive different consideration than stockholders generally. Subject to the provisions of the Charter regarding the restrictions on transfer of stock, shares of our Common Stock will have equal dividend, liquidation and other rights.

Subject to the provisions of the Charter regarding the restrictions on transfer of stock, we are not aware of any limitations on the rights to own our Common Stock, including rights of non-resident or foreign stockholders to hold or exercise voting rights on our Common Stock, imposed by foreign law or by our Charter or bylaws.

Listing

The Common Stock is listed on the NYSE under the trading symbol “AHT.”

Power to Reclassify Shares of Our Capital Stock; Issuance of Additional Shares

Our Charter authorizes the Board to classify or reclassify any unissued shares of stock from time to time in one or more classes or series of stock; including preferred stock, and to authorize the issuance of such shares. Prior to issuance of shares of each class or series of capital stock, the Board is required by Maryland law and by our Charter to set, subject to our Charter restrictions on the transfer of our capital stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. When issued, all shares of our capital stock offered by this Prospectus will be duly authorized, fully paid and nonassessable.

We believe that the power to issue additional shares of Common Stock or Preferred Stock and to classify or reclassify unissued shares of Common Stock or Preferred Stock and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any national securities exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of capital stock that could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of Common Stock or otherwise be in their best interest.

Preferred Stock

Our Charter authorizes the Board to classify from time to time any unissued shares of capital stock in one or more classes or series of preferred stock and to reclassify any previously classified but unissued Preferred Stock of any class or series, in one or more classes or series. As of the date of this prospectus, there are five classes of Preferred Stock authorized and outstanding: our Series D Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock and Series I Preferred Stock.

If the Exchange Offer and the Consent Solicitation for a series of Preferred Stock closes and the Proposed Amendments are approved by the holders of Common Stock, each share of the Preferred Stock of the series not tendered in the Exchange Offers will be converted by the Articles of Amendment into the right to receive 1.74 shares of our Common Stock, which does not include the same premium to market price of each series of Preferred Stock that is included in the Consideration Options.

Series D Preferred Stock

As of October 18, 2021, we had 1,174,427 shares of our Series D Preferred Stock outstanding. The following is a summary of the material terms and provisions of our Series D Preferred Stock.

Authorized Capital Shares

The Board has classified and designated 9,666,797 shares of Series D Preferred Stock. All outstanding shares of our Series D Preferred Stock are fully paid and nonassessable.

Ranking

The Series D Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs rank:

•	senior to all classes or series of Common Stock and to all equity securities ranking junior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

•	on a parity with all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

•	junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Our Series D Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series H Preferred Stock, and Series I Preferred Stock all rank on a parity with one another.

Voting Rights

Holders of Series D Preferred Stock generally have no voting rights, except that if six or more quarterly dividend payments have not been made, the Board will be expanded by two seats and the holders of Series D Preferred Stock, voting together as a single class with the holders of all other series of Preferred Stock that has been granted similar voting rights and is considered parity stock with the Series D Preferred Stock, will be entitled to elect these two directors. In addition, the issuance of senior shares or certain changes to the terms of the Series D Preferred Stock that would be materially adverse to the rights of holders of Series D Preferred Stock cannot be made without the affirmative vote or consent of holders of at least 66 2/3% of the outstanding Series D Preferred Stock and shares of any class or series of shares ranking on a parity with the Series D Preferred Stock which are entitled to similar voting rights, if any, voting as a single class.

Dividend Rights

The Series D Preferred Stock accrues a cumulative cash dividend at an annual rate of 8.45% on the $25.00 per share liquidation preference; provided, however, that during any period of time that both (i) the Series D Preferred Stock is not listed on either the NYSE, NYSE American LLC (the “NYSE American”), or the NASDAQ, or on a successor exchange and (ii) we are not subject to the reporting requirements of the Exchange Act, the Series D Preferred Stock will accrue a cumulative cash dividend at an annual rate of 9.45% on the $25.00 per share liquidation preference (equivalent to an annual dividend rate of $2.3625 per share), which we refer to as a special distribution.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of our Company, the holders of Series D Preferred Stock will be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of liquidation, dissolution or winding up of the affairs of our Company, before any payment or distribution will be made to or set apart for the holders of any junior stock.

Other Rights and Preferences

The Series D Preferred Stock is not convertible or exchangeable for any of our other securities or property, and holders of shares of our Series D Preferred Stock have no preemptive rights to subscribe for any securities of our Company. Holders of Series D Preferred Stock do not have redemption rights. Our Series D Preferred Stock is not subject to any sinking fund provisions.

During any period in which we are required to pay a special distribution, holders of the Series D Preferred Stock will become entitled to certain information rights related thereto.

Subject to the provisions of the Charter regarding the restrictions on transfer of stock, we are not aware of any limitations on the rights to own our Series D Preferred Stock, including rights of non-resident or foreign stockholders to hold or exercise voting rights on our Series D Preferred Stock, imposed by foreign law or by our Charter or bylaws.

Listing

The Series D Preferred Stock is traded on the NYSE under the trading symbol “AHTprD.”

Series F Preferred Stock

As of October 18, 2021, we had 1,319,044 shares of our Series F Preferred Stock outstanding. The following is a summary of the material terms and provisions of our Series F Preferred Stock.

Authorized Capital Shares

The Board has classified and designated 4,800,000 shares of Series F Preferred Stock. All outstanding shares of our Series F Preferred Stock are fully paid and nonassessable.

Ranking

The Series F Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs rank:

•	senior to all classes or series of Common Stock and to all equity securities ranking junior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

•	on a parity with all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

•	junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Voting Rights

Holders of Series F Preferred Stock generally have no voting rights, except that if six or more quarterly dividend payments have not been made, the Board will be expanded by two seats and the holders of Series F Preferred Stock, voting together as a single class with the holders of all other series of Preferred Stock that has been granted similar voting rights and is considered parity stock with the Series F Preferred Stock, will be entitled to elect these two directors. In addition, the issuance of senior shares or certain changes to the terms of the Series F Preferred Stock that would be materially adverse to the rights of holders of Series F Preferred Stock cannot be made without the affirmative vote or consent of holders of at least 66 2/3% of the outstanding Series F Preferred Stock and shares of any class or series of shares ranking on a parity with the Series F Preferred Stock which are entitled to similar voting rights, if any, voting as a single class.

Dividend Rights

The Series F Preferred Stock accrues a cumulative cash dividend at an annual rate of 7.375% on the $25.00 per share liquidation preference.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of our Company, the holders of Series F Preferred Stock will be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of liquidation, dissolution or winding up of the affairs of our Company, before any payment or distribution will be made to or set apart for the holders of any junior stock.

Redemption Provisions

Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series F Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control conversion date, we exercise any of our redemption rights relating to the Series F Preferred Stock (whether our optional redemption right or our special optional redemption right), the holders of Series F Preferred Stock will not have the conversion right described below.

A “Change of Control” is when, after the original issuance of the Series F Preferred Stock, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our Company entitling that person to exercise more than 50% of the total voting power of all shares of our Company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depository Receipts representing such securities) listed on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.

In addition, we may redeem the Series F Preferred Stock, in whole or from time to time in part, at a cash redemption price equal to 100% of the $25.00 per share liquidation preference plus all accrued and unpaid dividends to the date fixed for redemption. The Series F Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series F Preferred Stock will have the right (unless, prior to the Change of Control conversion date, we have provided or provide notice of our election to redeem the Series F Preferred Stock) to convert some or all of the Series F Preferred Stock held by such holder on the Change of Control conversion date into a number of shares of our Common Stock per share of Series F Preferred Stock to be converted equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control conversion date (unless the Change of Control conversion date is after a dividend record date for the Series F Preferred Stock and prior to the corresponding Series F Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•	0.0968992, subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration. The “Common Stock Price” will be (i) the amount of cash consideration per share of Common Stock, if the consideration to be received in the Change of Control by the holders of our Common Stock is solely cash; or (ii) the average of the closing prices for our Common Stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of our Common Stock is other than solely cash.

If, prior to the Change of Control conversion date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of Series F Preferred Stock will not have any right to convert the Series F Preferred Stock in connection with the Change of Control conversion right and any shares of Series F Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control conversion date.

Except as provided above in connection with a Change of Control, the Series F Preferred Stock is not convertible into or exchangeable for any other securities or property.

Other Rights and Preferences

Holders of shares of our Series F Preferred Stock have no preemptive rights to subscribe for any securities of our Company. Subject to the provisions of the Charter regarding the restrictions on transfer of stock, we are not aware of any limitations on the rights to own our Series F Preferred Stock, including rights of non-resident or foreign stockholders to hold or exercise voting rights on our Series F Preferred Stock, imposed by foreign law or by our Charter or bylaws.

Listing

The Series F Preferred Stock is traded on the NYSE under the trading symbol “AHTprF.”

Series G Preferred Stock

As of October 18, 2021, we had 1,681,170 shares of our Series G Preferred Stock outstanding. The following is a summary of the material terms and provisions of our Series G Preferred Stock.

Authorized Capital Shares

The Board has classified and designated 6,900,000 shares of Series G Preferred Stock. All outstanding shares of our Series G Preferred Stock are fully paid and nonassessable.

Ranking

The Series G Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs rank:

•	senior to all classes or series of Common Stock and to all equity securities ranking junior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

•	on a parity with all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

•	junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Voting Rights

Holders of Series G Preferred Stock generally have no voting rights, except that if six or more quarterly dividend payments have not been made, the Board will be expanded by two seats and the holders of Series G Preferred Stock, voting together as a single class with the holders of all other series of Preferred Stock that has been granted similar voting rights and is considered parity stock with the Series G Preferred Stock, will be entitled to elect these two directors. In addition, the issuance of senior shares or certain changes to the terms of the Series G Preferred Stock that would be materially adverse to the rights of holders of Series G Preferred Stock cannot be made without the affirmative vote or consent of holders of at least 66 2/3% of the outstanding Series G Preferred Stock and shares of any class or series of shares ranking on a parity with the Series G Preferred Stock which are entitled to similar voting rights, if any, voting as a single class.

Dividend Rights

The Series G Preferred Stock accrues a cumulative cash dividend at an annual rate of 7.375% on the $25.00 per share liquidation preference.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of our Company, the holders of Series G Preferred Stock will be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of liquidation, dissolution or winding up of the affairs of our Company, before any payment or distribution will be made to or set apart for the holders of any junior stock.

Redemption Provisions

Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series G Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control conversion date, we exercise any of our redemption rights relating to the Series G Preferred Stock (whether our optional redemption right or our special optional redemption right), the holders of Series G Preferred Stock will not have the conversion right described below.

A “Change of Control” is when, after the original issuance of the Series G Preferred Stock, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our Company entitling that person to exercise more than 50% of the total voting power of all shares of our Company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.

In addition, we may redeem the Series G Preferred Stock, in whole or from time to time in part, at a cash redemption price equal to 100% of the $25.00 per share liquidation preference plus all accrued and unpaid dividends to the date fixed for redemption. The Series G Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series G Preferred Stock will have the right (unless, prior to the Change of Control conversion date, we have provided or provide notice of our election to redeem the Series G Preferred Stock) to convert some or all of the Series G Preferred Stock held by such holder on the Change of Control conversion date into a number of shares of our Common Stock per share of Series G Preferred Stock to be converted equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control conversion date (unless the Change of Control conversion date is after a dividend record date for the Series G Preferred Stock and prior to the corresponding Series G Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•	0.083333, subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration. The “Common Stock Price” will be (i) the amount of cash consideration per share of Common Stock, if the consideration to be received in the Change of Control by the holders of our Common Stock is solely cash; or (ii) the average of the closing prices for our Common Stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of our Common Stock is other than solely cash.

If, prior to the Change of Control conversion date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of Series G Preferred Stock will not have any right to convert the Series G Preferred Stock in connection with the Change of Control conversion right and any shares of Series G Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control conversion date.

Except as provided above in connection with a Change of Control, the Series G Preferred Stock is not convertible into or exchangeable for any other securities or property.

Other Rights and Preferences

Holders of shares of our Series G Preferred Stock have no preemptive rights to subscribe for any securities of our Company. Subject to the provisions of the Charter regarding the restrictions on transfer of stock, we are not aware of any limitations on the rights to own our Series G Preferred Stock, including rights of non-resident or foreign stockholders to hold or exercise voting rights on our Series G Preferred Stock, imposed by foreign law or by our Charter or bylaws.

Listing

The Series G Preferred Stock is traded on the NYSE under the trading symbol “AHTprG.”

Series H Preferred Stock

As of October 18, 2021 we had 1,338,415 shares of our Series H Preferred Stock outstanding. The following is a summary of the material terms and provisions of our Series H Preferred Stock.

Authorized Capital Shares

The Board has classified and designated 3,910,000 shares of Series H Preferred Stock. All outstanding shares of our Series H Preferred Stock are fully paid and nonassessable.

Ranking

The Series H Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs rank:

•	senior to all classes or series of Common Stock and to all equity securities ranking junior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

•	on a parity with all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

•	junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Voting Rights

Holders of Series H Preferred Stock generally have no voting rights, except that if six or more quarterly dividend payments have not been made, the Board will be expanded by two seats and the holders of Series H Preferred Stock, voting together as a single class with the holders of all other series of Preferred Stock that has been granted similar voting rights and is considered parity stock with the Series H Preferred Stock, will be entitled to elect these two directors. In addition, the issuance of senior shares or certain changes to the terms of the Series H Preferred Stock that would be materially adverse to the rights of holders of Series H Preferred Stock cannot be made without the affirmative vote or consent of holders of at least 66 2/3% of the outstanding Series H Preferred Stock and shares of any class or series of shares ranking on a parity with the Series H Preferred Stock which are entitled to similar voting rights, if any, voting as a single class.

Dividend Rights

The Series H Preferred Stock accrues a cumulative cash dividend at an annual rate of 7.50% on the $25.00 per share liquidation preference.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of our Company, the holders of Series H Preferred Stock will be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of liquidation, dissolution or winding up of the affairs of our Company, before any payment or distribution will be made to or set apart for the holders of any junior stock.

Redemption Provisions

Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series H Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control conversion date, we exercise any of our redemption rights relating to the Series H Preferred Stock (whether our optional redemption right or our special optional redemption right), the holders of Series H Preferred Stock will not have the conversion right described below.

A “Change of Control” is when, after the original issuance of the Series H Preferred Stock, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our Company entitling that person to exercise more than 50% of the total voting power of all shares of our Company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.

In addition, we may redeem the Series H Preferred Stock, in whole or from time to time in part, at a cash redemption price equal to 100% of the $25.00 per share liquidation preference plus all accrued and unpaid dividends to the date fixed for redemption. The Series H Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series H Preferred Stock will have the right (unless, prior to the Change of Control conversion date, we have provided or provide notice of our election to redeem the Series H Preferred Stock) to convert some or all of the Series H Preferred Stock held by such holder on the Change of Control conversion date into a number of shares of our Common Stock per share of Series H Preferred Stock to be converted equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control conversion date (unless the Change of Control conversion date is after a dividend record date for the Series H Preferred Stock and prior to the corresponding Series H Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•	0.0825083, subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration. The “Common Stock Price” will be (i) the amount of cash consideration per share of Common Stock, if the consideration to be received in the Change of Control by the holders of our Common Stock is solely cash; or (ii) the average of the closing prices for our Common Stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of our Common Stock is other than solely cash.

If, prior to the Change of Control conversion date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of Series H Preferred Stock will not have any right to convert the Series H Preferred Stock in connection with the Change of Control conversion right and any shares of Series H Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control conversion date.

Except as provided above in connection with a Change of Control, the Series H Preferred Stock is not convertible into or exchangeable for any other securities or property.

Other Rights and Preferences

Holders of shares of our Series H Preferred Stock have no preemptive rights to subscribe for any securities of our Company. Subject to the provisions of the Charter regarding the restrictions on transfer of stock, we are not aware of any limitations on the rights to own our Series H Preferred Stock, including rights of non-resident or foreign stockholders to hold or exercise voting rights on our Series H Preferred Stock, imposed by foreign law or by our Charter or bylaws.

Listing

The Series H Preferred Stock is traded on the NYSE under the trading symbol “AHTprH.”

Series I Preferred Stock

As of October 18, 2021 we had 1,261,923 shares of our Series I Preferred Stock outstanding. The following is a summary of the material terms and provisions of our Series I Preferred Stock.

Authorized Capital Shares

The Board has classified and designated 6,210,000 shares of Series I Preferred Stock. All outstanding shares of our Series I Preferred Stock are fully paid and nonassessable.

Ranking

The Series I Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs rank:

•	senior to all classes or series of Common Stock and to all equity securities ranking junior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs;

•	on a parity with all equity securities issued by us the terms of which specifically provide that those equity securities rank on a parity with the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs; and

•	junior to all equity securities issued by us the terms of which specifically provide that those equity securities rank senior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Voting Rights

Holders of Series I Preferred Stock generally have no voting rights, except that if six or more quarterly dividend payments have not been made, the Board will be expanded by two seats and the holders of Series I Preferred Stock, voting together as a single class with the holders of all other series of Preferred Stock that has been granted similar voting rights and is considered parity stock with the Series I Preferred Stock, will be entitled to elect these two directors. In addition, the issuance of senior shares or certain changes to the terms of the Series I Preferred Stock that would be materially adverse to the rights of holders of Series I Preferred Stock cannot be made without the affirmative vote or consent of holders of at least 66 2/3% of the outstanding Series I Preferred Stock and shares of any class or series of shares ranking on a parity with the Series I Preferred Stock which are entitled to similar voting rights, if any, voting as a single class.

Dividend Rights

The Series I Preferred Stock accrues a cumulative cash dividend at an annual rate of 7.50% on the $25.00 per share liquidation preference.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of our Company, the holders of Series I Preferred Stock will be entitled to receive a liquidation preference of $25.00 per share, plus an amount equal to all accumulated, accrued and unpaid dividends (whether or not earned or declared) to the date of liquidation, dissolution or winding up of the affairs of our Company, before any payment or distribution will be made to or set apart for the holders of any junior stock.

Redemption Provisions

Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series I Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption. If, prior to the Change of Control conversion date, we exercise any of our redemption rights relating to the Series I Preferred Stock (whether our optional redemption right or our special optional redemption right), the holders of Series I Preferred Stock will not have the conversion right described below.

A “Change of Control” is when, after the original issuance of the Series I Preferred Stock, the following have occurred and are continuing:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our Company entitling that person to exercise more than 50% of the total voting power of all shares of our Company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE American or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE American or NASDAQ.

In addition, on and after November 17, 2022, we may redeem the Series I Preferred Stock, in whole or from time to time in part, at a cash redemption price equal to 100% of the $25.00 per share liquidation preference plus all accrued and unpaid dividends to the date fixed for redemption. The Series I Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series I Preferred Stock will have the right (unless, prior to the Change of Control conversion date, we have provided or provide notice of our election to redeem the Series I Preferred Stock) to convert some or all of the Series I Preferred Stock held by such holder on the Change of Control conversion date into a number of shares of our Common Stock per share of Series I Preferred Stock to be converted equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid dividends to, but not including, the Change of Control conversion date (unless the Change of Control conversion date is after a dividend record date for the Series I Preferred Stock and prior to the corresponding Series I Preferred Stock dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined below); and

•	0.0806452, subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration. The “Common Stock Price” will be (i) the amount of cash consideration per share of Common Stock, if the consideration to be received in the Change of Control by the holders of our Common Stock is solely cash; or (ii) the average of the closing prices for our Common Stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of our Common Stock is other than solely cash.

If, prior to the Change of Control conversion date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of Series I Preferred Stock will not have any right to convert the Series I Preferred Stock in connection with the Change of Control conversion right and any shares of Series I Preferred Stock selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control conversion date.

Except as provided above in connection with a Change of Control, the Series I Preferred Stock is not convertible into or exchangeable for any other securities or property.

Other Rights and Preferences

Holders of shares of our Series I Preferred Stock have no preemptive rights to subscribe for any securities of our Company.

During any period that we are not subject to the reporting requirements of the Exchange Act, and any Series I Preferred Stock is outstanding, holders of the Series I Preferred Stock will become entitled to certain information rights related thereto.

Subject to the provisions of the Charter regarding the restrictions on transfer of stock, we are not aware of any limitations on the rights to own our Series I Preferred Stock, including rights of non-resident or foreign stockholders to hold or exercise voting rights on our Series I Preferred Stock, imposed by foreign law or by our Charter or bylaws.

Listing

The Series I Preferred Stock is traded on the NYSE under the trading symbol “AHTprI.”

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, not more than 50% of the value of the outstanding shares of our stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made by us). In addition, if we, or one or more owners (actually or constructively) of 10% or more of us, actually or constructively owns 10% or more of a tenant of ours (or a tenant of any partnership in which we are a partner), the rent received by us (either directly or through any such partnership) from such tenant will not be qualifying income for purposes of the REIT gross income tests of the Code. Our stock must also be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than the first year for which an election to be a REIT has been made by us).

Our Charter contains restrictions on the ownership and transfer of our capital stock that are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our Charter provide that, subject to the exceptions described below, no person or persons acting as a group may own, or be deemed to own by virtue of the attribution provisions of the Code, more than (i) 9.8% of the lesser of the number or value of shares of our Common Stock outstanding or (ii) 9.8% of the lesser of the number or value of the issued and outstanding preferred or other shares of any class or series of our stock. We refer to this restriction as the “ownership limit.”

The ownership attribution rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our Common Stock (or the acquisition of an interest in an entity that owns, actually or constructively, our Common Stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of the outstanding Common Stock and thereby subject the Common Stock to the ownership limit.

The Board may, in its sole discretion, waive the ownership limit with respect to one or more stockholders who would not be treated as “individuals” for purposes of the Code if it determines that such ownership will not cause any “individual’s” beneficial ownership of shares of our capital stock to jeopardize our status as a REIT (for example, by causing any tenant of ours to be considered a “related party tenant” for purposes of the REIT qualification rules).

As a condition of our waiver, the Board may require an opinion of counsel or Internal Revenue Service ruling satisfactory to the Board, and/or representations or undertakings from the applicant with respect to preserving our REIT status.

In connection with the waiver of the ownership limit or at any other time, the Board may decrease the ownership limit for all other persons and entities; provided, however, that the decreased ownership limit will not be effective for any person or entity whose percentage ownership in our capital stock is in excess of such decreased ownership limit until such time as such person or entity’s percentage of our capital stock equals or falls below the decreased ownership limit, but any further acquisition of our capital stock in excess of such percentage ownership of our capital stock will be in violation of the ownership limit. Additionally, the new ownership limit may not allow five or fewer “individuals” (as defined for purposes of the REIT ownership restrictions under the Code) to beneficially own more than 49.0% of the value of our outstanding capital stock.

Our Charter provisions further prohibit:

•	any person from actually or constructively owning shares of our capital stock that would result in us being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT; and

•	any person from transferring shares of our capital stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our Common Stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing provisions on transferability and ownership will not apply if the Board determines that it is no longer in our best interests to qualify, or to continue to qualify, as a REIT.

Pursuant to our Charter, if any purported transfer of our capital stock or any other event would otherwise result in any person violating the ownership limits or the other restrictions in our Charter, then any such purported transfer will be void and of no force or effect with respect to the purported transferee or owner (collectively referred to hereinafter as the “purported owner”) as to that number of shares in excess of the ownership limit (rounded up to the nearest whole share). The number of shares in excess of the ownership limit will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The trustee of the trust will be designated by us and must be unaffiliated with us and with any purported owner. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the trust and all dividends and other distributions paid by us with respect to such “excess” shares prior to the sale by the trustee of such shares shall be paid to the trustee for the beneficiary. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit, then our Charter provides that the transfer of the excess shares will be void. Subject to Maryland law, effective as of the date that such excess shares have been transferred to the trust, the trustee shall have the authority (at the trustee’s sole discretion and subject to applicable law) (i) to rescind as void any vote cast by a purported owner prior to our discovery that such shares have been transferred to the trust and (ii) to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust, provided that if we have already taken irreversible action, then the trustee shall not have the authority to rescind and recast such vote.

Shares of our capital stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price paid by the purported owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares of our capital stock at market price, the market price on the day of the event which resulted in the transfer of such shares of our capital stock to the trust) and (ii) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the trustee has sold the shares of our capital stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the purported owner and any dividends or other distributions held by the trustee with respect to such capital stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits. After that, the trustee must distribute to the purported owner an amount equal to the lesser of (i) the net price paid by the purported owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the market price on the day of the event which resulted in the transfer of such shares of our capital stock to the trust) and (ii) the net sales proceeds received by the trust for the shares. Any proceeds in excess of the amount distributable to the purported owner will be distributed to the beneficiary.

Our Charter also provides that “Benefit Plan Investors” (as defined in our Charter) may not hold, individually or in the aggregate, 25% or more of the value of any class or series of shares of our capital stock to the extent such class or series does not constitute “Publicly Offered Securities” (as defined in our Charter).

All persons who own, directly or by virtue of the attribution provisions of the Code, more than 5% (or such other percentage as provided in the regulations promulgated under the Code) of the lesser of the number or value of the shares of our outstanding capital stock must give written notice to us within 30 days after the end of each calendar year. In addition, each stockholder will, upon demand, be required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares of our stock as the Board deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements or any taxing authority or governmental agency or to determine any such compliance.

All certificates representing shares of our capital stock bear a legend referring to the restrictions described above.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax considerations that may be relevant to a prospective holder of our Common Stock. The discussion does not address all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of investors that are subject to special treatment under the federal income tax laws, such as:

•	insurance companies;

•	financial institutions or broker-dealers;

•	tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Stockholders”);

•	passive foreign investment companies or controlled foreign corporations;

•	persons who are not citizens or residents of the United States (except to the limited extent discussed in “— Taxation of Non-U.S. Holders of Stock” and “Holders of our Debt Securities — Non-U.S. Holders”);

•	investors who hold or will hold securities as part of hedging or conversion transactions;

•	investors subject to federal alternative minimum tax;

•	investors that have a principal place of business or “tax home” outside the United States;

•	investors whose functional currency is not the United States dollar;

•	U.S. expatriates;

•	investors subject to special rules under Code Section 892;

•	persons who mark-to-market our securities;

•	subchapter S corporations;

•	regulated investment companies and REITs;

•	and persons who receive our securities through the exercise of employee stock options or otherwise as compensation.

If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding our Common Stock, you should consult your tax advisor regarding the consequences to the partnership and its partners of the purchase, ownership and disposition of our Common Stock by the partnership.

In addition, this discussion is limited to persons who hold our Common Stock as a “capital asset” (generally, property held for investment) within the meaning of Section 1221 of the Code.

The statements of law in this discussion are based on current provisions of the Code, existing, temporary and final Treasury regulations thereunder, and current administrative rulings and court decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes. We have not received any rulings from the IRS concerning our qualification as a REIT. Accordingly, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any tax consequences described below.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of ownership of our Common Stock and of our election to be taxed as a REIT. Specifically, we urge you to consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such ownership and election and regarding potential changes in applicable tax laws.

Taxation of Our Company

We have elected to be taxed as a REIT under the U.S. federal income tax laws. We believe that, commencing with our short year ending December 31, 2003, we have been organized and operated in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operate in a manner so as to continue to qualify as a REIT. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and its investors. These laws are highly technical and complex.

If we qualify as a REIT, we generally will not be subject to U.S. federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a C corporation. However, we will be subject to federal tax in the following circumstances:

•	We will pay U.S. federal income tax at regular corporate rates on taxable income, including net capital gain, that we do not distribute to our stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We will pay income tax at the highest corporate rate on (1) net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business and (2) other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below under “— Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on (1) the gross income attributable to the greater of the amount by which we fail the 75% and 95% gross income tests, multiplied by (2) a fraction intended to reflect our profitability.

•	If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we will pay a 4% nondeductible excise tax on the excess of this required distribution over the sum of the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a U.S. holder (as defined below under “— Taxation of Taxable U.S. Holders of Common Stock”) would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that a timely designation of such gain is made by us to the stockholder) and would receive a credit or refund for its proportionate share of the tax we paid.

•	If we acquire any asset from a C corporation, a corporation that has been a C corporation or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference to the C corporation’s basis in the asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of such asset during a specified period after we acquire such asset. The amount of gain on which we will pay tax generally is the lesser of: (1) the amount of gain that we recognize at the time of the sale or disposition; or (2) the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

•	We will incur a 100% excise tax on certain transactions with a TRS that are not conducted on an arm’s-length basis and we will incur such 100% excise tax if it is determined we have been undercharged for certain services provided by a TRS.

•	If we fail to satisfy certain asset tests, described below under “— Asset Tests” and nonetheless continue to qualify as a REIT because we meet certain other requirements, we will be subject to a tax of the greater of $50,000 or at the highest corporate rate on the income generated by the non-qualifying assets.

•	We may be subject to a $50,000 tax for each failure if we fail to satisfy certain REIT qualification requirements, other than income tests or asset tests, and the failure is due to reasonable cause and not willful neglect.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes, because not all states and localities treat REITs in the same manner that they are treated for U.S. federal income tax purposes. Moreover, as further described below, any TRS in which we own an interest will be subject to federal and state corporate income tax on its taxable income.

Requirements for REIT Qualification

A REIT is a corporation, trust, or association that meets the following requirements:

(1)	it is managed by one or more trustees or directors;

(2)	its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	it would be taxable as a domestic corporation but for the REIT provisions of the U.S. federal income tax laws;

(4)	it is neither a financial institution nor an insurance company subject to special provisions of the U.S. federal income tax laws;

(5)	at least 100 persons are beneficial owners of its shares or ownership certificates;

(6)	no more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, as defined in the U.S. federal income tax laws to include certain entities, during the last half of each taxable year;

(7)	it elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	it uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the U.S. federal income tax laws;

(9)	it meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions; and

(10)	it has no earnings and profits from any non-REIT taxable year at the close of any taxable year.

We must meet requirements 1 through 4, 7, 8 and 9 during our entire taxable year, must meet requirement 10 at the close of each taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for such taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the U.S. federal income tax laws, and beneficiaries of such a trust will be treated as holding shares of our stock in proportion to their actuarial interests in the trust for purposes of requirement 6. Requirements 5 and 6 applied to us beginning with our taxable year ended December 31, 2004.

We believe that we have been and will continue to be organized and have operated in a manner that has allowed us, and will continue to allow us, to satisfy conditions (1) through (10), inclusive, during the relevant time periods. We have issued sufficient stock with enough diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, our Charter restricts the ownership and transfer of our stock so that we should continue to satisfy requirements 5 and 6. The provisions of our Charter restricting the ownership and transfer of the stock are described in “Description of Our Capital Stock — Restrictions on Ownership and Transfer.” These restrictions, however, may not ensure that we will, in all cases, be able to satisfy such stock ownership requirements. If we fail to satisfy these stock ownership requirements, our qualification as a REIT may terminate.

If we comply with regulatory rules pursuant to which we are required to send annual letters to holders of our stock requesting information regarding the actual ownership of our stock, and we do not know, or exercising reasonable diligence would not have known, whether we failed to meet requirement 6 above, we will be treated as having met the requirement.

In addition, we must satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT qualification.

Qualified REIT Subsidiaries

A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described in this section, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of that subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit. Similarly, any wholly-owned limited liability company or certain wholly-owned partnerships that we own will be disregarded, and all assets, liabilities and items of income, deduction and credit of such limited liability company will be treated as ours.

Other Disregarded Entities and Partnerships

An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its parent for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for U.S. federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. For purposes of the 10% value test (as described below under “— Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of our operating partnership and of any other partnership, joint venture, or limited liability company that is treated as a partnership for U.S. federal income tax purposes in which we own or will acquire an interest, directly or indirectly (each, a “Partnership” and, together, the “Partnerships”), are treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

We may in the future acquire interests in partnerships and limited liability companies that are joint ventures in which we do not own general partner or managing member interests. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we are able to qualify for a statutory REIT “savings” provision, which may require us to pay a significant penalty tax to maintain our REIT qualification.

Taxable REIT Subsidiaries

Subject to restrictions on the value of TRS securities held by the REIT, a REIT is permitted to own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation and is required to pay regular U.S. federal income tax, and state and local income tax where applicable, as a non-REIT “C” corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by us if certain tests are not satisfied, as described below in “— Interest Deduction Limitation.” The TRS and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will be automatically treated as a TRS. A TRS may not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated but is permitted to lease hotels from a related REIT as long as the hotels are operated on behalf of the TRS by an “eligible independent contractor.” Overall, no more than 25% (20% with respect to taxable years beginning before July 31, 2008 and after December 31, 2017) of the value of a REIT’s assets may consist of TRS securities. A timely election has been made with respect to each of our TRSs. Each of our hotel properties is leased by one of our TRSs, except that one or more of our TRSs may own a hotel or hotels. Additionally, we may form or acquire one or more additional TRSs in the future. See the separate section below entitled “Taxable REIT Subsidiaries.”

Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•	income derived from the temporary investment of new capital or “qualified temporary investment income,” that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital; and

•	income and gain derived from foreclosure property, as defined below under “— Foreclosure Property.”

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of dividends and interest, gain from the sale or disposition of stock or securities, or any combination of these. Gross income from our sale of any property that we hold primarily for sale to customers in the ordinary course of business and cancellation of indebtedness, or COD, income is excluded from both income tests. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests, as discussed below in “— Foreign Currency Gain.” In addition, income and gain from “hedging transactions,” as defined in the section below entitled “— Hedging Transactions,” that we enter into, or have entered into, will be excluded from both the numerator and the denominator for purposes of the 95% gross income test and the 75% gross income test. Rules similar to those applicable to income from “hedging transactions” apply to income arising from transactions that we enter into, or have entered into, primarily to manage risk of currency fluctuations with respect to any item of income or gain included in the computation of the 95% income test or the 75% income test (or any property which generates such income or gain). The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property. Rent that we receive from real property that we own and lease to tenants will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person but may be based on a fixed percentage or percentages of gross receipts or gross sales.

•	Second, neither we nor a direct or indirect owner of 10% or more of our shares of stock may own, actually or constructively, 10% or more by vote or value of a tenant, other than a TRS, from whom we receive rent. If the tenant is a TRS either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space or (ii) the TRS leases a qualified lodging facility or qualified health care property and engages an “eligible independent contractor” to operate such facility or property on its behalf.

•	Third, if the rent attributable to personal property leased in connection with a lease of real property exceeds 15% of the total rent received under the lease, then the portion of rent attributable to that personal property will not qualify as “rents from real property.” If rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property.

•	Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated, from whom we do not derive revenue, and who does not, directly or through its stockholders, own more than 35% of our shares of stock, taking into consideration the applicable ownership attribution rules. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in the geographic area in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and non-customary services to our tenants without tainting our rental income from the related properties. See “— Taxable REIT Subsidiaries.”

Pursuant to percentage leases, our TRSs lease each of our properties (other than ones they may own). The percentage leases provide that our TRSs are obligated to pay to the Partnerships (1) a minimum base rent plus percentage rent based on gross revenue and (2) “additional charges” or other expenses, as defined in the leases. Percentage rent is calculated by multiplying fixed percentages by revenues for each of the hotels. Both base rent and the thresholds in the percentage rent formulas may be adjusted for inflation.

In order for the base rent, percentage rent, and additional charges to constitute “rents from real property,” the percentage leases must be respected as true leases for U.S. federal income tax purposes and not treated as service contracts, joint ventures, or some other type of arrangement. The determination of whether the percentage leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following:

•	the property owner’s expectation of receiving a pre-tax profit from the lease;

•	the intent of the parties;

•	the form of the agreement;

•	the degree of control over the property that is retained by the property owner, or whether the lessee has substantial control over the operation of the property or is required simply to use its best efforts to perform its obligations under the agreement;

•	the extent to which the property owner retains the risk of loss with respect to the property, or whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property or the potential for economic gain or appreciation with respect to the property;

•	the lessee will be obligated to pay, at a minimum, substantial base rent for the period of use of the properties under the lease; and

•	the lessee will stand to incur substantial losses or reap substantial gains depending on how successfully it, through the property managers, who work for the lessees during the terms of the leases, operates the properties.

In addition, U.S. federal income tax law provides that a contract that purports to be a service contract or a partnership agreement will be treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not:

•	the service recipient is in physical possession of the property;

•	the service recipient controls the property;

•	the service recipient has a significant economic or possessory interest in the property, or whether the property’s use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property’s operating costs, or the recipient bears the risk of damage to or loss of the property;

•	the service provider bears the risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract;

•	the service provider uses the property concurrently to provide significant services to entities unrelated to the service recipient; and

•	the total contract price substantially exceeds the rental value of the property for the contract period.

Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor will not be dispositive in every case.

We believe that our percentage leases will be treated as true leases for U.S. federal income tax purposes. Such belief is based, in part, on the following facts:

•	the Partnerships, on the one hand, and our TRSs, on the other hand, intend for their relationship to be that of a lessor and lessee, and such relationship is documented by lease agreements;

•	our TRSs have the right to the exclusive possession, use, and quiet enjoyment of the hotels during the term of the percentage leases;

•	our TRSs bear the cost of, and are responsible for, day-to-day maintenance and repair of the hotels and generally dictate how the hotels are operated, maintained, and improved;

•	our TRSs bear all of the costs and expenses of operating the hotels, including the cost of any inventory used in their operation, during the term of the percentage leases, other than, in certain cases, real estate taxes;

•	our TRSs benefit from any savings in the costs of operating the hotels during the term of the percentage leases;

•	our TRSs generally indemnify the Partnerships against all liabilities imposed on the Partnerships during the term of the percentage leases by reason of (1) injury to persons or damage to property occurring at the hotels, (2) our TRSs’ use, management, maintenance, or repair of the hotels, (3) any environmental liability caused by acts or grossly negligent failures to act of our TRSs, (4) taxes and assessments in respect of the hotels that are the obligations of our TRSs, or (5) any breach of the percentage leases or of any sublease of a hotel by our TRSs;

•	our TRSs are obligated to pay, at a minimum, substantial base rent for the period of use of the hotels;

•	our TRSs stand to incur substantial losses or reap substantial gains depending on how successfully they operate the hotels;

•	the Partnerships cannot use the hotels concurrently to provide significant services to entities unrelated to our TRSs;

•	the total contract price under the percentage leases does not substantially exceed the rental value of the hotels for the term of the percentage leases;

•	each lease, at the time we entered into it enabled the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the hotels during the term of its leases (and we expect that each lease, at any time it is subsequently renewed or extended, will do the same); and

•	upon termination of each lease, the applicable hotel is expected to have a substantial remaining useful life and substantial remaining fair market value.

Investors should be aware that there are no controlling Treasury regulations, published rulings, or judicial decisions involving leases with terms substantially the same as the percentage leases that discuss whether such leases constitute true leases for U.S. federal income tax purposes. If the percentage leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that the Partnerships receive from our TRSs may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status. As described above, in order for the rent received by us to constitute “rents from real property,” several other requirements must be satisfied. One requirement is that the percentage rent must not be based in whole or in part on the income or profits of any person. The percentage rent, however, will qualify as “rents from real property” if it is based on percentages of gross receipts or gross sales and the percentages:

•	are fixed at the time the percentage leases are entered into;

•	are not renegotiated during the term of the percentage leases in a manner that has the effect of basing percentage rent on income or profits; and

•	conform with normal business practice.

More generally, the percentage rent will not qualify as “rents from real property” if, considering the percentage leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the percentage rent on income or profits. Since the percentage rent is based on fixed percentages of the gross revenues from the hotels that are established in the percentage leases, and we believe that the percentages (1) will not be renegotiated during the terms of the percentage leases in a manner that has the effect of basing the percentage rent on income or profits and (2) conform with normal business practice, the percentage rent should not be considered based in whole or in part on the income or profits of any person. Furthermore, we anticipate that, with respect to other hotel properties that we acquire in the future, we will not charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage of gross receipts or gross sales, as described above.

Another requirement for qualification of our rent as “rents from real property” is that we must not own, actually or constructively, 10% or more by vote or value of the stock of any corporate lessee or 10% or more by vote or value of the assets or net profits of any non-corporate lessee (a “related party tenant”) other than a TRS. All of our hotels are leased to TRSs (other than those owned by a TRS). In addition, our Charter prohibits transfers of our stock that would cause us to own actually or constructively, 10% or more by vote or value of the ownership interests in any non-TRS lessee. Based on the foregoing, we should never own, actually or constructively, 10% or more by vote or value of any lessee other than a TRS. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our stock, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more by vote or value of a lessee (or a subtenant, in which case only rent attributable to the subtenant is disqualified) other than a TRS at some future date.

As described above, we may own up to 100% of the capital stock of one or more TRSs. A TRS is a fully taxable corporation that generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT, except that a TRS may not directly or indirectly operate or manage any lodging facilities or health care facilities or provide rights to any brand name under which any lodging or health care facility is operated, unless such rights are provided to an “eligible independent contractor” to operate or manage a lodging or health care facility if such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and such hotel is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified lodging facility solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so.

Additionally, a TRS that employs individuals working at a qualified lodging facility outside the United States will not be considered to operate or manage a qualified lodging facility located outside of the United States, as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. However, rent that we receive from a TRS with respect to any property will qualify as “rents from real property” as long as the property is a “qualified lodging facility” and such property is operated on behalf of the TRS by a person from whom we derive no income who is adequately compensated, who does not, directly or through its stockholders, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” for any person unrelated to us and the TRS lessee (an “eligible independent contractor”). A “qualified lodging facility” is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A “qualified lodging facility” includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners. See “— Taxable REIT Subsidiaries.”

Our TRS lessees engage third-party hotel managers that qualify as “eligible independent contractors” to operate the related hotels on behalf of such TRS lessees.

A third requirement for qualification of our rent as “rents from real property” is that the rent attributable to the personal property leased in connection with the lease of a hotel must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the hotel at the beginning and at the end of such taxable year (the “personal property ratio”). With respect to each hotel, we believe either that the personal property ratio is less than 15% or that any income attributable to excess personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 95% or 75% gross income test and thus lose our REIT status.

A fourth requirement for qualification of our rent as “rents from real property” is that, other than within the 1% de minimis exception described above (i.e., we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through a TRS or an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property) and other than through a TRS, we cannot furnish or render noncustomary services to the tenants of our hotels, or manage or operate our hotels, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. Provided that the percentage leases are respected as true leases, we should satisfy that requirement, because the Partnerships will not perform any services other than customary services for our TRSs. Furthermore, we have represented that, with respect to other hotel properties that we acquire in the future, we will not perform noncustomary services for our TRSs.

If a portion of our rent from a hotel does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT status. If, however, the rent from a particular hotel does not qualify as “rents from real property” because either (1) the percentage rent is considered based on the income or profits of the related lessee, (2) the lessee is a related party tenant other than a TRS, or (3) we furnish noncustomary services to the tenants of the hotel, or manage or operate the hotel, other than through a qualifying independent contractor or a TRS, none of the rent from that hotel would qualify as “rents from real property.”

In that case, we likely would be unable to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status. However, in either situation, we may still qualify as a REIT if the relief described below under “— Failure to Satisfy Gross Income Tests” is available to us.

In addition to the rent, our TRSs are required to pay to the Partnerships certain additional charges. To the extent that such additional charges represent either (1) reimbursements of amounts that the Partnerships are obligated to pay to third parties or (2) penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that such charges represent interest that is accrued on the late payment of the rent or additional charges, such charges will not qualify as “rents from real property,” but instead should be treated as interest that qualifies for the 95% gross income test.

Interest.   The term “interest,” as defined for purposes of both the 75% and 95% gross income tests, generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following: (i) an amount that is based on a fixed percentage or percentages of receipts or sales, and (ii) an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT. Furthermore, to the extent that interest from a loan that is based on the residual cash proceeds from the sale of the property securing the loan constitutes a “shared appreciation provision,” income attributable to such participation feature will be treated as gain from the sale of the secured property.

In Revenue Procedure 2003-65, the IRS established a safe harbor under which interest from loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, although we anticipate that most or all of any mezzanine loans that we make or acquire will qualify for the safe harbor in Revenue Procedure 2003-65, it is possible that we may make or acquire some mezzanine loans that do not qualify for the safe harbor. We intend to invest in such mezzanine loans in a manner that will allow us to satisfy the gross income tests described above.

Dividends.   Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends or other distributions received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

COD Income.   From time-to-time, we and our subsidiaries may recognize cancellation of indebtedness income (“COD income”) in connection with repurchasing debt at a discount. COD income is excluded from gross income for purposes of both the 95% gross income test and the 75% gross income test.

Foreign Currency Gain.   Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” is excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” is excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income tests. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Prohibited Transactions.   A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends on the facts and circumstances in effect from time to time, including those related to a particular asset. We believe that none of the assets owned by the Partnerships is held primarily for sale to customers and that a sale of any such asset would not be to a customer in the ordinary course of the owning entity’s business. There are safe-harbor provisions in the U.S. federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot provide assurance, however, that we can comply with such safe-harbor provisions or that the Partnerships will avoid owning property that may be characterized as property held “primarily for sale to customers in the ordinary course of a trade or business.”

Foreclosure Property.   We will be subject to tax at the maximum corporate rate on any income (including foreign currency gain) from foreclosure property, other than income that would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of such income. However, gross income from such foreclosure property will qualify for purposes of the 75% and 95% gross income tests. “Foreclosure property” is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of such REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on an indebtedness that such property secured;

•	for which the related loan or lease was acquired by the REIT at a time when the REIT had no intent to evict or foreclose or the REIT did not know or have reason to know that default would occur; and

•	for which such REIT makes a proper election to treat such property as foreclosure property.

However, a REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property with respect to a REIT at the end of the third taxable year following the taxable year in which the REIT acquired such property, or longer if an extension is granted by the Secretary of the Treasury. The foregoing grace period is terminated and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into with respect to such property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on such property, other than completion of a building, or any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent; or

•	which is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income or, for taxable years beginning after December 31, 2015, through a TRS.

As a result of the rules with respect to foreclosure property, if a lessee defaults on its obligations under a percentage lease, we terminate the lessee’s leasehold interest, and we are unable to find a replacement lessee for the hotel within 90 days of such foreclosure, gross income from hotel operations conducted by us from such hotel would cease to qualify for the 75% and 95% gross income tests unless we are able to hire an independent contractor or, for taxable years beginning after December 31, 2015, use a TRS to manage and operate the hotel. In such event, we might be unable to satisfy the 75% and 95% gross income tests and, thus, might fail to qualify as a REIT.

Hedging Transactions.   From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, floors, options to purchase such items, futures and forward contracts. To the extent that we enter into hedging transactions, income arising from “clearly identified” hedging transactions that are entered into by the REIT in the normal course of business, either directly or through certain subsidiary entities, to manage the risk of interest rate movements, price changes, or currency fluctuations with respect to borrowings or obligations incurred or to be incurred by the REIT to acquire or carry real estate assets is excluded from the 95% income test and the 75% income test. In general, for a hedging transaction to be “clearly identified,” (A) the transaction must be identified as a hedging transaction before the end of the day on which it is entered into, and (B) the items or risks being hedged must be identified “substantially contemporaneously” with the hedging transaction, meaning that the identification of the items or risks being hedged must generally occur within 35 days after the date the transaction is entered into. Rules similar to those applicable to income from hedging transactions, discussed above, apply to income arising from transactions that are entered into by the REIT primarily to manage risk of currency fluctuations with respect to any item of income or gain included in the computation of the 95% income test or the 75% income test (or any property which generates such income or gain). In addition, for taxable years ending after December 31, 2015, similar rules apply to income from positions that primarily manage risk with respect to a prior hedge entered into by a REIT in connection with the extinguishment or disposal (in whole or in part) of the liability or asset related to such prior hedge, to the extent the new position qualifies as a hedge or would so qualify if the hedge position were ordinary property. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. The REIT income and asset rules may limit our ability to hedge loans or securities acquired as investments.

We have entered into certain derivative transactions to protect against risks not specifically associated with debt incurred to acquire qualified REIT assets. The REIT provisions of the Code limit our income and assets in each year from such derivative transactions. Failure to comply with the asset or income limitations within the REIT provisions of the Code could result in penalty taxes or loss of our REIT status. We have contributed non-qualifying derivatives to our TRSs to preserve our REIT status, which may result in any income from such transactions being subject to U.S. federal income taxation, and we may elect to contribute non-qualifying derivatives to our TRSs in the future.

Failure to Satisfy Gross Income Tests.   If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions generally will be available if:

•	our failure to meet such tests is due to reasonable cause and not due to willful neglect; and

•	following our identification of the failure to meet one or both gross income tests for a taxable year, a description of each item of our gross income included in the 75% or 95% gross income tests is set forth in a schedule for such taxable year filed as specified by Treasury regulations.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amounts by which we fail the 75% and 95% gross income tests, multiplied by a fraction intended to reflect our profitability.

Asset Tests

To maintain our qualification as a REIT, we also must satisfy the following asset tests at the close of each quarter of each taxable year:

•	First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgages on real property or, for taxable years beginning after December 31, 2015, on interests in real property;

•	for taxable years beginning after December 31, 2015, interests in mortgages on both real and personal property where the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

•	for taxable years beginning after December 31, 2015, personal property to the extent that rents attributable to such personal property are treated as rents from real property under the income test, as discussed above under “— Rents From Real Property”;

•	stock in other REITs;

•	for taxable years beginning after December 31, 2015, debt issued by publicly traded REITs; and

•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or offerings of debt with at least a five-year term.

•	Second, except with respect to a TRS, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets.

•	Third, except with respect to a TRS, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities, or the 10% vote test or the 10% value test, respectively.

•	Fourth, no more than 25% (20% with respect to taxable years beginning before July 31, 2008 and after December 31, 2017) of the value of our total assets may consist of the securities of one or more TRSs.

•	Fifth, no more than 25% of the value of our total assets may consist of certain debt issued by publicly traded REITs.

For purposes of the second and third asset tests, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, or equity interests in a partnership.

For purposes of the 10% value test, the term “securities” does not include:

•	“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-”straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•	a contingency relating to the time of payment of interest or principal, as long as either (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate.

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant.

•	Any obligation to pay “rents from real property.”

•	Certain securities issued by governmental entities.

•	Any security issued by a REIT.

•	Any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes to the extent of our interest as a partner in the partnership.

•	Any debt instrument of an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

We may make or acquire some mezzanine loans that are secured only by a first priority security interest in ownership interests in a partnership or limited liability company and that do not qualify for the safe harbor in Revenue Procedure 2003-65 relating to the 75% asset test and that do not qualify as “straight debt” for purposes of the 10% value test. We will make or acquire mezzanine loans that do not qualify for the safe harbor in Revenue Procedure 2003-65 or as “straight debt” securities only to the extent that such loans will not cause us to fail the asset tests described above.

We will monitor the status of our assets for purposes of the various asset tests and seek to manage our assets to comply at all times with such tests. There can be no assurances, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we need to estimate the value of the real estate securing our mortgage loans at various times. In addition, we have to value our investment in our other assets to ensure compliance with the asset tests. Although we seek to be prudent in making these estimates, there can be no assurances that the IRS might not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% and the other asset tests and would fail to qualify as a REIT. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

If we violate the second or third asset tests described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identified such failure, (ii) file a schedule with the IRS describing the assets that caused such failure in accordance with regulations promulgated by the Secretary of Treasury and (iii) pay a tax equal to the greater of $50,000 or the highest rate of federal corporate income tax of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

Distribution Requirements

Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of (1) 90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain, and (2) 90% of our after-tax net income, if any, from foreclosure property; minus

•	the sum of certain items of non-cash income.

In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the five-year period following our acquisition of such asset, as described above under “— Taxation of Our Company”.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if we declare the distribution before we timely file our U.S. federal income tax return for such year and pay the distribution on or before the first regular dividend payment date after such declaration. Any dividends declared in the last three months of the taxable year, payable to stockholders of record on a specified date during such period, will be treated as paid on December 31 of such year if such dividends are distributed during January of the following year.

We will pay U.S. federal income tax on taxable income, including net capital gain, that we do not distribute to our stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following such calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year;

•	95% of our REIT capital gain income for such year; and

•	any undistributed taxable income from prior periods,

we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distributed. We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. See “— Taxation of Taxable U.S. Holders of Common Stock — Distributions.” If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements.

It is possible that, from time to time, we may experience timing differences between (1) the actual receipt of income and actual payment of deductible expenses, and (2) the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, under some of the percentage leases, the percentage rent is not due until after the end of the calendar quarter. In that case, we still would be required to recognize as income the excess of the percentage rent over the base rent paid by the lessee in the calendar quarter to which such excess relates. In addition, we may not deduct recognized net capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. Furthermore, generally for taxable years beginning after December 31, 2017, subject to certain exceptions, generally we must accrue income for U.S. federal income tax purposes no later than the time when such income is taken into account as revenue in our financial statements, which could create additional differences between REIT taxable income and the receipt of cash attributable to such income. As a result of the foregoing, we may have less cash than is necessary to distribute all of our taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional common or preferred shares.

We may satisfy the REIT annual distribution requirements by making taxable distributions of our stock. In accordance with guidance issued by the IRS, a publicly traded REIT should generally be eligible to treat a distribution of its own stock as fulfilling its REIT distribution requirements if each stockholder is permitted to elect to receive his or her distribution in either cash or stock of the REIT (even where there is a limitation on the percentage of the distribution payable in cash, provided that the limitation is at least 20% (10% for distributions declared on or after April 1, 2020, and on or before December 31, 2020)), subject to the satisfaction of certain guidelines. If too many stockholders elect to receive cash, each stockholder electing to receive cash generally must receive a portion of his or her distribution in cash (with the balance of the distribution paid in stock). If these and certain other requirements are met, for U.S. federal income tax purposes, the amount of the distribution paid in stock generally will be a taxable distribution in an amount equal to the amount of cash that could have been received instead of stock. As a result, a U.S. holder (as defined below) may be required to pay tax with respect to such dividends in excess of any cash received. With respect to non-U.S. holders (as defined below), we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock. We currently do not intend to pay taxable dividends payable in cash and stock.

For taxable years beginning on or before December 31, 2014, in order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. For taxable years beginning after December 31, 2014, preferential dividends are generally not excluded from our distribution requirement.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Interest Deduction Limitation

Commencing in the taxable years beginning after December 31, 2017, the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business is limited to 30% of “adjusted taxable income,” subject to certain exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. However, for any taxable year beginning in 2019 or 2020, the 30% limitation has been increased to a 50% limitation, provided that for partnerships the 50% limitation applies for any taxable year beginning in 2020 only. Taxpayers may elect to use their 2019 adjusted taxable income for purposes of computing their 2020 limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, net operating loss carryforward and, for taxable years beginning before January 1, 2022, depreciation, amortization and depletion. Provided the taxpayer makes a timely election (which is irrevocable), the limitation does not apply to a trade or business involving real property development, redevelopment, construction, reconstruction, rental, operation, acquisition, conversion, disposition, management, leasing or brokerage, within the meaning of Section 469(c)(7)(C) of the Code. We have made this election and as a consequence, depreciable real property (including certain improvements) held by us must be depreciated under the alternative depreciation system under the Code, which is generally less favorable than the generally applicable system of depreciation under the Code. If the election is determined not to be available with respect to all or certain of our business activities, the new interest deduction limitation could result in us having more REIT taxable income and thus increase the amount of distributions we must make to comply with the REIT requirements and avoid incurring corporate level tax. Similarly, the limitation could cause our TRSs to have greater taxable income and thus potentially greater corporate tax liability.

Recordkeeping Requirements

To avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding shares of stock. We intend to comply with such requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Income Tests” and “— Asset Tests.”

If we were to fail to qualify as a REIT in any taxable year, and no relief provision applied, we would be subject to U.S. federal income tax on our taxable income at regular corporate rates and any applicable alternative minimum tax. In calculating our taxable income in a year in which we failed to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders with respect to our stock. In fact, we would not be required to distribute any amounts to stockholders in such year. In such event, to the extent of our current and accumulated earnings and profits, all distributions to stockholders would be taxable as regular corporate dividends. Subject to certain limitations of the U.S. federal income tax laws, corporate stockholders might be eligible for the dividends received deduction and individual and certain non-corporate trust and estate stockholders may be eligible for a reduced maximum U.S. federal income tax rate of 20% on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Holders

The term “U.S. holder” means a holder of our Common Stock that for U.S. federal income tax purposes is a “U.S. person.” A U.S. person means:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states, or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

Taxation of Taxable U.S. Holders of Common Stock

Distributions.   As long as we qualify as a REIT, (1) a taxable U.S. holder of our Common Stock must report as ordinary income distributions that are made out of our current or accumulated earnings and profits and that we do not designate as capital gain dividends or retained long-term capital gain, and (2) a corporate U.S. holder of our Common Stock will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to an individual U.S. holder generally will not qualify for the reduced rate of U.S. federal income tax applicable to “qualified dividend income.” Qualified dividend income generally includes dividends from most U.S. corporations but does not generally include REIT dividends. As a result, our ordinary REIT dividends generally will continue to be taxed at the U.S. federal income tax rate applicable to ordinary income. However, for taxable years beginning before January 1, 2026, generally U.S. holders that are individuals, trusts or estates may deduct 20% of the aggregate amount of ordinary dividends distributed by us, subject to certain limitations. Notwithstanding the foregoing, the U.S. federal income tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (1) attributable to dividends received by us from non-REIT corporations, such as our TRSs, and (2) attributable to income upon which we have paid corporate U.S. federal income tax (e.g., to the extent that we distribute less than 100% of our REIT taxable income). In general, to qualify for the reduced U.S. federal income tax rate on qualified dividend income, a U.S. holder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend.

A U.S. holder generally will report distributions that we designate as capital gain dividends as long-term capital gain without regard to the period for which the U.S. holder has held our stock. A corporate U.S. holder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay U.S. federal income tax on the net long-term capital gain that we receive in a taxable year. In that case, a U.S. holder would be taxed on its proportionate share of our undistributed long-term capital gain, to the extent that we designate such amount in a timely notice to such holder. The U.S. holder would be entitled to a credit or refund for its proportionate share of the U.S. federal income tax we paid. The U.S. holder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the U.S. federal income tax we paid.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. holder to the extent that it does not exceed the adjusted tax basis of the U.S. holder’s stock. Instead, such distribution will reduce the adjusted tax basis of such stock. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. holder’s adjusted tax basis in its stock, such U.S. holder will recognize long-term capital gain, or short-term capital gain if the stock has been held for one year or less. The IRS has ruled that if total distributions for two or more classes of stock are in excess of current and accumulated earnings and profits, dividends must be treated as having been distributed to those stockholders having a priority under the corporate charter before any distribution to stockholders with lesser priority. If we declare a dividend in October, November, or December of any year that is payable to a U.S. holder of record on a specified date in any such month, such dividend shall be treated as both paid by us and received by the U.S. holder on December 31 of such year, if we actually pay the dividend during January of the following calendar year.

U.S. holders may not include in their individual U.S. federal income tax returns any of our net operating losses or capital losses. Instead, we would carry over such losses for potential offset against our future income generally. Taxable distributions from us and gain from the disposition of our stock will not be treated as passive activity income, and, therefore, U.S. holders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. holder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of the stock generally will be treated as investment income for purposes of the investment interest limitations.

We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

Disposition of Stock.   In general, a U.S. holder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our Common Stock as long-term capital gain or loss if the U.S. holder has held the stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. holder must treat any loss upon a sale or exchange of stock held by such U.S. holder for six months or less as a long-term capital loss to the extent of any actual or deemed distributions from us that such U.S. holder previously has characterized as long-term capital gain. All or a portion of any loss that a U.S. holder realizes upon a taxable disposition of the stock may be disallowed if the U.S. holder purchases the same type of stock within 30 days before or after the disposition.

Capital Gains and Losses.   A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. In general, a U.S. holder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. holder’s adjusted tax basis. A U.S. holder’s adjusted tax basis generally will equal the U.S. holder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. holder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. In general, the maximum U.S. federal income tax rate on long-term capital gain applicable to non-corporate taxpayers is 20% for sales and exchanges of assets held for more than one year. The maximum U.S. federal income tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain, not otherwise treated as ordinary, would have been treated as ordinary income if the property were “section 1245 property.” With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders at a 20% or 25% U.S. federal income tax rate. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay U.S. federal income tax on its net capital gain at ordinary corporate U.S. federal income tax rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Medicare Tax.   A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000 depending on the individual’s circumstances). Net investment income generally includes dividend income and net gains from the disposition of stock, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A U.S. holder that is an individual, estate or trust, should consult its tax advisor regarding the applicability of the Medicare tax to its income and gains in respect of its investment in our Common Stock.

Information Reporting Requirements and Backup Withholding.   We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year and the amount of tax we withhold, if any. Under the backup withholding rules, a U.S. holder may be subject to backup withholding at the rate of 24% with respect to distributions unless such holder:

•	comes within certain exempt categories and, when required, demonstrates this fact; or

•	provides to the applicable withholding agent a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A U.S. holder who does not provide the applicable withholding agent with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. holder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. holders who fail to certify their non-foreign status to us. See “— Taxation of Non-U.S. Holders of Stock.”

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute unrelated business taxable income. However, if a tax-exempt stockholder were to finance its acquisition of our stock with debt, a portion of the income that it receives from us would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Furthermore, certain entities that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different unrelated business taxable income rules, which generally will require them to characterize distributions that they receive from us as unrelated business taxable income. Finally, if we are a “pension-held REIT,” a qualified employee pension or profit sharing trust that owns more than 10% of our shares of stock is required to treat a percentage of the dividends that it receives from us as unrelated business taxable income. That percentage is equal to the gross income that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares of stock only if:

•	the percentage of our dividends that the tax-exempt trust would be required to treat as unrelated business taxable income is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust (see “— Taxation of Our Company — Requirements for REIT Qualification”); and

•	either (1) one pension trust owns more than 25% of the value of our stock or (2) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Although there can be no assurance that we will not become one in the future, we do not believe that our Company is currently a pension-held REIT.

Taxation of Non-U.S. Holders

The rules governing federal income taxation of non-U.S. holders of our Common Stock are complex. A “non-U.S. holder” means a holder that is not a U.S. holder, as defined above, and is not an entity treated as a partnership for federal income tax purposes. This section is only a summary of such rules as they apply to non-U.S. holders of our Common Stock. We urge non-U.S. holders to consult their tax advisors to determine the impact of federal, state, and local income tax laws on ownership of our Common Stock, including any reporting requirements.

Taxation of Non-U.S. Holders of Common Stock

Distributions.   The portion of a distribution that is received by a non-U.S. holder that we do not designate as a capital gain dividend and that is payable out of our current or accumulated earnings and profits, as well as any other payment that is treated as a dividend as described above under “Taxation of Taxable U.S. Holders of Common Stock,” will be subject to U.S. income tax withholding at the rate of 30% on the gross amount of any such distribution paid unless either:

•	a lower treaty rate applies and the non-U.S. holder furnishes an IRS Form W-8BEN or W-8BEN-E evidencing eligibility for that reduced rate to the applicable withholding agent; or

•	the non-U.S. holder furnishes an IRS Form W-8ECI to the applicable withholding agent claiming that the distribution is effectively connected income.

If a distribution is treated as effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business, the non-U.S. holder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. holders are taxed with respect to such distributions. A non-U.S. holder that is a corporation also may be subject to the 30% branch profits tax with respect to a distribution treated as effectively connected with its conduct of a U.S. trade or business, unless reduced or eliminated by a tax treaty.

Except as described in the following paragraph, a non-U.S. holder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. holder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non-U.S. holder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. If we cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we will treat the entire amount of any distribution as a taxable dividend. However, a non-U.S. holder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

If our stock constitutes a United States real property interest, as defined below, unless (1) we are a “domestically-controlled qualified investment entity,” as defined below, (2) the distribution is with respect to a class of our stock regularly traded on an established securities market located in the United States and is made to a non-U.S. holder that did not own more than 10% of such class of Common Stock at any time during the one-year period ending on the date of distribution or (3) the distribution is with respect to stock held by a “qualified shareholder,” including stock held indirectly through one or more partnerships (to the extent not held by an “applicable investor”), the distribution will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below and, we must withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. A “qualified shareholder” is generally defined as a foreign person that (i) is eligible for benefits of an income tax treaty with the United States and the principal class of interests of which is listed and regularly traded on one or more recognized stock exchanges, or is a foreign partnership that is created or organized under foreign law as a limited partnership in a jurisdiction that has an agreement for the exchange of information with respect to taxes with the United States and has a class of limited partnership units which is regularly traded on the New York Stock Exchange or NASDAQ Stock Market and such class of limited partnership units’ value is greater than 50% of the value of all the partnership units; (ii) is a “qualified collective investment vehicle,” and (iii) maintains records on the identity of each person who, at any time during the foreign person’s taxable year, holds directly 5% or more of the class of interest described in clause (i) above. The benefits of the qualified shareholder exception do not apply to the extent of the ownership in that shareholder of an “applicable investor,” generally defined as a more than 10% owner of the REIT on a look-through basis, taking into account all interests held by such applicable investor in the REIT. Any distribution to a qualified shareholder shall not be treated as an effectively connected income distribution to the extent that stock held by such qualified shareholder is not treated as a United States real property interest as provided in an exception described in this section. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%.

For any year in which we qualify as a REIT, a non-U.S. holder (other than certain qualified foreign pension funds) may incur tax on distributions that are attributable (or deemed so attributable pursuant to applicable Treasury regulations) to gain from our sale or exchange of “United States real property interests” under special provisions of the U.S. federal income tax laws referred to as “FIRPTA.” The term “United States real property interests” includes certain interests in real property and stock in corporations at least 50% of whose assets consists of interests in real property. Under those rules, a non-U.S. holder is generally taxed on distributions attributable (or deemed attributable) to gain from sales of United States real property interests as if such gain were effectively connected with a United States business of the non-U.S. holder. A non-U.S. holder thus would be taxed on such a distribution at the normal rates, including applicable capital gains rates, applicable to U.S. holders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate holder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Except as described below with respect to regularly traded stock, we must withhold 21% of any distribution that we could designate as a capital gain dividend. A non-U.S. holder may receive a credit against its tax liability for the amount we withhold. Any distribution with respect to any class of stock which is regularly traded on an established securities market located in the United States, will not be treated as gain recognized from the sale or exchange of a United States real property interest if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period preceding the date of the distribution. As a result, non-U.S. holders generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We anticipate that each class of our Common Stock will be regularly traded on an established securities market in the United States following this offering. If a class of our Common Stock is not regularly traded on an established securities market in the United States or the non-U.S. holder owned more than 10% of such class of stock at any time during the one-year period preceding the date of the distribution, capital gain distributions with respect to that class of capital that are attributable to our sale of real property would be subject to tax under FIRPTA, as described above unless otherwise excepted. Moreover, if a non-U.S. holder owning more than 5% of a class of our Common Stock disposes of such stock during the 30-day period preceding the ex-dividend date of a dividend, and such non-U.S. holder (or a person related to such non-U.S. holder) acquires or enters into a contract or option to acquire our Common Stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a United States real property interest capital gain to such non-U.S. holder, then such non-U.S. holder will be treated as having United States real property interest capital gain in an amount that, but for the disposition, would have been treated as United States real property interest capital gain.

Any distribution that is made by a REIT that would otherwise be subject to FIRPTA because the distribution is attributable to the disposition of a United States real property interest will retain its character as FIRPTA income when distributed to any regulated investment company or other REIT, and will be treated as if it were from the disposition of a United States real property interest by that regulated investment company or other REIT.

Disposition of Stock.   Except as discussed below, gain on a sale of our Common Stock by a non-U.S. holder generally will not be subject to U.S. taxation.

Subject to the exceptions described in this section, non-U.S. holders (other than certain qualified foreign pension funds) could incur tax under FIRPTA with respect to gain realized upon a disposition of shares of our Common Stock if shares of our Common Stock are United States real property interests. Generally, shares of a United States real property holding corporation are United States real property interests. If at least 50% of a REIT’s assets are United States real property interests, then the REIT will be a United States real property holding corporation. We anticipate that we will be a United States real property holding corporation based on our investment strategy. However, even if we are a United States real property holding corporation, shares of our Common Stock will not be treated as United States real property interests and a non-U.S. holder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of shares of our Common Stock as long as we are a “domestically-controlled qualified investment entity.” A domestically-controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. holders. We cannot assure you that that test will be met. However, even if we are not a domestically controlled qualified investment entity, shares of our Common Stock will not be treated as United States real property interests and a non-U.S. holder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of shares of our Common Stock, if such non-U.S. holder owned, actually or constructively, 10% or less of our Common Stock, at all times during a specified testing period if our Common Stock is “regularly traded” on an established securities market, or, if such non-U.S. holder is a “qualified shareholder” (to the extent not allocable to an applicable investor). If the sale, exchange or other taxable disposition of our Common Stock were subject to taxation under FIRPTA, and if shares of our Common Stock were not “regularly traded” on an established securities market, the purchaser of such Common Stock would be required to withhold and remit to the IRS 15% of the purchase price. If the gain on the sale of the Common Stock were taxed under FIRPTA, a non-U.S. holder would be taxed in the same manner as U.S. holders with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. holder generally will incur tax on gain not subject to FIRPTA if (1) the gain is effectively connected with the non-U.S. holder’s U.S. trade or business, in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, or (2) the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. holder will incur a 30% tax on his capital gains.

If we are a domestically controlled qualified investment entity and a non-U.S. holder disposes of our Common Stock during the 30-day period preceding a dividend payment, and such non-U.S. holder (or a person related to such non-U.S. holder) acquires or enters into a contract or option to acquire our Common Stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a United States real property interest capital gain to such non-U.S. holder, then such non-U.S. holder shall be treated as having United States real property interest capital gain in an amount that, but for the disposition, would have been treated as United States real property interest capital gain.

Information Reporting Requirements and Backup Withholding.   Generally, information reporting will apply to payments of distributions on our stock, and backup withholding may apply at a rate of 24%, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our stock to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding unless the non-U.S. holder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the non-U.S. holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. holder of our stock to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, information reporting generally will apply unless the broker has documentary evidence as to the non-U.S. holder’s foreign status and has no actual knowledge to the contrary. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a credit against such non-U.S. holder’s U.S. federal income tax liability (which might entitle such non-U.S. holder to a refund), provided that the required information is timely furnished to the IRS.

Applicable Treasury Regulations provide presumptions regarding the status of stockholders when payments to the stockholders cannot be reliably associated with appropriate documentation provided to the payer. Because the application of these Treasury Regulations varies depending on the stockholder’s particular circumstances, you are urged to consult your tax advisor regarding the information reporting requirements applicable to you. Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Foreign Accounts Tax Compliance Act Withholding

Pursuant to the Foreign Account Tax Compliance Act, or FATCA, foreign financial institutions (which include most foreign hedge funds, private equity funds, mutual funds, securitization vehicles and any other investment vehicles) and certain other foreign entities must comply with registration and information reporting rules with respect to their U.S. account holders and investors or be subject to a withholding tax on U.S.-source payments made to them (whether received as a beneficial owner or as an intermediary for another party). A foreign financial institution or other foreign entity that does not comply with the FATCA registration and reporting requirements will generally be subject to a new 30% withholding tax on “withholdable payments.” For this purpose, withholdable payments generally include U.S.-source payments (including U.S.-source dividends), and (subject to the proposed Treasury Regulations below) the gross proceeds from a sale of equity or debt instruments of issuers who are considered U.S. issuers under the FATCA rules. The FATCA withholding tax applies even if the payment would otherwise not be subject to U.S. nonresident withholding tax (e.g., because it is capital gain). While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers may generally rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. We will not pay additional amounts in respect of amounts withheld. Investors should consult their tax advisors regarding FATCA.

Tax Aspects of Our Investments in the Partnerships

The following discussion summarizes certain U.S. federal income tax considerations applicable to our direct or indirect investments in the Partnerships. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for U.S. federal income tax purposes as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity has only one owner or member), rather than as a corporation or an association taxable as a corporation. An organization with at least two owners or members will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

•	is treated as a partnership under Treasury regulations relating to entity classification (the “check-the-box regulations”); and
•	is not a “publicly-traded” partnership.

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for U.S. federal income tax purposes. Each Partnership intends to be classified as a partnership (or an entity that is disregarded for U.S. federal income tax purposes if the entity has only one owner or member) for U.S. federal income tax purposes, and no Partnership will elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly-traded partnership will not, however, be treated as a corporation for any taxable year if 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents (which includes rents that would be qualifying income for purposes of the 75% gross income test, with certain modifications that make it easier for the rents to qualify for the 90% passive income exception), gains from the sale or other disposition of real property, interest, and dividends (the “90% passive income exception”).

Treasury regulations (the “PTP regulations”) provide limited safe harbors from the definition of a publicly-traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. We anticipate that each Partnership will qualify for the private placement exclusion.

We have not requested, and do not intend to request, a ruling from the IRS that the Partnerships will be classified as partnerships (or disregarded entities, if the entity has only one owner or member) for U.S. federal income tax purposes. If for any reason a Partnership were taxable as a corporation, rather than as a partnership or a disregarded entity, for U.S. federal income tax purposes, we likely would not be able to qualify as a REIT. See “— Taxation of Our Company — Income Tests” and “— Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Taxation of Our Company — Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would not be deductible in computing such Partnership’s taxable income.

Income Taxation of the Partnerships and Their Partners

Partners, Not the Partnerships, Subject to Tax.   A partnership is not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership. New audit rules, currently scheduled to become effective for tax years beginning in 2018, will generally apply to the partnership. Under the new rules, unless an entity elects otherwise, taxes arising from audit adjustments are required to be paid by the entity rather than by its partners or members. We will have the authority to utilize, and intend to utilize, any exceptions available under the new provisions (including any changes) and Treasury Regulations so that the partners, to the fullest extent possible, rather than the partnership itself, will be liable for any taxes arising from audit adjustments to the issuing entity’s taxable income. Prospective investors are urged to consult with their tax advisors regarding the possible effect of the new rules.

Partnership Allocations.   Although a partnership agreement generally will determine the allocation of income, gains, losses, deductions, and credits among partners, such allocations will be disregarded for U.S. federal income tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gains, losses, deductions, and credits are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations.

Tax Allocations With Respect to Partnership Properties.   Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution (the “704(c) Allocations”). The amount of the unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference. A book-tax difference generally is decreased on an annual basis as a result of depreciation deductions to the contributing partner for book purposes but not for tax purposes. The 704(c) Allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.

The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under our operating partnership’s partnership agreement, depreciation or amortization deductions of the operating partnership generally will be allocated among the partners in accordance with their respective interests in the operating partnership, except to the extent that the operating partnership is required under the U.S. federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed properties that results in our receiving a disproportionate share of such deductions. In addition, gain or loss on the sale of a property that has been contributed, in whole or in part, to the operating partnership will be specially allocated to the contributing partners to the extent of any built-in gain or loss with respect to such property for U.S. federal income tax purposes.

Basis in Partnership Interest.   Our adjusted tax basis in our partnership interest in the operating partnership generally is equal to:

•	the amount of cash and the basis of any other property contributed by us to the operating partnership;
•	increased by our allocable share of the operating partnership’s income and gains and our allocable share of indebtedness of the operating partnership; and
•	reduced, but not below zero, by our allocable share of the operating partnership’s losses, deductions and credits and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of the operating partnership.

If the allocation of our distributive share of the operating partnership’s loss would reduce the adjusted tax basis of our partnership interest in the operating partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that the operating partnership’s distributions, or any decrease in our share of the indebtedness of the operating partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

Depreciation Deductions Available to our Operating Partnership.   To the extent that our operating partnership acquires its hotels in exchange for cash, its initial basis in such hotels for U.S. federal income tax purposes generally was or will be equal to the purchase price paid by our operating partnership. Our operating partnership’s initial basis in hotels acquired in exchange for units in our operating partnership should be the same as the transferor’s basis in such hotels on the date of acquisition by our operating partnership. Although the law is not entirely clear, our operating partnership generally will depreciate such depreciable hotel property for U.S. federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. Our operating partnership’s tax depreciation deductions will be allocated among the partners in accordance with their respective interests in our operating partnership, except to the extent that our operating partnership is required under the U.S. federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed properties that results in our receiving a disproportionate share of such deductions.

Sale of a Partnership’s Property

Generally, any gain realized by us or a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners who contributed such properties to the extent of their built-in gain or loss on those properties for U.S. federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.

Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “— Taxation of Our Company — Income Tests.” We, however, do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.

Taxable REIT Subsidiaries

We own, directly or indirectly, the stock of several TRSs. A TRS is a fully taxable corporation for which a TRS election is properly made. A TRS may lease hotels from us under certain circumstances, provide services to our tenants, and perform activities unrelated to our tenants, such as third-party management, development, and other independent business activities. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% (20% with respect to taxable years beginning before July 31, 2008 and after December 31, 2017) of the value of our assets may consist of the securities of TRSs.

A TRS may not directly or indirectly operate or manage any hotels or health care facilities or provide rights to any brand name under which any hotel or health care facility is operated. However, rents received by us from a TRS pursuant to a hotel lease will qualify as “rents from real property” as long as the hotel is operated on behalf of the TRS by a person who satisfies the following requirements:

•	such person is, or is related to a person who is, actively engaged in the trade or business of operating “qualified lodging facilities” for any person unrelated to us and the TRS;

•	such person does not own, directly or indirectly, more than 35% of our stock;

•	no more than 35% of such person is owned, directly or indirectly, by one or more persons owning 35% or more of our stock; and

•	we do not directly or indirectly derive any income from such person.

A “qualified lodging facility” is a hotel, motel, or other establishment more than one-half of the dwelling units in which are used on a transient basis, unless wagering activities are conducted at or in connection with such facility by any person who is engaged in the business of accepting wagers and who is legally authorized to engage in such business at or in connection with such facility. A “qualified lodging facility” includes customary amenities and facilities operated as part of, or associated with, the lodging facility as long as such amenities and facilities are customary for other properties of a comparable size and class owned by other unrelated owners.

The TRS rules limit the deductibility of interest paid or accrued by a TRS to us to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on certain transactions between a TRS and us or our tenants that are not conducted on an arm’s-length basis. We intend that all of our transactions with any TRS that we form will be conducted on an arm’s-length basis, but there can be no assurance that we will be successful in this regard.

We have formed and made a timely election with respect to each of our TRSs, which lease each of our properties not owned by a TRS. Additionally, we may form or acquire additional TRSs in the future.

State and Local Taxes

We and/or you may be subject to state and local tax in various states and localities, including those states and localities in which we or you transact business, own property, or reside. The state and local tax treatment in such jurisdictions may differ from the U.S. federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in our Common Stock.

Legislative or Other Actions Affecting REITs

The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective investors are urged to consult with their own tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our Common Stock.

THE TAX DISCUSSION SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND SHOULD NOT BE CONSIDERED TO DESCRIBE FULLY THE TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY. INVESTORS ARE STRONGLY URGED TO CONSULT, AND MUST RELY ON, THEIR OWN TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES OF HOLDING SK IN THE COMPANY, INCLUDING WITHOUT LIMITATION THE EFFECT OF U.S. FEDERAL TAXES (INCLUDING TAXES OTHER THAN INCOME TAXES) AND STATE, LOCAL AND FOREIGN TAX CONSIDERATIONS, AS WELL AS THE POTENTIAL CONSEQUENCES OF ANY CHANGES THERETO MADE BY FUTURE LEGISLATIVE, ADMINISTRATIVE OR JUDICIAL DEVELOPMENTS (WHICH MAY HAVE RETROACTIVE EFFECT).

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock offered by this prospectus to permit the resale of these shares of Common Stock by the selling stockholders listed under “Selling Stockholders,” from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock offered by this prospectus. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock offered by this prospectus.

Each selling stockholder may sell all or a portion of the shares of Common Stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, such selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions.

The selling stockholders or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling stockholders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling stockholders), may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock on the NYSE or any other stock exchange, market or trading facility on which our shares of Common Stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of their shares of Common Stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	agented transactions;
•	sales directly into the market;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	purchases or sales by brokers;
•	stock loan or stock pledge transactions;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	underwritten transactions, including, without limitation, firm-commitment or best efforts underwritten public offerings;
•	short sales;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	derivative transactions;
•	broker-dealers may agree with a selling stockholder to sell a specified number of such shares at a stipulated price;
•	distribution to members, limited partners or stockholders of the selling stockholders;
•	transfers among funds affiliated with any of the selling stockholders or other affiliates of the selling stockholders;
•	“at the market” or through market makers or into an existing market for the shares of Common Stock;
•	sales not involving a public offering;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

If a selling stockholder effects such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from such selling stockholder or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

In connection with sales of the shares of Common Stock or otherwise, a selling stockholder may enter into hedging transactions with broker-dealers, which may, in turn, engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. A selling stockholder may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. A selling stockholder may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares. A selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of Common Stock offered by this prospectus, which shares of Common Stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A selling stockholder may pledge or grant a security interest in some or all of the shares of Common Stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. A selling stockholder also may transfer and donate the shares of Common Stock in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The aggregate proceeds to a selling stockholder from the sale of the shares of Common Stock offered will be the purchase price of the shares of Common Stock less discounts or commissions, if any. Each selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of shares of Common Stock to be made directly or through agents. Each selling stockholder also may resell all or a portion of the shares of Common Stock in open market transactions in reliance upon Rule 144 under the Securities Act, rather than under this prospectus, provided that each meets the criteria and conforms to the requirements of that rule.

The selling stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act.

EXPERTS

The historical consolidated financial statements of our Company as of December 31, 2020 and 2019 and for each of the three years in the period ended December 31, 2020 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of such firm as experts on auditing and accounting.

LEGAL MATTERS

The validity of the Common Stock offered by this prospectus has been passed upon for us by Hogan Lovells US LLP. Certain tax matters have been passed upon for us by Locke Lord LLP.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus contains certain business and financial information about the Company that is not included in or delivered with this document. We maintain a website at www.ahtreit.com. On our website, we make available free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with the SEC. In addition, our Code of Business Conduct and Ethics, Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, Corporate Governance Guidelines and Board Committee Charters are also available free-of-charge on our website or can be made available in print upon request. The information contained on our website is expressly not incorporated by reference into this prospectus.

All reports filed with the SEC may also be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549-1090. Further information regarding the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. In addition, all of our filed reports can be obtained at the SEC’s website at www.sec.gov.

INCORPORATION BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. We have filed with the SEC, and incorporate by reference in this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 16, 2021;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 filed with the SEC on May 10, 2021 and August 6, 2021, respectively;

•	Our Definitive Proxy Statement on Schedule 14A, filed on March 30, 2021;

•	Our Current Reports on Form 8-K, filed with the SEC on January 5, 2021, January 7, 2021, January 15, 2021, January 15, 2021 (both Form 8-Ks filed on such date), January 20, 2021, January 21, 2021, January 22, 2021, February 2, 2021, February 23, 2021, February 24, 2021 (Two Filings), March 3, 2021, March 11, 2021, March 15, 2021 March 19, 2021, April 2, 2021, April 8, 2021 (Two Filings), April 9, 2021, April 19, 2021, April 22, 2021, May 10, 2021, May 12, 2021, May 18, 2021, June 1, 2021, June 8, 2021, June 21, 2021, June 30, 2021, July 2, 2021 (Two Filings), July 16, 2021, July 26, 2021, July 28, 2021, July 29, 2021, September 9, 2021, September 15, 2021, September 22, 2021, October 5, 2021, October 12, 2021 (Two Filings) and October 13, 2021 (except for the information furnished under Items 2.02 or 7.01 and the exhibits furnished therewith); and

•	The description of our Common Stock in our registration statement on Form 8-A filed with the SEC on August 19, 2003 and any amendment or report filed with the SEC for the purpose of updating such description.

Any statement contained in any document incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any additional prospectus supplements modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to:

Ashford Hospitality Trust, Inc.
14185 Dallas Parkway, Suite 1200
Dallas, Texas 75254
(972) 490-9600

1,745,260 Shares
ASHFORD HOSPITALITY TRUST, INC.
Common Stock

PROSPECTUS
, 2021

PART II

Information Not Required In Prospectus

Item 31.   Other Expenses of Issuance and Distribution.

The following is a statement of estimated expenses in connection with the offering described in this registration statement. All expenses incurred with respect to the registration of the Common Stock will be borne by us. All amounts are estimates except the SEC registration fee.

Amount to be Paid
SEC Registration Fee	$2,163.07
Legal Fees and Expenses*	$300,000.00
Accounting Fees and Expenses*	$25,000.00
Total	$327,163.07

________________________

*	Estimated solely for the purpose of this Item. Actual expenses may vary.

Item 32.   Sales to Special Parties.

Not applicable.

Item 33.   Recent Sales of Unregistered Securities.

Not applicable.

Item 34.   Indemnification of Directors and Officers.

The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company’s Charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

The Company’s Charter requires it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our present and former directors and officers, whether serving us or any other entity at our request, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in any such capacity. The bylaws of the Company establish certain procedures for indemnification and advancement of expenses pursuant to Maryland law and the Company’s Charter.

The MGCL requires a corporation (unless its charter provides otherwise, which the our Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (x) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (y) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

The Company has entered into indemnification agreements with certain of its directors and officers. Under the indemnification agreements, the Company will indemnify each indemnitee to the maximum extent permitted by Maryland law for liabilities and expenses arising out of the indemnitee’s service to the Company or other entity for which such indemnitee is or was serving at the request of the Company. The indemnification agreements also provide (a) for the advancement of expenses by the Company, subject to certain conditions, (b) a procedure for determining an indemnitee’s entitlement to indemnification and (c) for certain remedies for the indemnitee. In addition, the indemnification agreements require the Company to use its reasonable best efforts to obtain directors and officers liability insurance on terms and conditions deemed appropriate by the Board.

The Company maintains insurance for its directors and officers against certain liabilities, including liabilities under the Securities Act, under insurance policies, the premiums of which are paid by the Company. The effect of these insurance policies is to indemnify any directors or officers of the Company against expenses, judgments, attorneys’ fees and other amounts paid in settlements incurred by a director or officer upon a determination that such person acted in accordance with the requirements of such insurance policy.

Item 35.   Treatment of Proceeds from Stock Being Registered.

None.

Item 36.   Financial Statements and Exhibits.

(a)     Financial Statements. The financial statements set forth in the documents that are incorporated by reference as part of the prospectus included in this registration statement are set forth in the section of the prospectus entitled “Incorporation by Reference.”

(b)    Exhibits. The list of exhibits filed with or incorporated by reference in this registration statement is set forth in the Exhibit Index below.

Item 37.   Undertakings.

(i)      The undersigned registrant hereby undertakes:

(A)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)    To include any prospectus required by section 10(a)(3) of the Securities Act.

(2)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(3)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(B)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(D)   That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to the offering, other than a registration statement relying on Rule 430B or other than a prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(E)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)    any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)    the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)    any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(ii)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions and otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description of Document

2.1	Separation and Distribution Agreement, dated October 31, 2014, by and between Ashford Hospitality Trust, Inc., Ashford OP Limited Partner LLC, Ashford Hospitality Limited Partnership, Ashford Inc. and Ashford Hospitality Advisors LLC (incorporated by reference to Exhibit 2.1 to Form 8-K, filed on November 6, 2014, for the event dated October 31, 2014) (File No. 001-31775)

3.1	Articles of Amendment and Restatement, as amended by Amendment Number One to Articles of Amendment and Restatement (incorporated by reference to Exhibit 4.6 to Registration Statement on Form S-3 filed May 15, 2015)

3.2	Amendment Number Two to Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed on May 22, 2017) (File No. 00131775)

3.3	Articles of Amendment to the Company’s Charter (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed on July 1, 2020) (File No. 001-31775)

3.4	Second Amended and Restated Bylaws, as amended by Amendment No. 1 on October 26, 2014, by Amendment No. 2 on October 19, 2015 and by Amendment No. 3 on August 2, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed on August 8, 2016) (File No. 001-31775)

4.1	Form of Certificate for Common Stock (incorporated by reference to Exhibit 4.1 of Form S-11/A, filed on August 20, 2003) (File No. 001-31775)

4.1.1	Articles Supplementary for Series A Cumulative Preferred Stock, dated September 15, 2004 (incorporated by reference to Exhibit 4.1.1 of Form 10-K, filed on February 28, 2012) (File No. 001-31775)

4.1.2	Form of Certificate of Series A Cumulative Preferred Stock (incorporated by reference to Exhibit 4.1.2 of Form 10-K, filed on February 28, 2012) (File No. 001-31775)

4.2.1	Articles Supplementary for Series D Cumulative Preferred Stock, dated July 17, 2007 (incorporated by reference to Exhibit 3.5 to the Registrant’s Form 8-A, filed July 17, 2007)

4.2.2	Form of Certificate of Series D Cumulative Preferred Stock (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-A, filed July 17, 2007)

4.3.1	Articles Supplementary for Series E Cumulative Preferred Stock, dated April 15, 2011 (incorporated by reference to Exhibit 3.6 to the Registrant’s Form 8-A, filed April 18, 2011)

4.3.2	Form of Certificate of Series E Cumulative Preferred Stock (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 8-A, filed April 18, 2011)

4.4	Articles Supplementary for Series F Cumulative Preferred Stock, accepted for record and certified by the Maryland State Department of Assessments and Taxation on July 11, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8- K, filed July 12, 2016) (File No. 001-31775)

4.5	Articles Supplementary for Series G Cumulative Preferred Stock, accepted for record and certified by the Maryland State Department of Assessments and Taxation on October 17, 2016 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed on October 18, 2016) (File No. 001-31775)

Exhibit No.	Description of Document

4.6	Articles Supplementary for Series H Cumulative Preferred Stock, accepted for record and certified by the Maryland State Department of Assessments and Taxation on August 18, 2017 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed on August 22, 2017) (File No. 001-31775)

4.7	Articles Supplementary for Series I Cumulative Preferred Stock, accepted for record and certified by the Maryland State Department of Assessments and Taxation on November 14, 2017 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed on November 14, 2017) (File No. 001-31775)

5.1*	Legal Opinion of Hogan Lovells US LLP

8.1*	Opinion of Locke Lord LLP regarding certain tax matters.

10.1	Seventh Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on April 15, 2016) (File No. 001-31775)

10.1.2	Amendment No. 1 to Seventh Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated July 12, 2016 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on July 12, 2016) (File No. 001-31775)

10.1.3	Amendment No. 2 to Seventh Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated October 18, 2016 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on October 18, 2016) (File No. 001-31775)

10.1.4	Amendment No. 3 to Seventh Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated August 25, 2017 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on August 25, 2017) (File No. 001-31775)

10.1.5	Amendment No. 4 to Seventh Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated November 17, 2017 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on November 17, 2017) (File No. 001-31775)

10.1.6	Amendment No. 5 to Seventh Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated December 13, 2017 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on December 14, 2017) (File No. 001-31775)

10.1.7	Amendment No. 7 to Seventh Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated July 15, 2020 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on July 15, 2020) (File No. 001-31775)

10.1.8	Amendment No. 8 to the Seventh Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated December 15, 2020 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on December 15, 2020)(File No. 001-31775)

10.1.9	Amendment No. 9 to the Seventh Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated July 16, 2021 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on July 16, 2021)(File No. 001-31775)

Exhibit No.	Description of Document
10.2	Registration Rights Agreement among Ashford Hospitality Trust, Inc. and the persons named therein (incorporated by reference to Exhibit 10.2 of Form S-11/A, filed on July 31, 2003) (File No. 001-31775)
10.3.1†	2011 Stock Incentive Plan of Ashford Hospitality Trust, Inc. dated May 17, 2011 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on May 20, 2011, for the event dated May 17, 2011) (File No. 001-31775)
10.3.1.1†	Amendment No. 1 to 2011 Incentive Stock Plan of Ashford Hospitality Trust, Inc., dated May 13, 2014 (incorporated by reference to Exhibit 10.2 of Form 8-K, filed on May 19, 2014) (File No. 001-31775)
10.3.1.2†	Amendment No. 3 to 2011 Incentive Stock Plan of Ashford Hospitality Trust, Inc., dated May 16, 2017 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed May 22, 2017) (File No. 001-31775)
10.3.1.3†	Amendment No. 4 to 2011 Incentive Stock Plan of Ashford Hospitality Trust, Inc., dated July 15, 2020 (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K, filed July 15, 2020) (File No. 001-31775)
10.3.2†	Form of LTIP Unit Award Agreement, dated March 21, 2008 (incorporated by reference to Exhibit 10.3.3 of Form 10-K, filed on March 3, 2014) (File No. 001-31775)
10.3.3†	Form of Performance LTIP Unit Award Agreement (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 8-K, filed on April 7, 2016) (File No. 001-31775)
10.3.4†	Form of Performance Stock Unit Award Agreement (incorporated by reference to Exhibit 99.2 to the Registrant’s Form 8-K, filed on April 7, 2016) (File No. 001-31775)
10.3.5†	Amended and Restated Form of Performance Stock Unit Award Agreement (incorporated by reference to Exhibit 10.3.6 of Form 10-K, filed on March 16, 2017) (File No. 001-31775)
10.3.6†	Amended and Restated Form of Performance LTIP Unit Award Agreement (incorporated by reference to Exhibit 10.3.7 of Form 10-K, filed on March 16, 2017) (File No. 001-31775)
10.3.7†	Form of LTIP Unit Award Agreement (incorporated by reference to Exhibit 10.3.7 of Form 10-K, filed on March 12, 2020)
10.3.8†	Form of Performance LTIP Unit Award Agreement (incorporated by reference to Exhibit 10.3.8 of Form 10-K, filed on March 12, 2020)
10.3.9†	Form of Performance Stock Unit Award Agreement (incorporated by reference to Exhibit 10.3.9 of Form 10-K, filed on March 12, 2020)
10.4	Non-Compete/Services Agreement, dated as of March 21, 2008, between Ashford Hospitality Trust, Inc. and Archie Bennett, Jr. (incorporated by reference to Exhibit 10.4 of Form 10-K, filed on March 3, 2014) (File No. 001-31775)
10.5	Chairman Emeritus Agreement, dated January 7, 2013, between Ashford Hospitality Trust, Inc. Ashford Hospitality Limited Partnership, and Archie Bennett, Jr. (incorporated by reference to Exhibit 10.1 of Form 8-K filed on January 9, 2013) (File No. 001-31775)

Exhibit No.	Description of Document

10.6.1	Form of Management Agreement between Remington Hotels and Ashford TRS Corporation (incorporated by reference to Exhibit 10.10 of Form S-11/A, filed on July 31, 2003) (File No. 001-31775)
10.6.2	Hotel Management Agreement between Remington Management, L.P. and Ashford TRS companies (incorporated by reference to Exhibit 10.6.1 of Form 10-K, filed on February 28, 2012) (File No. 001-31775)
10.6.3	Hotel Master Management Agreement between Remington Lodging & Hospitality, LLC and PHH TRS Corporation (incorporated by reference to Exhibit 10.6.2 of Form 10-K, filed on February 28, 2012) (File No. 001-31775)
10.6.4	First Amendment to Hotel Master Management Agreement between Remington Lodging & Hospitality, LLC and Ashford TRS Corporation dated August 29, 2003, effective November 19, 2013 (incorporated by reference to Exhibit 10.2 of Form 8-K, filed on November 25, 2013, for the event dated November 19, 2013) (File No. 001-31775)
10.6.5	First Amendment to Hotel Master Management Agreement between Remington Lodging & Hospitality, LLC and Ashford TRS Corporation dated September 29, 2006, effective November 19, 2013 (incorporated by reference to Exhibit 10.3 of Form 8-K, filed on November 25, 2013, for the event dated November 19, 2013) (File No. 001-31775)
10.7	Form of Lease Agreement between Ashford Hospitality Limited Partnership and Ashford TRS Corporation (incorporated by reference to Exhibit 10.11 of Form S-11/A, filed on July 31, 2003) (File No. 001-31775)
10.8	Contribution and Purchase and Sale Agreement, dated December 27, 2004, between the Registrant and FGSB Master Corp. (incorporated by reference to Exhibit 10.12 of Form 10-K, filed on March 1, 2013) (File No. 001-31775)
10.9	Release and Waiver Agreement, Dated March 31, 2011, by and between Ashford Hospitality Trust, Inc. and Mr. Alan Tallis, former Executive Vice President of Ashford Hospitality Trust, Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K, filed on April 6, 2011, for the event dated April 11, 2011) (File No. 001-31775)
10.10	Indemnity Agreement dated March 10, 2011, between the Registrant and Remington Lodging & Hospitality, LLC (incorporated by reference to Exhibit 10.31 to the Registrant’s Form 10-Q, filed on May 10, 2011) (File No. 001-31775)
10.11	Right of First Offer Agreement between Ashford Hospitality Trust, Inc. and Ashford Hospitality Prime, Inc., dated November 19, 2013 (incorporated by reference to Exhibit 10.6 of Form 8-K, filed on November 25, 2013, for the event dated November 19, 2013) (File No. 001-31775)
10.12	Option Agreement Pier House Resort by and between Ashford Hospitality Prime Limited Partnership and Ashford Hospitality Limited Partnership with respect to the Properties Entities, and Ashford TRS Corporation and Ashford Prime TRS Corporation with respect to the TRS Entity, dated November 19, 2013 (incorporated by reference to Exhibit 10.7 of Form 8-K, filed on November 25, 2013, for the event dated November 19, 2013) (File No. 001-31775)

Exhibit No.	Description of Document
10.13	Option Agreement Crystal Gateway Marriott by and between Ashford Hospitality Prime Limited Partnership and Ashford Hospitality Limited Partnership with respect to the Properties Entities, and Ashford TRS Corporation and Ashford Prime TRS Corporation with respect to the TRS Entity, dated November 19, 2013 (incorporated by reference to Exhibit 10.8 of Form 8-K, filed on November 25, 2013, for the event dated November 19, 2013) (File No. 001-31775)
10.14	Registration Rights Agreement by and between Ashford Hospitality Prime, Inc., Ashford Hospitality Limited Partnership and Ashford Hospitality Advisors LLC, dated November 19, 2013 (incorporated by reference to Exhibit 10.9 of Form 8-K, filed on November 25, 2013, for the event dated November 19, 2013) (File No. 001-31775)
10.15	Assignment, Assumption and Admission Agreement, dated as of September 10, 2014, by and between Ashford Hospitality Advisors LLC and Monty Bennett, regarding the sale of Class B company interests of AIM Management Holdco, LLC (incorporated by reference to Exhibit 10.3 of Form 8-K, filed on September 10, 2014, for the event dated September 10, 2014) (File No. 001-31775)
10.16	Assignment, Assumption and Admission Agreement, dated as of September 10, 2014, by and between Ashford Hospitality Advisors LLC and Rob Hays, regarding the sale of Class B company interests of AIM Management Holdco, LLC (incorporated by reference to Exhibit 10.4 of Form 8-K, filed on September 10, 2014, for the event dated September 10, 2014) (File No. 001- 31775)
10.17	Assignment, Assumption and Admission Agreement, dated as of September 10, 2014, by and between Ashford Hospitality Advisors LLC and Monty Bennett, regarding the sale of Class B limited partnership interests of AIM Performance Holdco, LP (incorporated by reference to Exhibit 10.5 of Form 8-K, filed on September 10, 2014, for the event dated September 10, 2014) (File No. 001-31775)
10.18	Assignment, Assumption and Admission Agreement, dated as of September 10, 2014, by and between Ashford Hospitality Advisors LLC and Rob Hays, regarding the sale of Class B limited partnership interests of AIM Performance Holdco, LP (incorporated by reference to Exhibit 10.6 of Form 8-K, filed on September 10, 2014, for the event dated September 10, 2014) (File No. 001-31775)
10.19	Amended and Restated Limited Liability Company Agreement of Ashford Hospitality Advisors LLC (incorporated by reference to Exhibit 10.1 of Form 8-K, filed on October 15, 2014) (File No. 001-31775)
10.20	Third Amended and Restated Limited Partnership Agreement of AIM Performance Holdco, LP (incorporated by reference to Exhibit 10.1 of Form 8-K, filed on November 6, 2014, for the event dated November 5, 2014) (File No. 001-31775)
10.21	Second Amended and Restated Limited Liability Company Operating Agreement of AIM Management Holdco, LLC (incorporated by reference to Exhibit 10.2 of Form 8-K, filed on November 6, 2014, for the event dated November 5, 2014) (File No. 001-31775)
10.22	Tax Matters Agreement, dated October 31, 2014, between Ashford Inc., Ashford Hospitality Advisors LLC, Ashford Hospitality Trust, Inc. and Ashford Hospitality Limited Partnership (incorporated by reference to Exhibit 10.1 to Form 8-K, filed on November 6, 2014, for the event dated October 31, 2014) (File No. 001-31775)
10.23.1	Amended and Restated Advisory Agreement, dated as of June 10, 2015, by and between Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, Ashford TRS Corporation, Ashford Inc. and Ashford Hospitality Advisors LLC (incorporated by reference to Exhibit 10.1 of Form 8-K, filed on June 12, 2015) (File No. 001-31775)

Exhibit No.	Description of Document
10.23.2	Enhanced Return Funding Program Agreement and Amendment No. 1 to the Amended and Restated Advisory Agreement, dated June 26, 2018, among Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, Ashford TRS Corporation, Ashford Inc. and Ashford Hospitality Advisors LLC, dated June, 26, 2018, incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed on June 26, 2018 (File No. 001-31775)
10.23.3	Extension Agreement to Enhanced Return Funding Program Agreement and Amendment No. 1 to the Amended and Restated Advisory Agreement, dated March 13, 2020, by and among Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, Ashford TRS Corporation, Ashford Inc., and Ashford Hospitality Advisors LLC (incorporated by reference to Exhibit 10.2 of Form 8-K filed on March 16, 2020)
10.23.4	Second Amended and Restated Advisory Agreement, dated as of January 14, 2021, by and between Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, Ashford TRS Corporation, Ashford Inc. and Ashford Hospitality Advisors LLC (incorporated by reference to Exhibit 10.1 to Form 8-K, filed on January 15, 2021) (File No. 001-31775)
10.24	Assignment and Assumption Agreement, dated as of November 12, 2014 by and between Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership and Ashford Hospitality Advisors LLC (incorporated by reference to Exhibit 10.2 to Form 8-K, filed on November 18, 2014, for the event dated November 12, 2014) (File No. 001-31775)
10.25	Licensing Agreement, dated as of November 12, 2014 by and between Ashford Hospitality Advisors LLC, Ashford Hospitality Trust, Inc. and Ashford Hospitality Limited Partnership (incorporated by reference to Exhibit 10.3 to Form 8-K, filed on November 18, 2014, for the event dated November 12, 2014) (File No. 001-31775)
10.26	Letter Agreement dated December 14, 2014, between PRISA III Investments, LLC, a Delaware limited liability company and Ashford Hospitality Limited Partnership, a Delaware limited partnership (incorporated by reference to Exhibit 10.1 to Form 8-K, filed on December 19, 2014) (File No. 001-31775)
10.27.1	Letter Agreement, dated September 17, 2015, by and between Ashford Hospitality Trust, Inc., and Ashford Inc. (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on September 18, 2015) (File No. 001-31775)
10.27.2	Letter Agreement, dated March 13, 2020, by and between Remington Lodging & Hospitality, LLC and Ashford TRS Corporation (incorporated by reference to Exhibit 10.4 of Form 8-K filed on March 16, 2020)
10.28	Restricted Stock Award Agreement, dated February 20, 2017, by and between Ashford Hospitality Trust, Inc. and Douglas A. Kessler (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on February 21, 2017) (File No. 001-31775).
10.29	Amended and Restated Employment Agreement, dated as of February 20, 2017, by and among Ashford Inc., Ashford Hospitality Advisors LLC and Douglas A. Kessler (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed on February 21, 2017) (File No. 001-31775).
10.30	Indemnification Agreement, dated as of February 20, 2017, by and between Ashford Hospitality Trust, Inc. and Douglas A. Kessler (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed on February 21, 2017) (File No. 001-31775).

Exhibit No.	Description of Document
10.31	Loan Agreement, dated as of June 13, 2018, between Bank of America, N.A., Barclays Bank PLC and Morgan Stanley Bank, N.A., as lenders, and Ashford Tipton Lakes LP, Ashford Scottsdale LP, Ashford Phoenix Airport LP, Ashford Hawthorne LP, Ashford San Jose LP, Ashford LV Hughes Center LP and Ashford Plymouth Meeting LP, as borrowers (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on June 19, 2018) (File No. 001-31775)
10.32	Senior Mezzanine Loan Agreement, dated June 13, 2018, between Bank of America, N.A., Barclays Bank PLC and Morgan Stanley Mortgage Capital Holdings LLC, as lenders, and Ashford Senior A LLC, as borrower (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed on June 19, 2018) (File No. 001-31775)
10.33	Loan Agreement, dated June 13, 2018, between Bank of America, N.A., Barclays Bank PLC and Morgan Stanley Bank, N.A., as lenders, and Ashford Newark LP, Ashford BWI Airport LP, Ashford Oakland LP, Ashford Plano-C LP, Ashford Plano-R LP, Ashford Manhattan Beach LP and Ashford Basking Ridge LP as borrowers (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed on June 19, 2018) (File No. 001-31775)
10.34	Senior Mezzanine Loan Agreement, dated June 13, 2018, between Bank of America, N.A., Barclays Bank PLC and Morgan Stanley Mortgage Capital Holdings LLC, as lenders, and Ashford Senior B LLC, as borrower (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K filed on June 19, 2018) (File No. 001-31775)
10.35	Loan Agreement, dated as of June 13, 2018, between Bank of America, N.A., Barclays Bank PLC and Morgan Stanley Bank, N.A., as lenders, and Ashford MV San Diego LP, Ashford Bucks County LLC, New Fort Tower I Hotel Limited Partnership, Ashford Coral Gables LP and Ashford Minneapolis Airport LP, as borrowers (incorporated by reference to Exhibit 10.5 to the Registrant’s Form 8-K filed on June 19, 2018) (File No. 001-31775)
10.36	Senior Mezzanine Loan Agreement, dated June 13, 2018, between Bank of America, N.A., Barclays Bank PLC and Morgan Stanley Mortgage Capital Holdings LLC, as lenders, and Ashford Senior C LLC, as borrower (incorporated by reference to Exhibit 10.6 to the Registrant’s Form 8-K filed on June 19, 2018) (File No. 001-31775)
10.37	Junior Mezzanine Loan Agreement, dated June 13, 2018, between Bank of America, N.A., Barclays Bank PLC and Morgan Stanley Mortgage Capital Holdings LLC, as lenders, and Ashford Junior C LLC, as borrower (incorporated by reference to Exhibit 10.7 to the Registrant’s Form 8-K filed on June 19, 2018) (File No. 001-31775)
10.38	Loan Agreement, dated as of June 13, 2018, between Bank of America, N.A., Barclays Bank PLC and Morgan Stanley Bank, N.A., as lenders, and Ashford Dulles LP, Ashford Santa Fe LP, Ashford Market Center LP, New Beverly Hills Hotel Limited Partnership and Ashford Atlantic Beach LP, as borrowers (incorporated by reference to Exhibit 10.8 to the Registrant’s Form 8-K filed on June 19, 2018) (File No. 001-31775)
10.39	Senior Mezzanine Loan Agreement, dated June 13, 2018, between Bank of America, N.A., Barclays Bank PLC and Morgan Stanley Mortgage Capital Holdings LLC, as lenders, and Ashford Senior D LLC, as borrower (incorporated by reference to Exhibit 10.9 to the Registrant’s Form 8-K filed on June 19, 2018) (File No. 001-31775)

Exhibit No.	Description of Document
10.40	Junior Mezzanine Loan Agreement, dated June 13, 2018, between Bank of America, N.A., Barclays Bank PLC and Morgan Stanley Mortgage Capital Holdings LLC, as lenders, and Ashford Junior D LLC, as borrower (incorporated by reference to Exhibit 10.10 to the Registrant’s Form 8-K filed on June 19, 2018) (File No. 001-31775)
10.41	Loan Agreement, dated as of June 13, 2018, between Bank of America, N.A., Barclays Bank PLC and Morgan Stanley Bank, N.A., as lenders, and Ashford Memphis LP, Ashford Philly LP, Ashford Anchorage LP, Ashford Lakeway LP and Ashford Fremont LP, as borrowers (incorporated by reference to Exhibit 10.11 to the Registrant’s Form 8-K filed on June 19, 2018) (File No. 001-31775)
10.42	Senior Mezzanine Loan Agreement, dated June 13, 2018, between Bank of America, N.A., Barclays Bank PLC and Morgan Stanley Mortgage Capital Holdings LLC, as lenders, and Ashford Senior E LLC, as borrower (incorporated by reference to Exhibit 10.12 to the Registrant’s Form 8-K filed on June 19, 2018) (File No. 001-31775)
10.43	Junior Mezzanine Loan Agreement, dated June 13, 2018, between Bank of America, N.A., Barclays Bank PLC and Morgan Stanley Mortgage Capital Holdings LLC, as lenders, and Ashford Junior E LLC, as borrower (incorporated by reference to Exhibit 10.13 to the Registrant’s Form 8-K filed on June 19, 2018) (File No. 001-31775)
10.44	Loan Agreement, dated as of June 13, 2018, between Bank of America, N.A., Barclays Bank PLC and Morgan Stanley Bank, N.A., as lenders, and Ashford Downtown Atlanta LP, Ashford Flagstaff LP, Ashford Walnut Creek LP, Ashford Bridgewater Hotel Partnership, LP and Ashford Durham I LLC, as borrowers (incorporated by reference to Exhibit 10.14 to the Registrant’s Form 8-K filed on June 19, 2018) (File No. 001-31775)
10.45	Senior Mezzanine Loan Agreement, dated June 13, 2018, between Bank of America, N.A., Barclays Bank PLC and Morgan Stanley Mortgage Capital Holdings LLC, as lenders, and Ashford Senior F LLC, as borrower (incorporated by reference to Exhibit 10.15 to the Registrant’s Form 8-K filed on June 19, 2018) (File No. 001-31775)
10.46	Junior Mezzanine Loan Agreement, dated June 13, 2018, between Bank of America, N.A., Barclays Bank PLC and Morgan Stanley Mortgage Capital Holdings LLC, as lenders, and Ashford Junior F LLC, as borrower (incorporated by reference to Exhibit 10.16 to the Registrant’s Form 8-K filed on June 19, 2018) (File No. 001-31775)
10.47	Consolidated, Amended and Restated Hotel Master Management Agreement, dated August 8, 2018, by and among Ashford TRS Corporation, RI Manchester Tenant Corporation, CY Manchester Tenant Corporation and Remington Lodging & Hospitality, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on August 14, 2018) (File No. 001- 31775)
10.48	Master Project Management Agreement, dated August 8, 2018, by and among Ashford TRS Corporation, RI Manchester Tenant Corporation, CY Manchester Tenant Corporation, Project Management LLC and Ashford Hospitality Limited Partnership (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed on August 14, 2018) (File No. 001-31775)
10.49	Amended and Restated Mutual Exclusivity Agreement, dated August 8, 2018, by and among Ashford Hospitality Limited Partnership, Ashford Hospitality Trust, Inc. and Remington Lodging & Hospitality, LLC, as consented to by Monty J. Bennett (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed on August 14, 2018) (File No. 001-31775)

Exhibit No.	Description of Document
10.50	Mutual Exclusivity Agreement, dated August 8, 2018, dated August 8, 2018, by and among Ashford Hospitality Limited Partnership, Ashford Hospitality Trust, Inc. and Project Management LLC (incorporated by reference to Exhibit 10.4 to the Registrant’s Form 8-K filed on August 14, 2018) (File No. 001-31775)
10.51	Purchase Agreement, dated as of December 7, 2020, by and between the Company and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on December 8, 2020) (File No. 001-31775)
10.52	Registration Rights Agreement, dated as of December 7, 2020, by and between the Company and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed on December 8, 2020) (File No. 001-31775)
10.53	Purchase Agreement, dated as of March 12, 2021, by and between the Company and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on March 15, 2021) (File No. 001-31775)
10.54	Registration Rights Agreement, dated as of March 12, 2021, by and between the Company and Lincoln Park Capital Fund, LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed on March 15, 2021) (File No. 001-31775)
10.55	Commitment Letter, dated December 26, 2020, by and among Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership and Oaktree Capital Management. L.P. (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on December 28, 2020) (File No. 001-31775)
10.56.1	Credit Agreement, dated as of January 15, 2021, by and among Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, OPPS AHT Holdings, LLC, ROF8 AHT PT, LLC, Oaktree Phoenix Investment Fund AIF (Delaware), L.P., and Oaktree Fund Administration, LLC, as administrative agent (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on January 15, 2021) (File No. 001-31775)
10.56.2	Amendment No. 1 to the Credit Agreement, dated as of October 12, 2021, by and among Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, OPPS AHT Holdings, LLC, ROF8 AHT PT, LLC, Oaktree Phoenix Investment Fund AIF (Delaware), L.P., and Oaktree Fund Administration, LLC, as administrative agent
10.57	Investor Agreement, dated as of January 15, 2021, by and among Ashford Hospitality Trust, Inc., OPPS AHT Holdings, LLC and ROF8 AHT PT, LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed on January 15, 2021) (File No. 001-31775)
10.58	Subordination and Non-Disturbance Agreement, dated as of January 15, 2021, by and among Oaktree Fund Administration, LLC as the Administrative Agent and collateral agent on behalf of Oaktree, Ashford Inc., Ashford Hospitality Advisors LLC, Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership, Ashford TRS Corporation, Remington Lodging & Hospitality, LLC, Premier Project Management, LLC and Lismore Capital II LLC (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed on January 15, 2021) (File No. 001-31775)
10.59	Standby Equity Distribution Agreement, dated as of January 22, 2021, by and between the Company and YA II PN, Ltd. (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on January 22, 2021) (File No. 001-31775)

Exhibit No.	Description of Document
10.60	Purchase Agreement, dated as of May 17, 2021, by and between the Company, Ashford Trust OP and Keystone Capital Partners, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on May 18, 2021 (File No. 001-31775).
10.61	Registration Rights Agreement, dated as of May 17, 2021, by and between the Company and Keystone Capital Partners, LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed on May 18, 2021 (File No. 001-31775).
10.62	Standby Equity Distribution Agreement, dated as of June 7, 2021, by and between the Company and YA II PN, Ltd. (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on June 8, 2021) (File No. 001-31775).
10.63	Purchase Agreement, dated as of June 18, 2021, by and between the Company, Ashford Trust OP and Seven Knots, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on June 21, 2021 (File No. 001-31775).
10.64	Registration Rights Agreement, dated as of June 18, 2021, by and between the Company and Seven Knots, LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed on June 21, 2021 (File No. 001-31775).
10.65	Purchase Agreement, dated as of July 2, 2021, by and between the Company, Ashford Trust OP and B. Riley Principal Capital, LLC (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 8-K filed on July 2, 2021 (File No. 001-31775).
10.66	Registration Rights Agreement, dated as of July 2, 2021, by and between the Company and B. Riley Principal Capital, LLC (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed on July 2, 2021 (File No. 001-31775).
21.1	Registrant’s Subsidiaries Listing as of December 31, 2019 (incorporated by reference to Exhibit 21.1 to the Registrant’s Form 10-K, filed on March 12, 2020) (File No. 001-31775)
21.2	Registrant’s Special-Purpose Entities Listing as of December 31, 2019 (incorporated by reference to Exhibit 21.2 to the Registrant’s Form 10-K, filed on March 12, 2020) (File No. 001-31775)
23.1*	Consent of BDO USA, LLP
23.2*	Consent of Hogan Lovells US LLP (contained in Exhibit 5.1)
23.3*	Consent of Locke Lord LLP (contained in Exhibit 8.1)
24	Power of Attorney (included on the signature page)
99.1	Amendment No. 8 to the Seventh Amended and Restated Agreement of Limited Partnership of Ashford Hospitality Limited Partnership, dated December 9, 2020 (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 8-K filed on December 15, 2020) (File No. 001-31775).

*      Filed herewith.

†       Management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on October 22, 2021.

ASHFORD HOSPITALITY TRUST, INC.

By:	/s/ Deric S. Eubanks
Deric S. Eubanks
Chief Financial Officer and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below appoints Deric S. Eubanks as his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

Name	Title	Date

/s/ J. Robison Hays, III	Chief Executive Officer and President; Director (Principal Executive Officer)	October 22, 2021
J. Robison Hays, III

/s/ Alex Rose	Executive Vice President, General Counsel and Secretary	October 22, 2021
Alex Rose

/s/ Deric S. Eubanks	Chief Financial Officer and Treasurer (Principal Financial Officer)	October 22, 2021
Deric S. Eubanks

/s/ Jeremy J. Welter	Chief Operating Officer	October 22, 2021
Jeremy J. Welter

/s/ Mark L. Nunneley	Chief Accounting Officer (Principal Accounting Officer)	October 22, 2021
Mark L. Nunneley

Name	Title	Date

/s/ Monty J. Bennett	Director and Chairman of the Board	October 22, 2021
Monty J. Bennett

/s/ Benjamin J. Ansell, MD	Director	October 22, 2021
Benjamin J. Ansell, MD

/s/ Amish V. Gupta	Lead Director	October 22, 2021
Amish V. Gupta

/s/ Kamal Jafarnia	Director	October 22, 2021
Kamal Jafarnia

/s/ Frederick J. Kleisner	Director	October 22, 2021
Frederick J. Kleisner

/s/ Sheri L. Pantermuehl	Director	October 22, 2021
Sheri L. Pantermuehl

/s/ Alan L. Tallis	Director	October 22, 2021
Alan L. Tallis